                                                           STRICTLY CONFIDENTIAL

                                   [LOGO] apw

                                                                     May 3, 2002

To: Senior Lenders and General Unsecured Creditors of APW Ltd. ("APW"), and its wholly owned indirect subsidiary, Vero Electronics, Inc. (together, the "Plan Proponents"):

     We are pleased to deliver to you the attached Disclosure Statement and Ballots so that you may vote to accept or reject the Plan Proponents' proposed chapter 11 plan of reorganization (the "Plan"). The Plan Proponents intend to use those votes that are returned to their Voting Agent by 5:00 p.m. Eastern Time on May 14, 2002 to seek approval of the Plan in chapter 11 reorganization cases which the Plan Proponents intend to commence shortly after that date.

     The Plan and its related documents are the product of negotiations over the past several months between the Plan Proponents and a group of holders of APW's senior secured bank debt (the "Senior Lenders"). The Plan Proponents believe that Senior Lenders holding at least 66 2/3% in amount and a majority in number of claims representing the senior secured bank debt have indicated that they will vote for the Plan.

     The Plan provides for a major financial restructuring of the Plan Proponents without affecting the business of APW's operating subsidiaries. The Senior Lenders will receive, on account of their secured claims, (i) 200 million common shares of reorganized APW ("APW Common Shares") and warrants to purchase up to 40,569,359,830 APW Common Shares in reorganized APW, representing 99.9% of the equity interest in reorganized APW on an as-converted and fully diluted basis, and (ii) $100 million in aggregate principal amount of new secured term notes (the "New Secured Notes"). The New Secured Notes will be guaranteed by all of reorganized APW's subsidiaries and secured by substantially all of APW's and such subsidiaries' assets. Holders of secured claims other than the senior bank debt will receive full value of their claims, either through cash payment plus interest, reinstatement or distribution of the collateral securing such claims. Holders of general unsecured claims of APW will receive a distribution equal to each such claimant's pro rata share of $300,000, and holders of general unsecured claims of Vero Electronics, Inc. will receive a distribution equal to such claimant's pro rata share of $200,000, in each case not to exceed 70% of the allowed claim. To the extent that securities litigation claimants have valid claims, their recovery will be limited to any proceeds there may be under APW's directors' and officers' liability insurance policy subject to the terms of such policy. As of April 23, 2002, there were 40,810,170 APW Common Shares outstanding, warrants to purchase 6,110,047 APW Common Shares and options to purchase 6,234,749 APW Common Shares issued pursuant to APW's existing stock option plans. All holders of APW Common Shares will retain their APW Common Shares and will be granted warrants to purchase 2,473,343,636 APW Common Shares, which is equal to four percent (4%) of the equity interest in the reorganized APW on a fully diluted basis. Pursuant to the terms of the Plan, existing warrants and shares will be terminated and no distribution will be made in respect thereto.

     The financial restructuring represented by the Plan is essential to the Plan Proponents' success. The Plan Proponents do not have the resources to pay the existing senior bank debt and maintain sufficient liquidity for business operations. By eliminating that indebtedness, the Plan will both improve the Plan Proponents' financial condition and overall creditworthiness and enhance APW's ability to maintain its position in the market.

     The Plan Proponents are seeking your vote on the Plan prior to the commencement of their chapter 11 cases. By using this "prepackaged chapter 11 reorganization" method, the Plan Proponents anticipate that day-to-day business operations will not be impacted, the chapter 11 cases will be significantly shortened, and the administration of the cases will be simplified and less costly. Please review the attached Disclosure Statement carefully for details about voting, recoveries, the Plan Proponents and financial performance, and other relevant matters.

     The Plan Proponents have established the following Record Date (for determining who is entitled to vote on the Plan) and deadline for their Voting Agent to receive votes:

RECORD DATE:                                   May 3, 2002

DEADLINE FOR THE PLAN PROPONENTS'              May 14, 2002
VOTING AGENT TO RECEIVE VOTES:                 5:00 p.m. Eastern Time

--------------------------------------------------------------------------------
RECOMMENDATION BY THE PLAN PROPONENTS
The Boards of Directors of APW Ltd. and its wholly owned indirect subsidiary, Vero Electronics, Inc., have unanimously approved the solicitation, the Joint Plan of Reorganization, and the transactions contemplated thereby, and recommend that all creditors whose votes are being solicited submit ballots to accept the Joint Plan of Reorganization.
--------------------------------------------------------------------------------

                                               Sincerely,


                                               /s/ RICHARD G. SIM
                                               ---------------------------------
                                               RICHARD G. SIM

THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A PLAN OF REORGANIZATION BEFORE THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. BECAUSE CHAPTER 11 CASES HAVE NOT YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, APW LTD. AND ITS INDIRECT SUBSIDIARY, VERO ELECTRONICS, INC. EXPECT TO PROMPTLY SEEK ORDERS OF THE BANKRUPTCY COURT (i) APPROVING THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION AND THE SOLICITATION OF VOTES AS BEING IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE, AND (ii) CONFIRMING THEIR JOINT PLAN OF REORGANIZATION.

                     DISCLOSURE STATEMENT, DATED MAY 3, 2002

    Solicitation of Votes on the Prepackaged Joint Plan of Reorganization of

               APW Ltd. and its wholly owned indirect subsidiary,

                             Vero Electronics, Inc.,

       from (i) the holders of all outstanding senior bank debt under the Amended and Restated Multicurrency Credit Agreement, dated as of May 15, 2001, as amended, among APW Ltd., the financial institutions party thereto and Bank of America,
                     National Association, as administrative
      agent, and the Revolving Credit Agreement, dated as of May 15, 2001, among APW Electronics Group
                     PLC, certain affiliates, the financial
    institutions party thereto and The Royal Bank of Scotland, as agent, and
                     (ii) their general unsecured creditors

--------------------------------------------------------------------------------
THE VOTING DEADLINE TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION IS 5:00 P.M., EASTERN TIME, ON MAY 14, 2002, UNLESS EXTENDED BY THE COMPANY.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RECOMMENDATION BY THE PLAN PROPONENTS
The Boards of Directors of APW Ltd. and its wholly owned indirect subsidiary, Vero Electronics, Inc., have unanimously approved the solicitation, the Joint Plan of Reorganization, and the transactions contemplated thereby, and recommend that all creditors whose votes are being solicited submit ballots to accept the Joint Plan of Reorganization.
--------------------------------------------------------------------------------

     HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

     THE OFFERS OF APW COMMON SHARES, THE APW WARRANTS, THE NEW WARRANTS, THE DIP FACILITY WARRANTS, AND THE NEW SECURED NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR SIMILAR STATE SECURITIES OR "BLUE SKY" LAWS. TO THE EXTENT SET FORTH UNDER SECTION 1145 OF THE BANKRUPTCY CODE, THE NEW WARRANTS WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SIMILAR STATE SECURITIES OR "BLUE SKY" LAWS. TO THE EXTENT THAT THE ISSUANCE AND TRANSFER OF ANY SECURITY UNDER THE PLAN IS NOT EXEMPT UNDER SECTION 1145(A) OF THE BANKRUPTCY CODE, THE ISSUANCE AND TRANSFER ARE BEING MADE BY THE DEBTORS IN RELIANCE UPON THE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AFFORDED BY SECTION 4(2) THEREOF AND REGULATIONS PROMULGATED THEREUNDER.

     NONE OF THE APW COMMON SHARES, THE APW WARRANTS, THE NEW WARRANTS, THE DIP FACILITY WARRANTS, OR THE NEW SECURED NOTES TO BE ISSUED ON THE EFFECTIVE DATE HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE JOINT PLAN OF REORGANIZATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.

     THE TERMS OF THE JOINT PLAN OF REORGANIZATION GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

     THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION OR OBJECTING TO CONFIRMATION. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

     WITH RESPECT TO ITS DISTRIBUTION IN THE UNITED STATES, THIS DISCLOSURE STATEMENT IS PERSONAL TO EACH OFFEREE AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE SECURITIES. DISTRIBUTION OF THIS DISCLOSURE STATEMENT TO ANY PERSON WITHIN THE UNITED STATES OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE WITH RESPECT THERETO IS UNAUTHORIZED AND ANY DISCLOSURE OF ANY OF ITS CONTENTS WITHIN THE UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE DEBTORS, IS PROHIBITED. EACH NEW INVESTOR, BY ACCEPTING DELIVERY OF THIS DISCLOSURE STATEMENT, AGREES TO THE FOREGOING AND TO MAKE NO PHOTOCOPIES OR ELECTRONIC TRANSMISSIONS OF THIS DISCLOSURE STATEMENT.

     ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

                                TABLE OF CONTENTS

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I.               INTRODUCTION..............................................................................................1

       A.   Holders of Claims Entitled to Vote.............................................................................2

       B.   Voting Procedures..............................................................................................3

       C.   Overview of the Plan...........................................................................................3

       D.   Overview of Chapter 11.........................................................................................6

II.              DESCRIPTION OF THE DEBTORS' BUSINESS......................................................................7

III.             KEY EVENTS LEADING TO THE SOLICITATION AND DECISION TO COMMENCE THE CHAPTER 11 REORGANIZATION CASES.......8

       A.   Background.....................................................................................................8

       B.   Recent Events..................................................................................................9

       C.   Prepackaged Chapter 11 Plan...................................................................................10

       D.   Performance Based and Retention Programs......................................................................11

IV.              ANTICIPATED EVENTS DURING THE CHAPTER 11 REORGANIZATION CASES............................................11

       A.   Administration of the Chapter 11 Reorganization Cases.........................................................11

       B.   Debtor in Possession Financing................................................................................11

       C.   Bar Date......................................................................................................14

       D.   Disclosure Statement/Confirmation Hearings....................................................................14

V.               THE JOINT PLAN OF REORGANIZATION.........................................................................14

       A.   Introduction..................................................................................................14

       B.   Classification and Treatment of Claims and Equity Interests Under the Plan....................................15

                 Administrative Expenses..................................................................................17

                 Priority Tax Claims......................................................................................17

                 Class 1--Priority Non-Tax Claims.........................................................................18

                 Class 2--Senior Credit Facilities Secured Claims.........................................................18

                 Class 3--Other Secured Claims............................................................................19

                 Class 4--Lease Guaranty Claims...........................................................................19

                 Class 5--General Unsecured Claims........................................................................20

                 Class 6--Intercompany Claims.............................................................................21

                 Class 7--Securities Litigation Claims....................................................................21

                 Class 8--Equity Interests................................................................................22

       C.   Implementation of the Plan....................................................................................23

            1.   Contribution/Merger/Dissolution of Corporate Entities and/or Related Business Assets.....................23

            2.   Post-Effective Date Transactions.........................................................................23

            3.   Retention and Issuance of Equity Securities..............................................................23


                                TABLE OF CONTENTS
                                   (continued)

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            4.   Shareholders Agreement...................................................................................24

            5.   Incurrence of New Indebtedness...........................................................................24

            6.   New Secured Notes........................................................................................25

            7.   Modification of Existing Agreements......................................................................27

            8.   APW Common Shares........................................................................................27

            9.   Securities Issued Under the Plan.........................................................................27

       D.   Securities Law Matters........................................................................................28

            1.   Issuance of the APW Warrants, the DIP Facility Warrants and the APW Common Shares........................28

            2.   Exemption from Registration..............................................................................28

            3.   Legended Shares and Certificates.........................................................................30

            4.   Corporate Action.........................................................................................31

       E.   Bermuda Insolvency Proceedings................................................................................31

       F.   Plan Provisions Governing Distributions.......................................................................32

            1.   Date and Delivery of Distribution........................................................................32

            2.   Distributions With Respect to Disputed Claims and Equity Interests.......................................32

            3.   Distributions With Respect to Holders of Class 5 Claims..................................................33

            4.   Setoffs and Recoupments..................................................................................33

            5.   Distributions of Unclaimed Property......................................................................33

            6.   Saturday, Sunday, or Legal Holiday.......................................................................34

            7.   Fractional Shares........................................................................................34

            8.   De Minimis Distributions.................................................................................34

            9.   Surrender of Existing Securities.........................................................................34

            10.  Enforcement of Subordination.............................................................................34

       G.   Other Plan Provisions.........................................................................................34

            1.   Vesting of Assets........................................................................................34

            2.   Executory Contracts and Unexpired Leases.................................................................34

            3.   Retiree Benefits.........................................................................................35

            4.   Employee Benefit Plans...................................................................................35

            5.   Officers and Directors...................................................................................36

            6.   Exculpation..............................................................................................36

            7.   Injunction...............................................................................................36

            8.   Alternate Structures.....................................................................................36

            9.   Limited Releases by Debtors..............................................................................36

            10.  Votes Solicited in Good Faith............................................................................37

                                TABLE OF CONTENTS
                                   (continued)

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            11.  Section 1145 Exemption...................................................................................37

            12.  Section 1146 Exemption...................................................................................37

VI.              PROJECTIONS AND VALUATION................................................................................37

       A.   Projections...................................................................................................37

       B.   Valuation.....................................................................................................41

VII.             CERTAIN FACTORS AFFECTING THE DEBTORS....................................................................43

       A.   Certain Bankruptcy Law Considerations.........................................................................43

            1.   Failure to Satisfy Vote Requirement......................................................................43

            2.   Risk of Non-Confirmation of the Plan.....................................................................43

            3.   Nonconsensual Confirmation...............................................................................43

            4.   Risk of Non-Occurrence of the Effective Date.............................................................43

            5.   Effect of the Debtors' Chapter 11 Cases on the Debtors' Business.........................................43

       B.   Factors Relating to Reorganized APW and the Plan Securities...................................................44

       C.   Certain Tax Matters...........................................................................................50

       D.   Pending Litigation or Demands Asserting Prepetition Liability.................................................50

VIII.            HOW TO VOTE ON THE PLAN..................................................................................50

       A.   Voting Deadline...............................................................................................50

       B.   Holders of Claims Entitled to Vote............................................................................51

       C.   Vote Required for Acceptance by a Class.......................................................................51

       D.   Voting Procedures.............................................................................................51

            1.   Holders of Class 2 Senior Credit Facilities Secured Claims...............................................51

            2.   Holders of Class 5 General Unsecured Claims..............................................................52

            3.   Withdrawal of Ballot.....................................................................................52

IX.              CONFIRMATION OF THE PLAN.................................................................................53

       A.   Confirmation Hearing..........................................................................................53

       B.   Requirements for Confirmation of the Plan.....................................................................53

            1.   Consensual Confirmation..................................................................................53

            2.   Nonconsensual Confirmation...............................................................................57

       C.   Effectiveness of the Plan.....................................................................................59

            1.   Conditions Precedent to Confirmation.....................................................................59

            2.   Conditions Precedent to Effectiveness....................................................................59

            3.   Waiver of Conditions.....................................................................................59

            4.   Effect of Failure of Conditions..........................................................................59

            5.   Effect of Confirmation...................................................................................60

X.               FINANCIAL INFORMATION....................................................................................60

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                                TABLE OF CONTENTS
                                   (continued)

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       A.   General.......................................................................................................60

       B.   Selected Financial Data.......................................................................................60

       C.   Management's Discussion and Analysis of Financial Condition and Results of Operations.........................60

       D.   Recent Performance............................................................................................61

XI.              ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN................................................61

       A.   Liquidation Under Chapter 7...................................................................................61

       B.   Alternative Plan of Reorganization............................................................................61

XII.             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN......................................................61

       A.   Consequences to APW...........................................................................................62

            1.   Cancellation of Debt.....................................................................................62

            2.   Limitations on NOL Carryforwards and Other Tax Attributes - U.S..........................................63

            3.   Alternative Minimum Tax - U.S............................................................................63

            4.   Limitation on NOL Carryforwards - U.K....................................................................64

       B.   Consequences to Current and Future Equity Holders of APW......................................................64

            1.   Foreign Personal Holding Company, Personal Holding Company and Controlled Foreign Corporation Rules......64

            2.   Passive Foreign Investment Company Rules.................................................................65

XIII.            CONCLUSION...............................................................................................66

                                    GLOSSARY

     The following glossary contains certain important terms used throughout the Disclosure Statement and the Plan. These definitions are summaries. Please refer to the Plan for complete definitions of these terms.

Affiliate                         any entity that directly, or indirectly
                                  through one or more intermediaries, controls or is controlled by, or is under common control with, a specified entity; for purposes of the definition of "Affiliate," any entity that owns, controls, or holds the power to vote 10% or more of the outstanding voting securities of, or controls or directs the management of, the entity specified shall be deemed to be an Affiliate of such entity;
                                  provided, however, that "Affiliate" shall not include any individual that is party to a Management Employment Agreement.

Agent Banks                       the administrative agents under the
                                  Multicurrency Credit Facility and the U.K.
                                  Credit Facility.

Allowed Administrative Expense,   an administrative expense, claim, or equity
Allowed Claim or Allowed Equity   interest, as the case may be, that is allowed
Interest                          or deemed allowed pursuant to the Plan or
                                  section 502, 503, or 1111 of the Bankruptcy
                                  Code.

APW                               APW Ltd., a Bermuda company.

APW Common Shares                 the authorized common shares, par value $.01
                                  per share, that have been issued by APW and will be issued by Reorganized APW.

APW Distribution Pool             has the meaning set forth in Section III.M.5
                                  of the Plan.

APW Warrants                      warrants to purchase up to 40,569,359,830 APW
                                  Common Shares that will be distributed by APW pursuant to the Plan, at an exercise price of $0.01 per share issued pursuant to a warrant agreement to be filed as part of a Plan
                                  Supplement and having the principal terms and conditions set forth therein. Upon the consummation of the Post-Effective Date
                                  Transactions described in Section V.C.2
                                  below, "THE JOINT PLAN OF
                                  REORGANIZATION-Implementation of the
                                  Plan-Post-Effective Date Transactions" (i.e., the reverse stock split/consolidation and reduction in par value), the exercise price will be adjusted upward to the par value per APW Common Share after giving effect to such transactions.

Bankruptcy Code                   title 11 of the United States Code, as
                                  amended from time to time, as applicable to the Reorganization Cases.

Bankruptcy Rules                  the Federal Rules of Bankruptcy Procedure, as
                                  amended from time to time, as applicable to the Reorganization Cases, including the Local
                                  Rules of the Court.

Bar Date the date and time by which proofs of claims against the Debtors are to be filed in the Reorganization Cases.

Bar Date Order                    an order issued by the Bankruptcy Court
                                  establishing the dates and times by which proofs of claims against the Debtors are to be filed in the Reorganization Cases.

Business Day                      any day on which commercial banks are open for
                                  business, and not authorized to close, in the City of New York.

Claim                             see section 101(5) of the Bankruptcy Code.

Class 5 Initial Distribution      eighty (80) days after the Effective Date, or
Date                              as soon thereafter as is practicable, taking
                                  into account any estimations of class 5 claims falling within class 5 that may be required in order to calculate distributions.

Commencement Date                 the date on which the Debtors commence the
                                  Reorganization Cases.

Committee                         any committee appointed in the Reorganization
                                  Cases pursuant to section 1102 of the
                                  Bankruptcy Code.

Company APW, collectively with all of its direct and indirect, U.S. and non-U.S., subsidiaries.

Confirmation Date                 the date on which an order of the Court
                                  confirming the Plan is entered on the docket by the Clerk of the Court.

Confirmation Hearing              the hearing held by the Bankruptcy Court to
                                  consider confirmation of the Plan pursuant to
                                  section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

Confirmation Order                the order of the Bankruptcy Court confirming
                                  the Plan pursuant to Section 1129 of the Bankruptcy Code.

Court (a) the United States District Court having jurisdiction over the Reorganization Cases,
                                  (b) to the extent of any reference made
                                  pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code, and (c) any other court having jurisdiction over the Reorganization Cases.

Debtors                           collectively, APW and Vero.

Debtors in Possession             the Debtors in their capacity as debtors in
                                  possession in the Reorganization Cases
                                  pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

DIP Commitment Amount             the $110,000,000 in aggregate principal amount
                                  provided by the DIP Lenders under the DIP
                                  Facility.

DIP Facility                      any working capital facilities that the
                                  Debtors, as Debtors in Possession, enter into during the Reorganization cases, as approved by the Court, and any amendments, modifications or supplements thereof.

DIP Facility Warrants             any warrants to purchase up to 12,366,718,182
                                  APW Common Shares, representing up to 20% of the APW Common Shares, on a fully diluted basis, having an exercise period of three (3)
                                  years, and an exercise price equal to $0.01 per share, that are issued pursuant to the terms of the DIP Facility. Upon the consummation of the Post Effective Date
                                  Transactions described in Section V.C.2 below, "THE JOINT PLAN OF
                                  REORGANIZATION-Implementation of the
                                  Plan-Post-Effective Date Transactions" (i.e., the reverse stock split/consolidation and reduction in par value), the exercise price will be adjusted upward to the par value per APW Common Share after giving effect to such transactions. Pursuant to the DIP Facility, an additional commitment fee is owed by APW which will be deemed a prepayment of the exercise price of the DIP Facility Warrants. Upon the 1 for 3000 share reverse stock split, the DIP
                                  Facility Warrants will be exercisable for 4,122,239 APW Common Shares with an exercise price of approximately $0.15 per APW Common
                                  Share, or an aggregate exercise price of approximately $625,000. As a result of the deemed prepayment described above, no additional cash payment will be required from the holders thereof.

DIP Lenders                       certain Senior Lenders providing financing
                                  under the DIP Facility.

DIP Obligations                   the obligations of the Debtors under the DIP
                                  Facility.

Disputed Administrative Expense,  any administrative expense, claim, or equity
Disputed Claim, or Disputed       interest (a) to the extent neither allowed nor
Equity Interest                   disallowed pursuant to the Plan or a Final
                                  Order nor deemed allowed pursuant to the Plan or section 502, 503, or 1111 of the Bankruptcy
                                  Code or (b) for which a proof of claim or interest or (in the case of an administrative expense) a motion for payment has been filed with the Court, to the extent that any party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

Distribution Pool                 the APW Distribution Pool or the Vero
                                  Distribution Pool, as applicable.

Effective Date                    the first Business Day on which each condition
                                  specified in Section IV.B of the Plan shall have been satisfied or waived.

Equity Interest                   any interests in either of the Debtors
                                  evidenced by all the issued and outstanding common stock of such Debtor or other equity interest in such Debtor, any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating either of the Debtors to issue shares of its common stock or transfer or sell any shares of its common stock or other equity interest in such Debtor.

Existing Lender Warrants          the warrants to purchase APW Common Shares
                                  issued to the Senior Lenders prior to the Commencement Date.

General Unsecured Claims          any claim other than a Senior Credit
                                  Facilities Secured Claim, Administrative
                                  Expense Claim, Priority Tax Claim, Priority
                                  Non-Tax Claim, Intercompany Claim or
                                  Securities Litigation Claim. General Unsecured
                                  Claims include Senior Credit Facilities
                                  Deficiency Claims.

Guarantors                        the direct and indirect subsidiaries of APW
                                  presently guaranteeing the Senior Credit
                                  Facilities and the Debtors' Obligations under the DIP Facility.

Intercompany Claim                any claim against either of the Debtors held
                                  by an affiliate of such Debtor.

Intercreditor Agreement           the agreement by and among the holders of New
                                  Secured Notes (or their agent) and the lenders party to the New Working Capital Facility, pursuant to which the liens and claims relating to the New Secured Notes will be subordinated in priority to the liens and claims under the New Working Capital Facility in the assets of APW and its direct and indirect subsidiaries. The Intercreditor
                                  Agreement will be filed as part of a Plan
                                  Supplement.

Lease Guaranty Claim              any claim arising from the guaranty by APW of
                                  a lease of any one of its affiliates other than a guaranty relating to a lease that is set forth on Exhibit C to the Plan.

Majority Lenders                  holders of a majority in amount of the class 2
                                  claims.

Multicurrency Credit Facility     that certain Amended and Restated
                                  Multicurrency Credit Agreement, dated as of May 15, 2001, as amended, among APW, as borrower, Bank of America, National
                                  Association, as Administrative Agent, Bank
                                  One, NA, as Syndication Agent, JP Morgan Chase
                                  Bank, as Documentation Agent, and the
                                  financial institutions party thereto,
                                  guaranteed by Vero among others, and all notes, guaranties, pledges, and other agreements and documents given or issued pursuant thereto or in connection therewith.

New Management Option Plan        a plan for the issuance to certain of the key
                                  employees of the direct or indirect
                                  subsidiaries of APW, to be adopted by the Board of Directors and approved by the Shareholders of the Reorganized APW, and certain of its affiliates, as determined by such Board, generally having the benchmarks and targets and, subject to the terms and conditions set forth in a Plan Supplement, of options to purchase or the opportunity for such key employees to purchase 6,183,359,091
                                  APW Common Shares, or 10% of the APW Common
                                  Shares, on a fully diluted basis.

New Secured Loan Agreement        the agreement to be entered into by
                                  Reorganized APW, the lenders and other
                                  financial institutions and parties thereto and the financial institution acting as agent, and guaranteed by certain of Reorganized APW's affiliates, effective as of the Effective
                                  Date, providing for the issuance by
                                  Reorganized APW of the New Secured Notes, containing terms and conditions generally consistent with those set forth in Exhibit A to the Plan and as may be more fully set forth in a Plan Supplement, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith. The
                                  New Secured Loan Agreement will be an
                                  amendment and restatement or a replacement of the Senior Credit Facilities.

New Secured Notes                 the $100 million in principal amount of
                                  secured notes to be issued on the Effective
                                  Date by Reorganized APW pursuant to the New
                                  Secured Loan Agreement and guaranteed by certain of Reorganized APW's affiliates, containing terms and conditions generally consistent with those set forth in Exhibit A to the Plan and as may be more fully set forth in a Plan Supplement. The New Secured Notes will be issued in exchange for the Senior
                                  Credit Facilities Secured Claim.

New Warrants                      warrants to be distributed to holders of
                                  allowed equity interests of APW pursuant to
                                  Section II.D.8.a of the Plan, to purchase up to 2,473,343,636 APW Common Shares, representing 4% of the APW Common Shares, on a fully diluted equity basis, having an exercise period of seven (7) years, and an exercise price equal to the amount obtained by dividing
                                  (a) the aggregate amount of Senior Credit
                                  Facilities Secured Claims and the Senior
                                  Credit Facilities Deficiency Claims less $100 million by (b) the total outstanding APW
                                  Common Shares (assuming exercise of all APW
                                  Warrants and DIP Facility Warrants), issued pursuant to a warrant agreement to be filed as part of a Plan Supplement and having the terms and conditions set forth therein.

New Working Capital Facility      the revolving credit facility to be obtained
                                  by Reorganized APW on the Effective Date, having principal terms and conditions no less favorable to Reorganized APW than those set forth in Exhibit B to the Plan, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith or, if the Debtors are unable to obtain such revolving credit facility, the Exit Facility (as defined in the DIP Facility).

Nominee a broker, bank, or other nominee (or proxy holder or agent) for one or more Senior Lenders.

Other Secured Claim               any Allowed Claim, any claim that is
                                  disallowed only pursuant to sections 502(b)(5)
                                  or 502(e) of the Bankruptcy Code, or that is
                                  not an allowed secured claim only because of
                                  the failure of the entity to file a proof of
                                  claim for such claim, in each case, which
                                  claim is secured by a lien (that is not
                                  subject to avoidance or otherwise invalid) on
                                  property of a Debtor's estate to the extent it
                                  is a secured claim as determined in accordance
                                  with section 506(a) of the Bankruptcy Code,
                                  or, in the event that such claim is subject to
                                  permissible setoff under section 553 of the
                                  Bankruptcy Code, to the extent of such
                                  permissible setoff; provided that to the
                                                      --------
                                  extent the amount of such an Allowed Claim
                                  exceeds the value of the property securing
                                  such claim or the permissible setoff, such
                                  amount shall be a General Unsecured Claim;
                                  provided further that a Secured Credit
                                  -------- -------
                                  Facilities Secured Claim is not an Other
                                  Secured Claim.

Plan the Debtors' Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, in substantially the form of Exhibit 1 hereto.

Plan Supplements                  the form of documents specified in Section V.C
                                  of the Plan.

Priority Non-Tax Claim            any claim, other than an Administrative
                                  Expense Claim or a Priority Tax Claim,
                                  entitled to priority in right of payment under
                                  section 507(a) of the Bankruptcy Code, whether or not such claim is listed on the Schedules or evidenced by a filed proof of claim.

Priority Tax Claim                any unsecured claim held by governmental unit
                                  entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy
                                  Code, whether or not such claim is listed on the Schedules or evidenced by a filed proof of claim.

Pro Rata Share                    (i) with respect to any claim, a proportionate
                                  share, so that the ratio of the consideration distributed on account of an Allowed Claim in a class is the same as the ratio such claim bears to the total amount of all Allowed
                                  Claims (plus Disputed Claims until disallowed) in such class, and (ii) with respect to any equity interest, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Equity
                                  Interest in a class of equity interests to the amount of such Allowed Equity Interest is the same as the ratio of the consideration distributed on account of all Allowed Equity
                                  Interests in such class and reserved for distribution on account of all Disputed Equity
                                  Interests in such class to the amount of all allowed and Disputed Equity Interests in such class.

Record Date                       the day that is five Business Days after the
                                  Court enters the Confirmation Order.

Reorganization Cases              the chapter 11 cases of the Debtors.

Reorganized APW                   APW Ltd., on and after the Effective Date.

Reorganized Debtor                either of the Debtors, or any successor to
                                  either of the Debtors, on and after the
                                  Effective Date.

Reorganized Vero                  Vero, on and after the Effective Date.

Schedules                         the schedules of assets and liabilities,
                                  statements of financial affairs, and lists of holders of claims and equity interests to be filed by the Debtors as required by section
                                  521 of the Bankruptcy Code and Bankruptcy Rule
                                  1007, including any amendments and supplements thereto

Securities Litigation Claim       any claim against any of the Debtors, under
                                  applicable federal or state law, whether or not such claim is listed on the Schedules or evidenced by a filed proof of claim, whether or not the subject of an existing lawsuit, arising from or seeking the rescission of a purchase or sale of a security of the Debtors or any affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

Senior Credit Facilities          the Multicurrency Credit Facility and the U.K.
                                  Credit Facility.

Senior Credit Facilities          any claim arising under the Senior Credit
Deficiency Claim                  Facilities to the extent that such claim is
                                  not a secured claim as determined in
                                  accordance with section 506(a) of the
                                  Bankruptcy Code. For purposes of the Plan, the Senior Credit Facilities Deficiency Claims are allowed as General Unsecured Claims in the aggregate amount of $460 million (or such other amount as may be determined by the Court).

Senior Credit Facilities          any claim arising under the Senior Credit
Secured Claim                     Facilities to the extent such claim is a
                                  secured claim as determined in accordance with
                                  section 506(a) of the Bankruptcy Code. For purposes of the Plan, the Senior Credit
                                  Facilities Secured Claims are allowed in the aggregate amount of not less than $225 million
                                  (or such other amount as may be determined by the Court).

Senior Lender                     any of the parties to any of the Senior Credit
                                  Facilities (other than the Debtors and their Affiliates), including Bank of America, as administrative agent.

Shareholders Agreement            an agreement by and among certain holders of
                                  the APW Common Shares issued pursuant to the Plan, upon exercise of the APW Warrants and the DIP Facility Warrants (but not the New
                                  Management Option Plan), containing the terms and conditions set forth in Exhibit E to the Plan, a form of which will be filed as part of a Plan Supplement.

Subsequent Distribution Date      the Business Day after the end of a fiscal
                                  quarter after the fiscal quarter in which the Effective Date occurs and the tenth Business
                                  Day after the end of each subsequent fiscal quarter.

Tax Rate (i) as to the Internal Revenue Service, the interest rate equal to the underpayment rate specified in 26 U.S.C. Section 6621 (determined without regard to 26 U.S.C.
                                  Section 6621(c)) as of the Effective Date, and
                                  (ii) as to all other taxing authorities, a fixed annual interest rate of eight percent (8%).

U.K. Credit Facility              collectively (a) that certain Agreement dated
                                  October 24, 1995, as amended, by and among APW
                                  Electronics Group PLC (formerly Vero Group
                                  PLC), certain affiliates thereof, and The
                                  Royal Bank of Scotland, (b) that certain
                                  Multi-Line Facility Agreement dated April 20,
                                  2000, as amended, by and among APW Enclosure
                                  Products and Systems Limited, certain
                                  affiliates thereof, and National Westminster
                                  Bank PLC, (c) Deed Constituting Floating Rate
                                  Unsecured Loan Notes 2008, dated June 19,
                                  1998, as amended, by Applied Power Limited and National Westminster Bank PLC, (d) Deed
                                  Constituting Floating Rate Unsecured Loan
                                  Notes 2003, dated October 13, 1998, as
                                  amended, by APW Enclosure Systems Limited and
                                  National Westminster Bank PLC, and (e)
                                  Counter-Indemnity Agreement, dated on or about
                                  May 25, 2001, by and among APW and National
                                  Westminster Bank PLC, and (f) all notes, guaranties, pledges, and other agreements and documents given or issued pursuant thereto or in connection therewith.

Vero                              Vero Electronics, Inc., a New York
                                  corporation.

Vero Common Stock                 the authorized shares of common stock
                                  authorized to be issued by Vero.

Vero Distribution Pool            has the meaning set forth in Section III.M.5
                                  of the Plan.

Voting Agent                      Innisfree M&A Incorporated.

Voting Deadline                   5:00 p.m. Eastern Time on May 14, 2002.

                                       I.

                                  INTRODUCTION

     APW Ltd. ("APW"), and its wholly owned indirect subsidiary, Vero Electronics, Inc. ("Vero," and together, with APW, the "Debtors"), are soliciting acceptances of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") to be proposed by the Debtors.

     Attached as Exhibits to this Disclosure Statement are copies of the following documents:

     .    The Plan (Exhibit 1);

     .    APW's Form 10-K for the fiscal year ended August 31, 2001 (Exhibit 2);

     .    APW's Form 10-Q for the quarter ended November 30, 2001 (Exhibit 3);

     .    APW's Form 10-Q for the quarter ended February 28, 2002 (Exhibit 4);
          and

     .    APW's Proxy Statement, dated December 17, 2001 (Exhibit 5).

     In addition, a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to (i) the holders of all outstanding indebtedness under the Senior Credit Facilities and (ii) holders of General Unsecured Claims.

     The Debtors are commencing this solicitation after extensive discussions with a working group of the Senior Lenders. The Senior Lenders hold all of the Debtors' outstanding obligations under the Senior Credit Facilities (approximately $685 million). Bank of America, National Association, as administrative agent under the Multicurrency Credit Facility has been represented by the law firm of Mayer, Brown, Rowe and Maw and has also retained Arthur Andersen LLP as its financial advisors in connection with this restructuring.

     The Debtors believe that Senior Lenders holding 66 2/3% in amount and a majority in number of the class 2 claims have indicated that they will vote to accept the Plan.

     The Debtors' legal and financial advisors can be contacted at:

Weil, Gotshal & Manges LLP        Credit Suisse First Boston
767 Fifth Avenue                  Restructuring Group
New York, New York  10153         Eleven Madison Avenue
(212) 310-8000                    New York, New York 10010
(212) 310-8007 (telecopy)         (212) 325-2000

Attn: Richard P. Krasnow, Esq.   Attn: Mr. Phil Jacob

     The Debtors have not commenced chapter 11 Reorganization Cases. This solicitation is being conducted at this time in order to obtain (prior to the commencement of Reorganization Cases) sufficient votes to enable the Plan to be confirmed by the Bankruptcy Court. The Debtors anticipate that by conducting the solicitation in advance of commencing Reorganization Cases, the pendency of the cases will be shortened significantly and their administration will be simplified and less costly. The Debtors intend to commence Reorganization Cases if votes are received in number and amount sufficient to enable a Bankruptcy Court to confirm the Plan, and to seek, as promptly as practicable thereafter, a hearing before the Bankruptcy Court to (i) approve this Disclosure Statement and the solicitation of votes as being in compliance with section 1126(b) of the Bankruptcy Code and (ii) confirm the Plan. If the Plan is confirmed, the claims against, and equity interests in, the Debtors will be classified and treated as described in this Disclosure Statement. In the event that sufficient votes are not received to confirm the Plan, the

Debtors may nevertheless file petitions for relief under chapter 11 of the Bankruptcy Code. It is anticipated that on or about the Commencement Date, an insolvency proceeding may be commenced with respect to APW in Bermuda. For a more detailed description of that proceeding, see Section V.E below, entitled "BERMUDA INSOLVENCY PROCEEDINGS."

     APPROVAL OF THIS DISCLOSURE STATEMENT WILL NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

     The Disclosure Statement sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan, the record date for voting purposes and the applicable standards for tabulating ballots. In addition, detailed voting instructions are set forth in each ballot. Each holder of a claim entitled to vote on the Plan should read the Disclosure Statement (including all exhibits thereto), the Plan (and any accompanying exhibits) and the voting instructions in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of claims for voting purposes and the tabulation of votes.

     No solicitation of votes to accept the Plan may be made except pursuant to sections 1125 and 1126 of the Bankruptcy Code.

A.   Holders of Claims Entitled to Vote

     Pursuant to the provisions of the Bankruptcy Code, only holders of Allowed Claims in classes of claims that are impaired and are specified in this Disclosure Statement as classes entitled to vote on the Plan are entitled to vote to accept or reject the proposed Plan. Classes of claims or equity interests that are unimpaired are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. 11 U.S.C.
Section 1126(f). Classes of claims or equity interests that will receive no recovery under a chapter 11 plan or are set forth in this Disclosure Statement as precluded from voting on the Plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. 11 U.S.C. Section 1126(g).

     For a detailed description of the treatment of claims and equity interests under the Plan, see Section V.B below, entitled "THE JOINT PLAN OF REORGANIZATION--Classification and Treatment of Claims and Equity Interests Under the Plan."

     Classes 1, 3, 4, 6 and subclass 8B under the Plan are unimpaired. Holders of claims in those classes are conclusively presumed to have accepted the Plan. Classes 2 (Senior Credit Facilities Secured Claims) and 5 (General Unsecured Claims) are impaired and, to the extent claims in these classes are Allowed Claims, the holders of such claims will receive distributions under the Plan. As a result, holders of claims in these classes are entitled to vote to accept or reject the Plan. Class 7 and subclass 8A are impaired and will receive distributions under the Plan. However, the Debtors are not soliciting their votes on the Plan and, therefore, class 7 and subclass 8A are deemed to reject the Plan. Class 8C is impaired and will not receive distributions under the Plan. The Debtors are not soliciting their votes on the Plan and class 8C is deemed to reject the Plan. The Debtors are not soliciting their consents to the Plan and class 8C is deemed to reject the Plan. The Debtors understand that Senior Lenders holding at least 66 2/3% in amount and a majority in number of the class 2 claims will vote to accept the Plan.

     The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section IX.B below, entitled "CONFIRMATION OF THE PLAN--Requirements For Confirmation of the Plan."

     If classes 2 and 5 accept the Plan, the Debtors intend to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the nonacceptance of any other classes. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section IX.B.2 below, entitled "CONFIRMATION OF THE PLAN--Requirements For Confirmation of the Plan--Nonconsensual Confirmation."

B.   Voting Procedures

     If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for the purpose of voting on the Plan. If you hold claims in more than one class and you are entitled to vote claims in more than one class, you will receive separate ballots, which must be used for each separate class of claims. Please vote and return your ballot in accordance with the instructions set forth therein.

     TO BE COUNTED, YOUR VOTE INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE DEBTORS' VOTING AGENT, INNISFREE M&A INCORPORATED, NO LATER THAN 5:00 P.M., EASTERN TIME, ON MAY 14, 2002. FAXED COPIES OF BALLOTS WILL BE ACCEPTED. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

     May 3, 2002 has been established as the record date for voting on the Plan (the "Record Date"). Accordingly, only holders of claims as of the Record Date that are otherwise entitled to vote under the Plan will receive a ballot and may vote on the Plan. For potential holders of claims in classes 2 and 5 that are, on the Record Date, contingent, unliquidated, or disputed (i) as reflected in the Debtors' books and records or (ii) in respect of any executory contract or unexpired leases to be rejected pursuant to the Plan, for voting purposes only, you are deemed to have a temporarily Allowed Claim in the amount of $1.00. This temporarily allowed amount will be used for voting purposes only and will not be determinative of, or otherwise affect, your claim for Plan treatment or distribution purposes or any other chapter 11 purpose.

     If you are a holder of a claim entitled to vote on the Plan and did not receive a ballot, received a damaged ballot, or lost your ballot, or if you have any questions concerning the procedures for voting on the Plan, please call the Debtors' Voting Agent, Innisfree M&A Incorporated at (877) 750-2689.

     SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE DOCUMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH DOCUMENT.

C.   Overview of the Plan

     Pursuant to the Plan, the Debtors' existing debt obligations will be satisfied and discharged as provided in the Plan. The Debtors' proposed capital structure following the Effective Date is expected to include the New Working Capital Facility in the aggregate amount of $110,000,000, and the issuance of New Senior Notes under the New Secured Loan Agreement in an aggregate principal amount of $100,000,000.

     In addition to the 40,810,170 APW Common Shares currently outstanding, pursuant to the Plan, APW will issue 200 million APW Common Shares, APW Warrants to purchase 40,569,359,830 APW Common Shares, DIP Facility Warrants to purchase 12,366,718,182 APW Common Shares and New Warrants to purchase 2,473,343,636 APW Common Shares. The warrants referred to above will be issued prior to the time that the underlying APW Common Shares has been authorized and, until such authorization has occurred, these warrants may not be exercised. The Debtors shall seek, and by accepting the Plan, the holders of Senior Credit Facilities Secured Claims who are entitled to receive APW Common

Shares will be deemed to have agreed, to vote for an increase in the number of APW Common Shares authorized pursuant to its Bye-laws from 250 million to 65 billion, which will cover the warrants and options to be issued pursuant to the terms of the Plan. Pursuant to the terms of the Plan, existing warrants to purchase 6,110,047 APW Common Shares and options to purchase 6,234,749 APW Common Shares issued pursuant to APW's existing stock option plans will be terminated.

     Also, up to $10,000,000 in proceeds, if any, there may be under the Debtors' existing directors' and officers' liability insurance policy (the "Policy"), subject to the terms and conditions of the Policy will be used to fund distributions under the Plan in respect of allowed Securities Litigation Claims, if any.

     The following table briefly summarizes the classification and treatment of claims and equity interests under the Plan:

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                 OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN/1/

                                                                                                     Approximate     Approximate
           Type of Claim or                                                                            Allowed        Percentage
Class       Equity Interest                                   Treatment                                Amount/2/      Recovery/3/
-----   ------------------------   --------------------------------------------------------------   --------------   ------------
 --     Administrative Expenses    Unimpaired; paid in full in cash on the later of the Effective   $8.0   Million       100%
                                   Date and the date on which such claim is allowed.

 --     Priority Tax Claims        Unimpaired; at the Reorganized Debtors' option, paid in full     $            0       100%
                                   in cash (i) on the later to occur of the Effective Date and the date on which such claim is allowed, or (ii) over a period not exceeding six years from the date of assessment, in equal annual payments, plus interest. Priority Tax Claims that are not due and payable, under applicable non-bankruptcy law, as of the Effective Date, shall survive confirmation.

  1     Priority Non-Tax Claims    Unimpaired; paid in full in cash on the later of the Effective   $            0       100%
                                   Date and the date on which such claim is allowed.

  2     Senior Credit Facilities   Impaired; distribution on the Effective Date of (a) the New      $225.0 Million      73.1%
        Secured Claims             Secured Notes, (b) 100% of the APW Warrants and (c) 200
                                   million APW Common Shares.  In addition, an aggregate of $2.1 million of class 2 claims that will be deemed forgiven as a prepayment of the exercise price in respect of the APW
                                   Warrants.

----------
/1/ This table is only a summary of the classification and treatment of claims and equity interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of claims and equity interests.

/2/ The amounts set forth herein are the Debtors' estimates; the actual allowed amounts may vary materially, depending on the nature and extent of claims actually asserted and the final reconciliation and resolution of all administrative expenses and claims.

/3/ Recoveries are calculated assuming the New Senior Notes are valued at par and the value of the APW Common Shares is $84,085,000, as set forth in the projections as of July 15, 2002 (which assumed an enterprise value of Reorganized APW of $275 million).

                                                                                                     Approximate     Approximate
             Type of Claim or                                                                          Allowed        Percentage
Class         Equity Interest                                     Treatment                            Amount/2/      Recovery/3/
-----   -------------------------   -------------------------------------------------------------   --------------   ------------
  3     Other Secured Claims        Unimpaired; at the Reorganized Debtors' option, on the later              --/4/      100%
                                    of the Effective Date and the date on which such claim is
                                    allowed, either (a) reinstated and rendered unimpaired,
                                    including, without limitation, retaining any permissible
                                    rights of setoff, (b) receive cash in an amount equal to
                                    such Other Secured Claim, including any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (c) receive the collateral securing such claim and any
                                    interest required to be paid pursuant to section 506(b) of the Bankruptcy Code.

  4     Lease Guaranty Claims       Unimpaired; reinstated.                                         $          0         100%

  5     General Unsecured Claims:

        Subclass 5A: General        Impaired; unless a holder of a claim agrees to accept a         $2.0 Million/5/       15%
        Unsecured Claims Against    lessor amount, distribution on the later of the Effective
        APW                         Date and the date on which such claim is allowed of a Pro
                                    Rata Share of $300,000, in no event to exceed 70% of the
                                    Allowed Claim. The holders of the Senior Credit Facilities
                                    Deficiency Claims (subclass 5A) will not share in the
                                    distributions to other subclass 5A claims if such percentage is not exceeded. Any amounts, in the aggregate, in excess of such percentage shall be shared pro rata with the Senior
                                    Credit Facilities Deficiency Claims as part of subclass 5A
                                    General Unsecured Claims.

        Subclass 5B: General        Impaired; unless a holder of a claim agrees to accept a         $1.1 Million/5/     18.2%
        Unsecured Claims Against    lessor amount, distribution on the later of the Effective
        Vero                        Date and the date on which such claim is allowed of a Pro
                                    Rata Share of $200,000, in no event to exceed 70% of the
                                    Allowed Claim. The holders of the Senior Credit Facilities
                                    Deficiency Claims (subclass 5B) will not share in the
                                    distributions to other subclass 5B claims if such percentage is not exceeded. Any amounts, in the aggregate, in excess of such percentage shall be shared pro rata with the Senior
                                    Credit Facilities Deficiency Claims as part of subclass 5B
                                    General Unsecured Claims.

  6     Intercompany Claims:

----------
/4/ The Debtors believe that in addition to creditors that hold security deposits, only one other creditor, Actuant Corporation ("Actuant") would hold a class 3 claim if such claims were to be allowed. APW believes that Actuant owes it approximately $23 million, and that Actuant holds a contingent, unliquidated claim against APW under a tax indemnification agreement, which will be rejected pursuant to the Plan.

/5/  Exclusive of the Senior Credit Facilities Deficiency Claims

                                                                                                        Approximate    Approximate
             Type of Claim or                                                                            Allowed       Percentage
Class         Equity Interest                                      Treatment                             Amount/2/     Recovery/3/
-----   --------------------------   ---------------------------------------------------------------   -------------   -----------
        Subclass 6A:  Intercompany   Unimpaired; retain all legal, equitable and contractual           $24.0 Million      100%
        Claims Against APW           rights with respect to such claims.

        Subclass 6B:  Intercompany   Unimpaired; retain all legal, equitable and contractual           $           0      100%
        Claims Against Vero          rights with respect to such claims.

  7     Securities Litigation        Impaired/deemed to have rejected the Plan; distribution of                  N/A      N/A
        Claims                       proceeds, if any, there may be under the Debtors'
                                     directors' and officers' liability insurance policy,
                                     subject to the terms and conditions of such policy.
  8     Equity Interests:

        Subclass 8A:  Equity         Impaired/deemed to have rejected the Plan; (a) retain                       N/A      N/A
        Interests in APW (other      existing APW Common Shares, subject to dilution such that
        than Subclass 8C and the     the ultimate holdings of APW Common Shares (after dilution
        Senior Lender Warrants)      for the exercise of the APW Warrants) will represent
                                     approximately 0.1% of such shares, and (b) receive New
                                     Warrants.

        Subclass 8B:  Equity         Unimpaired; retain equity interest.                                         N/A      100%
        Interest in Vero

        Subclass 8C:  Options and    Impaired/deemed to have rejected the Plan; no distribution.                 N/A      N/A
        Warrants to Purchase
        Equity Interests in APW
        (including the Existing
        Lender Warrants)

D.   Overview of Chapter 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and equity interest holders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

     The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

     The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

     In order to solicit acceptances of a proposed plan, however, section 1126 of the Bankruptcy Code requires a debtor and any other plan proponents to conduct such solicitation either in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure, or if there is no such applicable nonbankruptcy law, rule or regulation, pursuant to a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to holders of claims against the Debtors entitled to vote on the Plan to satisfy the requirements of section 1126 of the Bankruptcy Code.

                                      II.

                      DESCRIPTION OF THE DEBTORS' BUSINESS

APW

     APW, a publicly-held, Bermuda company, operates as a holding company whose principal assets are the shares of stock of its worldwide operating subsidiaries. None of APW's subsidiaries, other than Vero, is contemplated to commence a chapter 11 case. APW has no employees and its operations consist solely of providing financial, accounting and legal services to its foreign and domestic direct and indirect subsidiaries, through the employees of its subsidiary, APW North America Inc. APW's principal liabilities consist primarily of its obligations under the Senior Credit Facilities in the amount of approximately $685 million, which obligations are guaranteed by the subsidiaries and secured by substantially all the assets of the Company (other than accounts receivable sold under the Securitization (as defined below)).

Vero

     Vero, a New York corporation, is a wholly-owned indirect subsidiary of APW. Vero's sole business is to lease and sublease a single real estate facility. Vero's principal assets consist of the income generated from the sublease. Vero's principal liabilities are its obligations under the lease (which exceed the income generated from the sublease) and its obligations as a guarantor of APW's obligations under the Senior Credit Facilities.

The Company

     Through its direct and indirect subsidiaries, APW is a leading global provider of technically enabled manufacturing services, focused on designing and integrating large electronic products. The Company has the ability to design and manufacture various subsystems for electronic products, including enclosures, thermal management systems, backplanes, power supplies, printed circuit board assemblies, and cabling, either as integrated custom systems or as individual subsystems. In addition, the Company provides a wide range of integration services to its customers, including product design, supply chain management, manufacturing, assembly, testing and drop-ship services. The Company's focus is large infrastructure solutions, such as wireless base stations and switches, enterprise hardware and internet server enclosures, as opposed to high volume markets, such as personal computers or cell phone handsets. These offerings provide customers with accelerated time-to-market and decreased time-to-volume production, while reducing their production costs and allowing them to focus on the design and marketing of their products. The Company believes that its emphasis on technical innovation and vertically integrated engineering and manufacturing expertise, coupled with its total solution approach, which can be delivered on a worldwide basis, differentiates it from competitors in the marketplace.

     The Company is organized as one reportable segment operating in approximately 35 locations throughout North America, South America, Europe and Asia. The Company provides solutions and services to original equipment manufacturers ("OEMs"), primarily in the communications (datacom and telecom), computing (enterprise hardware--large servers, large data storage, networking), semiconductor and Internet (application service providers and Internet service providers) markets. The Company believes that its size, global reach, product breadth, depth of engineering experience, scope of services, and demonstrated expertise uniquely position it to win large manufacturing contracts from leading global OEMs in target markets. Customers include industry leaders such as Applied Materials, Compaq, Cymer, EMC, Ericsson, Fujitsu, Hewlett-Packard, IBM, Lucent, Motorola, NCR, Nortel Networks and Sun Microsystems.

     The Company, through its direct and indirect subsidiaries, operates in approximately 35 locations, strategically located around the world to service its international customer base. The Company believes the breadth of its geographic coverage is a key competitive advantage. The Company's corporate offices are located in an 18,000 square foot leased space in Waukesha, Wisconsin and it has office arrangements in Bermuda and Barbados.

     The Company offers broad design and engineering expertise to integrate its products into customized, cost-effective enclosure systems for customers worldwide. The Company sells products under the APW brand name, and co-brands APW with McLean in the thermal management market and Wright Line in the datacom and internet market. The Company serves a wide range of principal markets including the datacom, networking, communication, enterprise hardware, data storage, semiconductor equipment, automatic teller machine, medical, electronic and manufacturing industries.

     The Company's ten largest customers comprised 42% of net sales in fiscal 2001, with no customer accounting for 10% or more of sales.

     Although APW has no employees, as of March 31, 2002, the Company employed approximately 6,700 people through APW's subsidiaries. Generally, European employees are represented by local workforce agreements. In North America, approximately 260 employees are represented by collective bargaining agreements. The Company has never experienced a work stoppage or strike, and it believes that its relationship with employees is good.

     Additional information concerning the Company and its financial condition, on a consolidated basis, and results of operations, on a consolidated basis, is set forth in APW's (i) Annual Report on Form 10-K for the fiscal year ended August 31, 2001, (ii) Quarterly Report on Form 10-Q for the period ended November 30, 2001, (iii) Quarterly Report on Form 10-Q for the period ended February 28, 2002 and (iv) Proxy Statement dated December 17, 2001, copies of which are annexed as Exhibits 2, 3, 4 and 5, respectively, to this Disclosure Statement.

                                      III.

       KEY EVENTS LEADING TO THE SOLICITATION AND DECISION TO COMMENCE THE
                        CHAPTER 11 REORGANIZATION CASES

A.   Background

     In the mid-1990's, the electronics business of APW's predecessor, Applied Power Inc., experienced rapid growth based, in part, on providing technical furniture and enclosures to house servers for local area networks. As a result of its exposure to the electronic enclosure market, during the latter part of 1996 Applied Power began dedicating significant resources to exploit the identified potential in this market. Through a series of acquisitions in North America and Europe and internal growth, the electronics business of Applied Power established a leading global position in the integrated enclosure systems sector of the EMS industry.

     As of July 31, 2000, Applied Power effected a spin-off of its electronics business, which comprised the business of APW at that time. Each shareholder of Applied Power received one APW Common Share for every Applied Power share owned.

     Since September 1996, the Company completed approximately 20 acquisitions of various corporations. These acquisitions have allowed it to strengthen its product and service offerings, and diversify its customer base. The acquisition of Vero Group plc in June 1998 provided the Company with a base of operations in the European enclosures market, significant engineering and test capabilities and an entry into the power supply market. In July 1998, the Company merged with ZERO Corporation, which enabled it to increase the scale of its North American enclosure operations, while also providing a leading position in the thermal management market. The acquisition of Rubicon plc in September 1998 expanded the Company's presence in Ireland and Scotland for integrated custom enclosures. On December 15, 2000, the Company acquired certain assets and assumed certain liabilities of Industrial Metalurgica Bagarolli Ltda. located in Campinas, Brazil, which specializes in the design and manufacture of large indoor and outdoor enclosure systems, as well as sub-assemblies and integration services, for the telecom and financial services industries in South America. The acquisition of Mayville Metal Products in February 2001 increased the Company's ability to design, manufacture and integrate large outdoor enclosures, primarily for the telecom industry. In addition, the Company has completed niche acquisitions that have provided access to new customers and additional geographic coverage.

B.   Recent Events

     APW believes that its financial difficulties are attributable primarily to the downturn experienced by the technology markets that APW serves. As a result, the Company experienced slowing sales and weaker cash flows than expected. On March 19, 2001, APW announced that it was in breach of financial covenants under the Senior Credit Facilities and began discussions with the Senior Lenders to amend the credit agreements. On May 15, 2001, APW amended the terms of the Senior Credit Facilities for the first time. In connection therewith, the Senior Lenders received warrants to purchase APW Common Shares representing five percent (5%) of the equity interest in APW.

     As part of the Company's attempt to restructure operations to reduce fixed cost base and return to profitability, the Company reduced its employee headcount by approximately 40% from March 2001 through March 2002. Additionally, the Company closed or consolidated, or was in the process of closing or consolidating, 18 facilities and has reduced fixed cost base by approximately 30%.

     For the months of April through August of 2001, the Company's sales had effectively stabilized at approximately $95 million per month. During the fourth fiscal quarter ended August 31, 2001, the Company generated approximately $17 million of EBITDA with sales of $290 million, compared to $7 million of EBITDA with sales of $300 million for the third fiscal quarter ended May 31, 2001. However, with the events of September 11, 2001, sales fell dramatically. Subsequent to September 11, 2001, sales have stabilized at approximately $70 million per month.

     In October of 2001, realizing that the Company's ability to operate under the burden of its debt would become increasingly more difficult, APW's board of directors retained Credit Suisse First Boston Corporation ("CSFB") as independent financial advisor to evaluate strategic and financial alternatives. This included the possible sale of APW. CSFB contacted seven strategic parties that in CSFB and the Company's judgement were the most logical potential acquirors of APW. Two of the parties ultimately expressed interest and submitted informal preliminary offers for certain of the Company's assets, which were for substantially less than the amount of debt held by the Senior Lenders.

     During the months of September 2001 through April 2002, APW amended the Senior Credit Facilities, as follows:

     . 1st Amendment, dated as of September 27, 2001, which amended certain financial covenants under the Multicurrency Credit Facility and the U.K. Credit Facility and allowed APW to retain 50% of the proceeds from the potential issuance of equity;

     . 2nd Amendment, dated as of December 13, 2001, which (i) amended certain financial covenants under the Multicurrency Credit Facility and the U.K. Credit Facility, (ii) eliminated mandatory reduction of commitments scheduled for February 28, 2002,
          (iii) allowed APW to retain the proceeds from the sale of certain business units, and (iv) allowed the payments of a semi-annual preferred stock dividend for a subsidiary;

     . 3rd Amendment, dated as of January 18, 2002, which provided (i) for the deferral of interest payments due under the Multicurrency Credit Facility and the U.K. Credit Facility until the earlier of February 15, 2002 or three days after the receipt of proceeds from the sale of Zero Cases, a division of a subsidiary of APW, and (ii) that APW could not sell the Zero Cases business for net proceeds of less than $24 million without the consent of a majority of the Senior Lenders;

     . Amendment of the U.K. Facility, dated as of January 29, 2002, which provided for an increase in the size of the U.K. Credit Facility by (pound)3,691,000;

     . 4th Amendment, dated as of February 12, 2002, which (i) reduced the minimum sales price for any sale of Zero Cases to net proceeds of not less than $19 million and (ii) amended the allowable cash position from $10 million over 5 days to $9 million over 3 days; and

     . 5th Amendment, dated as of February 22, 2002, which (i) deferred interest payments due under the Multicurrency Credit Facility and the U.K. Credit Facility until April 15, 2002, and (ii) waived requirements for compliance with financial covenants for the period from January 31, 2002 until April 15, 2002.

     . 6th Amendment, dated as of April 15, 2002, which (i) deferred interest payments due under the Multicurrency Credit Facility and the U.K. Credit Facility until the earlier of (a) May 15, 2002 and (b) the first date after April 15, 2002 on which the lenders under the U.K. Credit Facility receive any payment in respect of interest or commission under the U.K. Credit Facility, and (ii) waived requirements for compliance with financial covenants for the period from April 15, 2002 until May 15, 2002.

     At the reduced monthly sales level, APW is not able to meet its interest and mandatory payment obligations on the Senior Credit Facilities and maintain sufficient liquidity to operate the Company's business. As a result, in February 2002 APW sold the Zero Cases business for approximately $20 million.

     In January 2002, APW commenced negotiations with certain of the Senior Lenders regarding a recapitalization. The Senior Lenders formed a working group to negotiate the terms of the recapitalization. Currently, the working group consists of Oaktree Capital Management, J.P. Morgan Chase Manhattan, Royal Bank of Scotland, Bank of America and Credit Lyonnais, which currently hold approximately 83% of the indebtedness outstanding under the Senior Credit Facilities. APW and its advisors held numerous meetings and discussions with the working group discussing the recapitalization plan.

     In light of the foregoing, the Debtors determined that it would be in their best interest and in the best interest of their creditors, the Company (as a whole) and its shareholders to effect a consensual restructuring under chapter 11 of the Bankruptcy Code.

C.   Prepackaged Chapter 11 Plan

     Given the foregoing circumstances, the Debtors concluded that the relief accorded by chapter 11 of the Bankruptcy Code will help maintain the confidence of suppliers and customers and enable the Debtors to take the necessary actions to protect and enhance their business and the value that will inure to their creditors, shareholders and other parties in interest. The Debtors believe that the remedial provisions of chapter 11 of the Bankruptcy Code will enable them to restructure and significantly deleverage their balance sheet. To this end, the Debtors and the Senior Lenders holding 66 2/3% in amount and a majority in number of the outstanding claims represented by the indebtedness under the Senior Credit Factilities reached an agreement in principle on the terms of a prepackaged plan of reorganization, which terms are reflected and embodied in the Plan, that the parties believe will provide an equitable distribution to parties in interest and permit the Debtors to emerge substantially deleveraged, which in turn will enable the Company to continue to operate as an economically viable competitor and leader in the technically enabled manufacturing services industry.

     If votes are received in number and amount sufficient to enable a bankruptcy court to confirm the Plan, the Debtors intend to file voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan. If the Plan is confirmed, the allowed claims against, and equity interests in, APW and Vero will receive the treatment set forth in the Plan and described in this Disclosure Statement. In the event that sufficient votes to confirm the Plan are not received, the Debtors may nevertheless file petitions for relief under chapter 11 of the Bankruptcy Code.

D.   Performance Based and Retention Programs

     In the ordinary course of their business, APW's direct and indirect subsidiaries have maintained performance based bonus programs for key employees, all of whom are employed by the subsidiaries, not APW. As a result of the uncertainties attributed to the restructuring process, this year, the bonus program, which covers approximately 210 employees, was modified as to encourage such employees to remain with the Company during that process, while also basing their bonus, in part, on the Company's performance. The key components of the plan are that for the 210 employees, 50% of the bonuses which are expected to be paid to such employees will be guaranteed (approximately $1.5 million) and the remainder will remain incentive based, in each case subject to the other terms and conditions of the plan. In addition, nine employees and who deemed instrumental to the chapter 11 filing process will have 100% of their bonuses guaranteed and will receive an aggregate of $736,000 as a special bonus, which will be payable half 30 days after the Commencement Date, and half on the Effective Date of the Plan.

                                       IV.

                          ANTICIPATED EVENTS DURING THE
                         CHAPTER 11 REORGANIZATION CASES

A.   Administration of the Chapter 11 Reorganization Cases

     The Debtors anticipate that APW (the holding company) and Vero (its nonoperating indirect subsidiary) will be the only companies to commence cases under chapter 11 of the Bankruptcy Code and that they will continue to conduct their business in the ordinary course as they did prior to the Commencement Date. APW's direct and indirect operating subsidiaries will be unaffected by the Reorganization Cases and for their employees, suppliers and customers, it will be business as usual.

     On the Commencement Date, the Debtors intend to request a series of orders from the Bankruptcy Court designed to minimize any disruption caused by the commencement of the Reorganization Cases and to facilitate their reorganization. The Debtors anticipate that such requested orders will authorize the Debtors, among other things, to obtain debtor in possession financing arrangements, maintain their bank accounts and cash management systems and engage certain legal and financial professionals. Such requested orders may, if needed, authorize the Debtors to satisfy certain pre-Commencement Date obligations that may be outstanding.

B.   Debtor in Possession Financing

     In connection with the commencement of the Reorganization Cases, the Debtors, certain subsidiaries of the Debtors, as guarantors (the "Guarantors") and the financial institutions party thereto (the "DIP Lenders") anticipate entering into the DIP Facility, subject to Court approval, pursuant to which the DIP Lenders will provide up to $110 million in three tranches (Tranche A, Tranche B and Tranche C), which will contain customary terms and conditions, and which will be guaranteed by the Guarantors

Tranche A will consist of $70,000,000 of the DIP Commitment Amount, with a maximum of $10,000,000 available for letters of credit. Interest for all borrowings under Tranche A will be payable monthly and will accrue at a rate of LIBOR plus 3.50%. Tranche B will consist of $20,000,000 of the DIP Commitment Amount, with a maximum of $10,000,000 available for letters of credit. Interest for all borrowings under Tranche B will be payable monthly and will accrue at a rate of LIBOR plus 4.25%. Tranche C will consist of $20,000,000 of the DIP Commitment Amount, and interest for borrowings under Tranche C will be payable monthly and will accrue at a rate of LIBOR plus 5.00%. Tranche C will only be available if all amounts under Tranches A and B have been fully drawn upon. There will be a commitment fee for all borrowings under the DIP Facility of 2.50%, a fee of 0.75% for all amounts not borrowed under the DIP Facility and an underwriting fee of 0.50%. There will also be an additional commitment fee of $625,000, which shall be deemed a prepayment of the exercise price in respect of the DIP Facility Warrants. There will also be a fee for letters of credit under Tranches A or B of LIBOR plus the applicable margin rate. Borrowings under the DIP Facility will be used to pay certain administrative expenses, certain capital and working capital expenditures and certain post-petition operating expenses, interest and fees, and to refinance certain pre-petition debt and permitted claim payments.

     Borrowing under the Tranche A facility is limited to a borrowing base equal to 85% of certain eligible U.S. accounts receivable plus 60% of eligible U.S. inventory less reserves determined from time to time established by the majority lender. Borrowing under the Tranche B facility is also limited to 40% of certain eligible non-U.S. accounts receivable, 70% of certain non-U.S. real estate and equipment, 40% of certain non-U.S. raw materials and 50% of certain non-U.S. finished goods. Tranche C is not based on any borrowing base.

     In addition, as consideration for providing the DIP Facility the DIP Lenders will be granted the DIP Facility Warrants to purchase up to twenty percent (20%) of APW Common Shares of Reorganized APW, on a fully diluted basis, with 8.6%, 4.7% and 6.7% allocated to DIP Lenders under Tranches A, B and C, respectively. The exercise price of the DIP Facility Warrants will be $0.01 per share, and the exercise period will be three years from the Effective Date.

     The obligations under the DIP Facility will be secured by assets of the Debtor and its subsidiaries, including those assets presently securing the Senior Credit Facilities. Subject to intercreditor arrangements among the DIP Lenders, the security interest securing Tranche A will be as follows:

     (i) a first priority priming lien on all accounts receivable and inventory belonging to, or owed to, APW or any of its subsidiaries incorporated in the United States (the "U.S. Obligors") that are subject to a first priority lien of the Senior Lenders;

     (ii) a first priority lien on all accounts receivable and substantially all inventory belonging to, or owed to, APW or any of the U.S. Obligors to the extent such assets are unencumbered;

     (iii) a second priority priming lien on all assets described in (i) and
          (ii) above that are subject to permitted liens of third parties;

     (iv) a second priority priming lien on all property subject to liens created in favor of the Senior Lenders under Tranches B or C, except to the extent that such property is already subject to a permitted lien of third parties, in which case such lien will be a third priority priming lien; and

     (v)  superpriority administrative status in the case of the Debtors.

Subject to intercreditor arrangements among the DIP Lenders, the security interest securing Tranche B will be as follows:

     (i) a first priority priming lien on all assets (including accounts receivable, inventory, property, plant and equipment) belonging to, or owed to, any subsidiary of APW, other than the U.S. Obligors (the "Non-U.S. Obligors") that are subject to a first priority lien of the Secured Lenders;

     (ii) a first priority lien on substantially all assets belonging to, or owed to, the Non-U.S. Obligors to the extent such assets are unencumbered;

     (iii) a second priority priming lien on substantially all assets belonging to, or owed to, the Non-U.S. Obligors that are subject to permitted liens of third parties;

     (iv) a second priority priming lien on all property subject to liens created in favor of the Senior Lenders under Tranches A or C, except to the extent that such property is already subject to a permitted lien of third parties, in which case such lien will be a third priority priming lien; and

     (v)  superpriority administrative status in the case of the Debtors.

Subject to intercreditor arrangements among the DIP Lenders, the security interest securing Tranche C will be as follows:

     (i) a first priority priming lien on all other assets belonging to, or owed to, APW or any of the U.S. Obligors, including property, plant, equipment and bankruptcy causes of actions (collectively, the "Remaining Assets") that are subject to a first priority lien of the Secured Lenders;

     (ii) a first priority lien on all Remaining Assets to the extent such assets are unencumbered;

     (iii) a second priority priming lien on all Remaining Assets that are subject to permitted liens of third parties;

     (iv) a second priority priming lien on all property subject to liens created in favor of the Senior Lenders under Tranches A or B, except to the extent that such property is already subject to a permitted lien of third parties, in which case such lien will be a third priority priming lien; and

     (v)  superpriority administrative status in the case of the Debtors.

     The DIP Facility subjects the Company to substantial affirmative and negative covenants, reporting obligations and financial covenants. The DIP Facility has several events of default including: non-payment of principal or, after five business days grace, interest or other fees thereon; default in payment, acceleration or default in performance of any indebtedness of $2 million breach of any representation or warranty contained in the DIP Facility; failure to comply with covenants contained in the DIP Facility; bankruptcy or insolvency of the non-Debtor subsidiaries of APW; conversion of Reorganization Cases to a chapter 7 case under the Bankruptcy Code; the Bankruptcy Court entering an order granting relief from the automatic stay under section 362 of the Bankruptcy Code; amendment or modification of any of the orders of the Bankruptcy Court approving the DIP Facility; the failure of APW to obtain a final order of the Bankruptcy Court approving the DIP Facility; payment of certain debt incurred prior to the Commencement Date; judgments against non-Debtor subsidiaries of APW in excess of $2 million or of Debtors in excess of $250,000; failure of the Debtors to confirm a Plan satisfactory to the majority lenders under the DIP Facility and to consummate a Plan within the time periods specified in the DIP Facility; a material adverse change in the operations, business, condition (financial or otherwise) or prospects of the Debtors or any subsidiary; the entry of an order of the Bankruptcy Court extending the Debtors' exclusivity; and the occurrence of an Impermissible Change of Control (as defined in the DIP Facility). Please refer to the DIP Facility for a complete list of events of default.

     Upon an event of default, the agent under the DIP Facility may, with the consent of, or shall upon the request of, lenders in excess of 66% of the aggregate commitments, terminate the commitments under the DIP Facility and accelerate all the obligations under the DIP Facility. For a detailed discussion of the New Working Capital Facility, including its relationship to the DIP Facility, see Section V.C.5 below, entitled "THE JOINT PLAN OF REORGANIZATION -- Implementation of the Plan -- Incurrence of New Indebtedness."

     Pursuant to the terms of the DIP Facility and the order of the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility, APW will use approximately $36 million to $38 million of proceeds of loans advanced under the DIP Facility to purchase accounts receivable for its subsidiary Applied Power Credit Corporation ("APCC"). Pursuant to the terms of the Amended and Restated Receivables Purchase Agreement (the "First Tier Securitization RPA"), dated as of April 18, 2001, among certain of the Debtors' subsidiaries as sellers and APCC, as purchaser, certain subsidiaries of APW transferred, without recourse, their accounts receivable to APCC, which in turn transferred such receivables to Barton Capital Corporation pursuant to the terms of the Amended and Restated Receivables Purchase Agreement (the "Second Tier Securitization RPA," and together with the First Tier Securitization RPA, the "Securitization"), dated as of April 18, 2001, among APCC, as seller, APW North America, Inc., individually and as servicer, Barton Capital Corporation, as purchaser, and Societe General as Agent. The Securitization will terminate in accordance with its terms on May 14, 2002.

     APW has not, as of the date hereof, entered into the DIP Facility nor has it received a commitment letter with respect to the DIP Facility. The description contained herein is based on drafts of the DIP Facility delivered to the Debtors. The Debtors will seek Bankruptcy Court approval for the final DIP Facility.

C.   Bar Date

     In accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules, the Debtors expect to request that the Bankruptcy Court issue an order (the "Bar Date Order") establishing the date and time by which proofs of claims against the Debtors are to be filed in the Reorganization Cases (the "Bar Date"). Additionally, the Debtors expect they will request that the Court direct that, unless otherwise ordered by the Bankruptcy Court, claims arising from the rejection of executory contracts and unexpired leases subsequent to the Bar Date are to be filed no later than 30 days after issuance of an order authorizing rejection. The Debtors anticipate that a notice of the Bar Date will be posted on the Debtors' website (http://www.APW.com) and published in The Wall Street Journal (National Edition), and that a proof of claim form will be mailed to all known holders of claims at least 20 days before the Bar Date. The Debtors anticipate that the Bar Date for holders (other than governmental units) of claims will occur prior to the Confirmation Date. The Debtors anticipate that no Bar Date for governmental units will be established.

D.   Disclosure Statement/Confirmation Hearings

     The Debtors anticipate that as soon as practicable after commencing their Reorganization Cases, they will seek an order of the Bankruptcy Court scheduling hearings to consider (i) the adequacy of this Disclosure Statement and the Debtors' solicitation of votes and (ii) confirmation of the Plan. The Debtors anticipate that notice of these hearings will be posted on the Debtors' website (http://www.APW.com) and published in The Wall Street Journal (National Edition), and will be mailed to all known holders of claims and equity interests at least twenty five days before the date by which objections must be filed with the Bankruptcy Court. See Section IX.A. below, entitled "CONFIRMATION OF THE PLAN--Confirmation Hearing."

                                       V.

                        THE JOINT PLAN OF REORGANIZATION

A.   Introduction

     The Plan provides for a major restructuring of the Debtors' financial obligations, which will result in a significant deleveraging of the Debtors.

     In essence, the Plan provides for (i) payment in full of Allowed Administrative Expenses, federal, state, and local tax claims, and other priority claims, (ii) distribution of (a) all New Secured Notes pursuant to the New Secured Loan Agreement, (b) 200 million APW Common Shares, and (c) 100% of the APW Warrants in satisfaction of the Senior Credit Facilities Claims, (iii) reinstatement, payment in full of, or surrender of collateral securing, (or in the case of a right to setoff, offset to the extent of the Debtors' claims against the holder of) allowed miscellaneous secured claims, (iv) reinstatement of all Lease Guaranty Claims, (v) distributions to the holders of General Unsecured Claims (a) of APW, of each such holder's Pro Rata Share of $300,000, not to exceed 70% of such holder's Allowed Claim, and (b) of Vero, of each such holder's Pro Rata Share of $200,000, not to exceed 70% of such holder's Allowed Claim, (vi) to the extent plaintiffs holding Securities Litigation Claims against APW and its officers and directors have a valid claim, their recovery is limited to distribution of proceeds, if any, that there may be under of APW's directors' and officers' liability insurance policy, subject to the terms and conditions of such policy, and (vii) the distribution of New Warrants, representing 4% of the capital stock of Reorganized APW, on a fully diluted basis, in respect of existing equity interests in APW (other than the Secured Lender Warrants and other existing options and warrants to purchase APW Common Shares) and (viii) no distribution to holders of existing options and warrants to purchase APW Common Shares. As a result, holders of the Secured Credit Facility Secured Claims will own, after exercising the APW Warrants, approximately 99.9% of the APW Common Shares then outstanding. Cash on hand on the Effective Date, together with the proceeds of the New Working Capital Facility, will be used to fund the Plan distributions. Intercompany Claims will be unimpaired.

     The result of the restructuring will be Reorganized Debtors with a drastic reduction in outstanding debt, which the Debtors believe is necessary to permit them to compete effectively in today's economic environment. The Debtors believe that acceptance of the Plan is essential for the Debtors' (and the Company's) continued survival and that the Plan provides the best opportunity for enhanced recoveries for general unsecured creditors, securities litigation claimants and holders of equity interests in the Debtors. The Debtors believe and will demonstrate to the Court that creditors and shareholders will receive not less in value under the Plan than they would receive in a chapter 7 liquidation.

     The following is a nontechnical discussion of the important provisions of the Plan. The Plan is attached as Exhibit 1 to this Disclosure Statement. The terms of the Plan govern in the event of any discrepancies with the following discussion.

B.   Classification and Treatment of Claims and Equity Interests Under the Plan

     One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are "allowed" may receive distributions under a chapter 11 plan. The term is used throughout the Plan and the descriptions below. In general, an "allowed" claim or "allowed" equity interest simply means that the debtor agrees, or in the event of a dispute, that the Court determines, that the claim or equity interest, including the amount, is in fact, a valid obligation of the debtor. Section 502(a) of the Bankruptcy Code provides that a timely filed claim or equity interest is automatically "allowed" unless the debtor or other party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be "allowed," or allowed in full, in bankruptcy even if a proof of claim is filed. These include claims that are unenforceable under the governing agreement or applicable nonbankruptcy law, claims for unmatured interest, property tax claims in excess of the debtor's equity in the property, claims for services that exceed their reasonable value, lease and employment contract rejection damage claims in excess of specified amounts, late-filed claims, and contingent claims for contribution and reimbursement. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor's schedules or is listed as disputed, contingent, or unliquidated, if the holder has not filed a proof of claim or equity interest before the established deadline.

     The Bankruptcy Code also requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, the debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests which give rise to different legal rights, the "claims" and "equity interests" themselves, rather than their holders, are classified. As a result, under the Debtors' Plan, for example, an entity that has a general unsecured claim against APW and holds APW Common Shares would have its claims classified in class 5 and its equity interests classified in class 8. To the extent of this claimant's general unsecured claim, the claimant would be entitled to the voting and treatment rights that the Plan provides with respect to class 5, and to the extent of the holder's equity interests, the voting and treatment rights that the Plan provides with respect to class 8.

     Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" (affected by the plan) or "unimpaired" (unaffected by the plan). If a class of claims is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive under the chapter 11 plan, no less value than the holder would receive if the debtor were liquidated under chapter 7. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless the plan
(i) does not alter the legal, equitable, and contractual rights of the holders or (ii) irrespective of the holders' acceleration rights, cures all defaults (other than those arising from the debtor's insolvency, the commencement of the case, or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable, and contractual rights. Typically, this means the holder of an unimpaired claim will receive on the later of the effective date and the date on which amounts owing are due and payable, payment in full, in cash, with postpetition interest to the extent appropriate and provided under the governing agreement (or if there is no agreement, under applicable nonbankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor's case not been commenced.

     Consistent with these requirements, the Plan divides the Allowed Claims against, and Allowed Equity Interests in, the Debtors into the following classes:

Unclassified..............  Administrative Expenses                   Unaffected
Unclassified..............  Priority Tax Claims                       Unaffected
Class 1...................  Priority Non-Tax Claims                   Unimpaired
Class 2...................  Senior Credit Facilities Secured Claims   Impaired
Class 3...................  Other Secured Claims                      Unimpaired
Class 4...................  Lease Guaranty Claims                     Unimpaired
Class 5...................  General Unsecured Claims
Subclass 5A...............  APW General Unsecured Claims              Impaired
Subclass 5B...............  Vero General Unsecured Claims             Impaired
Class 6...................  Intercompany Claims                       Unimpaired
Class 7...................  Securities Litigation Claims              Impaired
Class 8...................  Equity Interests
Subclass 8A...............  APW Equity Interests                      Impaired
Subclass 8B...............  Vero Equity Interests                     Unimpaired
Subclass 8C...............  Options and Warrants to Purchase Equity   Impaired
                            Interests in APW

     For purposes of computing distributions under the Plan, except as otherwise provided in the Plan or the Confirmation Order, or as required by subsection 506(b) or section 1124 of the Bankruptcy Code, (i) Allowed Claims do not include interest on such claims after the Commencement Date and (ii) any postpetition interest that is payable in respect of a Priority Tax Claim shall be calculated at the applicable Tax Rate. For purposes of this Disclosure Statement, the claim estimates set forth below assume a May 15,

2002 Commencement Date and July 15, 2002 Effective Date. There can be no assurances that such assumptions will not differ materially from the actual claim amounts and dates.

Administrative Expenses

     Administrative expenses are the actual and necessary costs and expenses of the Debtors' Reorganization Cases that are allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Those expenses will include amounts owed to vendors providing goods and services to the Debtors during their Reorganization Cases, tax obligations incurred after the Commencement Date, amounts required to cure defaults, if any, under executory contracts and unexpired leases assumed in the Reorganization Cases, and certain statutory fees and charges assessed under section 1930, chapter 123, title 28, United States Code. Other administrative expenses include the actual, reasonable fees and expenses of the Debtors' advisors and the advisors to any statutory committees appointed in, and incurred during, the chapter 11 cases.

     The Debtors anticipate that most administrative expenses will be paid as they come due during the chapter 11 cases and that the administrative expenses to be paid on the Effective Date of the Plan will, for the most part, be comprised of the allowed fees and expenses incurred by professionals retained in the Reorganization Cases and the costs attendant to the Debtors' assumption of executory contracts and unexpired leases under the Plan.

     Pursuant to the Plan, each Allowed Administrative Expense shall be paid in full, in cash, on the later of the Effective Date and the date on which such administrative expense is allowed, or, in each case, as soon thereafter as practicable, except to the extent that the applicable Reorganized Debtor and the holder of an Allowed Administrative Expense agree to a different treatment; provided, however, that Allowed Administrative Expenses representing obligations incurred in the ordinary course of business by the Debtors in Possession, consistent with past practice, or assumed by the Debtors in Possession shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, including liabilities arising under loans or advances to, or other obligations incurred by, the Debtors in Possession which shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, other documents or applicable non-bankruptcy law relating to such transactions or liabilities.

     All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of statutory committees will be made in accordance with the procedures established by the Court and Bankruptcy Rules relating to the payment of interim and final compensation and expenses. The Court will review and determine all such requests. In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees, and other persons making a "substantial contribution" to a chapter 11 case, and to attorneys for, and other professional advisors to, such persons. Requests for such compensation must be approved by the Court after notice and a hearing at which the Debtors and other parties in interest may participate, and if appropriate, object to the allowance thereof.

Priority Tax Claims

     Priority tax claims essentially consist of unsecured claims by federal and state governmental units for taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, sales and use taxes, excise taxes, hospitality taxes, and employment and withholding taxes. These unsecured claims are given a statutory priority in right of payment. The Debtors estimate that on the Effective Date, no amounts will be payable with respect to such claims.

     The Plan provides that each Priority Tax Claim which is allowed on or before the Effective Date shall be paid, at the sole option of the applicable Reorganized Debtor (i) in full, in cash, on the Effective Date (or, in the case of Priority Tax Claims referenced in the next sentence, which are allowed after the Effective Date, on the date on which such Priority Tax Claim is allowed), or as soon thereafter as practicable, or (ii) in equal annual cash payments in an aggregate amount equal to such allowed Priority Tax Claim, together with interest at the Tax Rate, over a period through the sixth anniversary of the date of assessment of such allowed Priority Tax Claim, in each case except to the extent that Reorganized APW and the holder of such Allowed Claim agree to a different treatment. All Priority Tax Claims shall (a) survive confirmation of the Plan,
(b) remain unaffected thereby (whether or not a proof of claim is filed or whether or not a claim is listed on the Schedules) and (c) not be discharged, provided, however, that to the extent that such claims pertain to periods prior
--------  -------
to the commencement of the Reorganized Cases, such claims may be satisfied in the manner described in the previous sentence if and when allowed. Holders of Priority Tax Claims will not be required to file proof of claims.

Class 1--Priority Non-Tax Claims
   (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

     Priority non-tax claims consist of Allowed Claims entitled to priority in payment under section 507(a) of the Bankruptcy Code, other than Allowed Administrative Expenses and Priority Tax Claims. The Debtors estimate that on the Effective Date, no amounts will be payable with respect to such claims.

     The Plan provides that on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each Allowed Claim in class 1 shall be paid in full, in cash, except to the extent that Reorganized APW and any holder of such Allowed Claim agree to a different treatment. All Priority Non-Tax Claims which are disputed, but not challenged or contested in the Bankruptcy Court, will be afforded the foregoing treatment, whether or not these claims are listed on the Schedules or evidenced by a filed proof of claim. The allowance of Priority Non-Tax Claims that are not so listed or filed will be determined in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as the same may be approved by order of a court of competent jurisdiction. Holders of Priority Non-Tax Claims will not be required to file proofs of claim.

     Class 1 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 1 are conclusively presumed to have accepted the Plan.

Class 2--Senior Credit Facilities Secured Claims
   (Impaired. Entitled to vote.)

     Class 2 consists of all Allowed Claims arising under the Senior Credit Facilities, to the extent such claim is secured as determined in accordance with section 506(a) of the Bankruptcy Code, including without limitation, the secured and guaranty claims of the administrative agent, the other agents, and the lenders thereunder for outstanding principal and accrued and unpaid interest thereon (calculated at the default rate) as of the Effective Date. The Senior Lenders have agreed that for purposes of the Plan the class 2 claims will aggregate approximately $225 million (or such other amount as may be determined by the Court). Even though the midpoint of CSFB's valuation analysis is equal to $275 million, the Plan Proponents have chosen to fix the amount of the class 2 claims at $225 million for purposes of the Plan, in light of the fact that such valuation takes into account the projected effects of the restructuring contemplated by the Plan. See Section VI.B. below, entitled "PROJECTIONS AND VALUATION - Valuation."

     The Plan provides that on the Effective Date, or as soon as practicable thereafter, APW will distribute to the Agent Banks, on behalf of the agents and lenders under the Senior Credit Facilities, (i) all of the New Secured Notes,
(ii) 100% of the APW Warrants, and (iii) 200 million APW Common Shares. The distribution of said APW Common Shares and the exercise, at any time after the Effective Date, of the full amount of the APW Warrants shall result in the holders of Senior Credit Facilities Secured Claims holding approximately 99.9% of the APW Common Shares, subject to dilution by the New Warrants, the DIP Facility Warrants and any warrants or options to purchase APW Common Shares pursuant to the New Management Option Plan. Of the class 2 claims, (i) $2 million of the class 2 claims shall be deemed forgiven in exchange for the issuance of the 200 million APW Common Shares issued under the Plan (which is equal to 200 million shares multiplied by the par value per APW Common Share as of the Effective Date) and (ii) $2.1 million shall be deemed forgiven solely as a prepayment of the exercise price in respect of the APW Warrants and forgiveness (and repayment) to be allocated pro rata among the class 2 claims. Upon the 1 for 3000 share reverse stock split, the APW warrants will be exercisable for 13,523,119 APW Common Shares, with an exercise price of approximately $0.15 per APW Common Share, or an aggregate exercise price of approximately $2.1 million. As a result of the deemed prepayment described above, upon exercise of the APW Warrants, no additional cash payment will be required from the holders thereof.

     Class 2 is impaired and the holders of Allowed Claims in class 2 on the Record Date are entitled to vote to accept or reject the Plan. Holders of claims in class 2 should vote the aggregate amount of their senior bank debt due and owing as of the Record Date.

Class 3--Other Secured Claims
   (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

     Class 3 consists of all allowed secured claims other than claims in class
2. Such claims generally include claims arising from the Debtors' operations to the extent of security deposits given, or valid rights of offset held, in respect thereof. The Debtors believe that in addition to creditors that hold security deposits, only one other creditor, Actuant Corporation ("Actuant") would hold a class 3 claim if such claims were to be allowed. APW believes that Actuant owes it approximately $23 million, and that Actuant holds a contingent, unliquidated claim against APW under a tax indemnification agreement, which will be rejected pursuant to the Plan.

     The Plan provides that on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each Allowed Claim in class 3 will be, at the sole option of the applicable Reorganized Debtor, (i) reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, including any permissible right of setoff, (ii) paid in full, in an amount equal to such Other Secured Claim, including any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (iii) paid, in the form of the collateral securing such claim and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, except to the extent that Reorganized Debtor and such holder agree to a different treatment.

     To the extent that a creditor is a holder of an allowed class 3 claim as a result of any permissible setoff rights that it may have in respect of a contingent or unliquidated claims then at such time as the claim became non-contingent and liquidated, and allowed either (i) pursuant to a final order of the Court, or an equivalent final order of a court of competent jurisdiction or (ii) by agreement with the applicable Debtor or Reorganized Debtor, it shall provide an accounting to the applicable Reorganized Debtor of the amount of such claim and shall promptly pay to said Reorganized Debtor the balance, if any, of the amount owed by it to said Reorganized Debtor that was not applied by it to satisfy its allowed class 3 claim.

     Class 3 is unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 3 are conclusively presumed to have accepted the Plan.

Class 4--Lease Guaranty Claims
   (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

     Class 4 consists of all allowed Lease Guaranty Claims. Such claims generally include claims arising from APW's guaranties of the payment by its direct and indirect subsidiaries under certain of their contracts and leases. The Debtors estimate that on the Effective Date, no amounts will be payable with respect to class 4 Claims.

     The Plan provides that on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each holder of an allowed class 4 claim will be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that APW or Reorganized APW, as the case may be, and the holder of such Allowed Claim agree to a different treatment.

     Class 4 is unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 4 are conclusively presumed to have accepted the Plan.

Class 5--General Unsecured Claims
   (Impaired. Entitled to vote.)

     (a)  Subclass 5A--APW General Unsecured Claims

     Subclass 5A consists of all General Unsecured Claims against APW allowed and not otherwise classified in the Plan, including, without limitation, Senior Credit Facilities Deficiency Claims, claims for damages arising from APW's rejection of any executory contracts and unexpired leases in the Reorganization Cases, and other amounts due and owing by APW as of the Commencement Date, incurred in the ordinary course of business. APW estimates that the allowed amount of subclass 5A claims, exclusive of the Senior Credit Facilities Deficiency Claims, will aggregate approximately $2 million. The Senior Lenders have agreed that, for purposes of the Plan, the amount of the Senior Credit Facilities Deficiency Claims will be $460 million. The actual allowed amount of subclass 5A claims may be materially higher or lower than $2 million, depending upon the nature and extent of claims actually asserted (which will not be determinable until after the applicable Bar Date has passed) and the ultimate outcome of the claims resolution process.

     The Plan provides that, on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, except to the extent that a holder of such claim agrees to accept a lesser amount, each holder of an allowed subclass 5A claim will be paid cash in an amount equal to such holder's Pro Rata Share of $300,000, but in no event to exceed 70% at the Allowed Claim. Notwithstanding anything contained herein to the contrary, however, no holder of Allowed Claims in subclass 5A shall be paid more in the aggregate than 70% of the amount of its Allowed Claim. The holders of the Senior Credit Facilities Deficiency Claims (subclass 5A) will not share in the distributions to other subclass 5A claims if such percentage is not exceeded. Any amounts, in the aggregate, in excess of such percentage shall be shared pro rata with holders of the Senior Credit Facilities Deficiency Claims as part of subclass 5A General Unsecured Claims.

     The Debtors estimate that the holders of allowed subclass 5A claims (other than the Senior Credit Facilities Deficiency Claims) will receive 15% of the allowed amount of their claims and the holders of Senior Credit Facilities Deficiency Claims will receive less than 1% of the allowed amount of their claims.

     (b)  Subclass 5B--Vero General Unsecured Claims

     Subclass 5B consists of all General Unsecured Claims against Vero allowed and not otherwise classified in the Plan, including, without limitation, Senior Credit Facilities Deficiency Claims, claims for damages arising from Vero's rejection of unexpired leases in the Reorganization Cases, nonpriority amounts that may be owed to taxing authorities, and other amounts due and owing by Vero as of the Commencement Date, incurred in the ordinary course of business. Vero estimates that the allowed amount of subclass 5B claims, exclusive of the Senior Credit Facilities Deficiency Claims, will aggregate approximately $1.1 million. The Senior Lenders have agreed that, for purposes of the Plan, the amount of the Senior Credit Facilities Deficiency Claims will be $460 million. The actual allowed amount of subclass 5B claims may be materially higher or lower than $1.1 million, depending upon the nature and extent of claims asserted (which will not be determinable until after the applicable Bar Dates has passed) and the ultimate outcome of the claims resolution process.

     The Plan provides that, on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as is practicable, each holder of an Allowed Claim in subclass 5B, except to the extent that a holder of such claim agrees to accept a lesser amount, will be paid cash in an amount equal to such holder's Pro Rata Share of $200,000, but in no event to exceed 70% of the Allowed Claim. Notwithstanding anything contained herein to the contrary, however, no holder for Allowed Claims in subclass 5B shall be paid more in the aggregate than 70% of the amount of its Allowed Claim. The holders of the Senior Credit Facilities Deficiency Claims (subclass 5B) will not share in the distributions to other subclass 5B claims if such percentage is not exceeded. Any amounts, in the aggregate, in excess of such percentage shall be shared pro rata with holders of the Senior Credit Facilities Deficiency Claims as part of subclass 5B General Unsecured Claims.

     The Debtors estimate that the holders of allowed subclass 5B claims will receive 18.2% of the allowed amount of their claims and the holders of the Senior Credit Facilities Deficiency Claims will receive less than 1% of the allowed amount of their claims.

     Class 5 is impaired and the holders of Allowed Claims in class 5 on the Record Date are entitled to vote to accept or reject the Plan. Each holder of a claim in class 5 should vote the undisputed amount of its claim that is actually due and owing by the Debtors on the Record Date. Any holder of a General Unsecured Claim that is, as of the Record Date, contingent, unliquidated, or disputed, (i) as reflected in the Debtors' books and records or (ii) in respect of any executory contract or unexpired lease to be rejected pursuant to the Plan, should vote such claim, which has been temporarily allowed for voting purposes in the amount of $1.00. THIS TEMPORARILY ALLOWED CLAIM AMOUNT WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

Class 6--Intercompany Claims
   (Unimpaired.  Therefore, presumed to accept Plan and not entitled to vote.)

     Class 6 consists of all Allowed Claims against the Debtors held by Affiliates of the Debtors. The Debtors estimate that the allowed amount of class 6 claims will aggregate approximately $24 million.

     Pursuant to the Plan, on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each allowed class 6 claim will be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that the Applicable Debtors or Reorganized Debtors, as the case may be, and the holder of such Allowed Claim agree to a different treatment.

     Class 6 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 6 are conclusively presumed to have accepted the Plan.

Class 7--Securities Litigation Claims
   (Impaired.  Deemed to reject the Plan and, therefore, not entitled to vote.)

     Class 7 consists of all Securities Litigation Claims. These claims consist of unknown amounts. In accordance with section 510(b) of the Bankruptcy Code, class 7 claims will be subordinated to all other claims.

     To the Debtor's knowledge, the Securities Litigation Claims relate to three actions which are pending in the United States District Court for the Eastern District of Wisconsin against APW, as well as one current and one former executive, in connection with alleged violations of federal securities laws which preceded a drop in the price of APW Common Shares ending on March 20, 2001. The first of these suits, which is captioned Stewart Norman Hicks v. APW Ltd., et al., was filed on December 10, 2001. The subsequently filed suits are Robert Betz v. APW Ltd., et al., and Market Street Securities v. APW Ltd., et al. The complaints for all three suits allege violations of federal securities laws and seek certification of a plaintiff class consisting of all purchasers of APW Common Shares between September 26, 2000 and March 20, 2001, inclusive. The complaint does not quantify the damages. APW has accepted service of the complaints, and understands the respective plaintiffs intend to seek consolidation of the suits. APW believes that all of the named defendants will dispute any liability in respect of such claims, all of which is contingent and unliquidated.

     Pursuant to the Plan, on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as possible, each holder of an Allowed Claim in class 7 will receive such proceeds, if any, that may be available under APW's directors' and officers' liability insurance policy, subject to the terms and conditions of such policy and the Plan. Notwithstanding section 1141 of the Bankruptcy Code and Section III.T of the Plan, the discharge of the Securities Litigation Claims shall not operate as an injunction against the prosecution of such claims against APW to a final judgment for the limited purpose of enabling the holder of an allowed class 7 claim to recovery any such judgment against APW solely from such proceeds, if any. In all other respects, the Debtors, the Reorganized Debtors and their respective properties are released and discharged from any and all liabilities and obligations, if any, to holders of Securities Litigation Claims. Nothing in the Plan and the Reorganized Debtors' release and discharge, if any, and all obligations in respect of Securities Litigation Claims (a) will, or will be deemed to, satisfy or release or discharge such claims against any non-Debtor or non-Reorganized Debtor defendants or (b) enjoin the prosecution of such claims against non-Debtor or non-Reorganized Debtor defendants in accordance with applicable non-bankruptcy law. Any Securities Litigation Claims, whether or not listed on the Schedules or evidenced by a filed proof of claim, will be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction. The Debtors anticipate that holders of Securities Litigation Claims will not be required to file claims by the Bar Date.

     Pursuant to section 1126(g) of the Bankruptcy Code, the holders of class 7 claims are deemed to reject the Plan and, therefore, are not entitled to vote on the Plan.

Class 8--Equity Interests

     (a) Subclass 8A--Equity Interests in APW (other than subclass 8C) (Impaired. Deemed to reject the Plan and, therefore, not entitled to vote.)

     Subclass 8A consists of the Allowed Equity Interests evidenced by all the issued and outstanding APW Common Shares as of the Commencement Date other than options and warrants to purchase APW Common Shares classified as subclass 8C. There are currently 40,810,170 APW Common Shares issued and outstanding.

     Holders of subclass 8A equity interests, as of the Record Date, will (a) retain such interests and (b) receive their Pro Rata Share of the New Warrants. After giving effect to the dilution therefrom by the APW Warrants and the APW Common Shares to be issued to holders of class 2 claims, the existing subclass 8A equity interests shall represent approximately 0.1% of the APW Common Shares following the Effective Date.

     Pursuant to section 1126(g) of the Bankruptcy Code, the holders of subclass 8A equity interests are deemed to have rejected the Plan and, therefore, are not entitled to vote on the Plan.

     (b) Subclass 8B--Equity Interests in Vero
     (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

     Subclass 8B consists of the Allowed Equity Interests evidenced by all the issued and outstanding Vero Common Stock.

     Pursuant to the Plan, holders of subclass 8B equity interests will retain their equity interests.

     Subclass 8B is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of equity interests in Subclass 8B are conclusively presumed to have accepted the Plan.

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

     (c) Subclass 8C - Options and Warrants to Purchase Equity Interests in APW (including the Existing Lender Warrants).
     (Impaired. Deemed to reject the Plan and, therefore, not entitled to vote.)

     Subclass 8C consists of the allowed options and warrants to purchase APW Common Shares (including the Existing Lender Warrants).

     The exercise prices of such outstanding options and warrants substantially exceeded the equity value per share of Reorganized APW on a fully diluted basis after giving effect to the restructuring contemplated by the Plan. Accordingly, pursuant to the Plan, holders of subclass 8C equity interests shall not receive any distribution.

     Subclass 8C is impaired and the holders of allowed claims are deemed to reject the Plan and are not entitled to vote.

C.   Implementation of the Plan

     1. Contribution/Merger/Dissolution of Corporate Entities and/or Related Business Assets.

     On the Effective Date, subject to the requirements of applicable Bermuda law in respect of APW and Reorganized APW, the following contributions, mergers and dissolutions may be effective and effectuated without any further action by the stockholders or directors of any of the Debtors or Reorganized Debtors:

          (a) Any Affiliate (or Affiliate's business assets) of the Debtors may be contributed, merged or amalgamated into or with APW, Vero, Reorganized APW, Reorganized Vero or any of their respective Affiliates; and

          (b) Vero or Reorganized Vero may be dissolved.

     2.   Post-Effective Date Transactions.

     Subject to the requirements of applicable Bermuda law and such other laws as may be applicable, in respect of APW and Reorganized APW, Reorganized APW will seek shareholder consent to undertake the following post Effective Date transactions: (a) increase the number of authorized shares from 250 million to 65 billion for the purpose of providing APW Common Shares necessary to be issued upon exercise of the APW Warrants, the New Warrants, the DIP Facility Warrants and the New Management Option Plan, (b) effect a reverse stock split/consolidation of 1:3000 shares for the purpose of normalizing the number of shares of APW Common Shares for purposes of trading on a United States exchange, (c) reduce the par value per share of the APW Common Shares from what it would be as a result of the reverse stock split/consolidation to the minimum legally allowed under applicable Bermuda law per share, and (d) approve and ratify the New Management Option Plan. In addition, Reorganized APW will seek shareholder consent to elect the directors as specified in Section III.H. of the Plan.

     3.   Retention and Issuance of Equity Securities.

     Subject to the requirements of applicable Bermuda law, as of the Effective Date, the issued and outstanding APW Common Shares will be retained by the holders thereof and on said date or as soon as possible thereafter, Reorganized APW will (i) issue (a) up to 200 million additional APW Common Shares, (b) the APW Warrants, (c) New Warrants and (d) the DIP Facility Warrants and (ii) be authorized to grant the options and share issuances under the New Management Option Plan pursuant to the Plan and reserve APW Common Shares underlying such options. On the Effective Date, or as soon thereafter as is practicable, Reorganized APW will execute and deliver all documents and agreements that are necessary or appropriate to cause the issuance of such securities.

     4.   Shareholders Agreement.

     As part of the Plan and as set forth in Exhibit E thereto, the holders of APW Common Shares issued pursuant to the Plan, the APW Warrants and the DIP Facility Warrants will, by acceptance of such shares or warrants, be bound by the terms of the Shareholders Agreement to the maximum extent permitted by applicable law, including the Bankruptcy Code. A copy of the Shareholders Agreement is set forth in the Plan Supplement. All certificates representing APW Common Shares issued in connection with the Plan upon exercise of the APW Warrants and the DIP Facility Warrants will bear the following legend:

          "THE SALE, EXCHANGE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS
          AGREEMENT, DATED AS OF               , 2002, BY AND AMONG CERTAIN
                                 --------- ---
          SHAREHOLDERS OF APW LTD., AS THE SAME MAY BE AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

     5.   Incurrence of New Indebtedness.

     Subject to the requirements of applicable Bermuda law as to APW and Reorganized APW, on the Effective Date, the Debtors and the Reorganized Debtors will be authorized to incur indebtedness under the New Working Capital Facility, having principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in a Plan Supplement and summarized below. The receipt by the Debtors of satisfactory written commitments to provide the facility is a condition precedent to confirmation of the Plan and the execution and effectiveness of the facility is a condition to the occurrence of the Effective Date.

Terms of New Working Capital Facility:

Amount: $110 Million revolving credit, asset-based facility to be provided by a group of lenders (the "New Working Capital Facility Lenders"). A portion of the facility may be used to reduce the amount of any borrowings under the DIP Facility as of the Effective Date.

Guarantors:            The New Working Capital Facility shall be absolutely
                       and unconditionally guaranteed by all of APW's U.S. and non-U.S. direct and indirect Subsidiaries (the
                       "Guarantors"), and such guarantees (the "Guarantees") shall be secured by substantially all of the assets of the Guarantors.

Interest Rate:         Interest on amounts borrowed under the New
                       Working Capital Facility shall be payable either at (i)
                       LIBOR plus 3.5% per annum or (ii) the base rate plus
                       1.5% per annum, payable quarterly in arrears.

Facility Fee:          $825,000, or 0.75% of the total commitment.

Commitment Fee:        0.50% per annum on the unused portion of the New
                       Working Capital Facility (with letters of credit issued under the facility to be treated as amounts borrowed under the facility).

Maturity Date:         First anniversary of the Consummation Date, but
                       in no event earlier than November 30, 2003.

Collateral:            All obligations with respect to the New Working Capital
                       Facility (including all principal, interest and fees payable) will be secured by the following collateral:

                            (i) all existing collateral which presently secures the Senior Credit Facilities; and

                            (ii) all property which was unencumbered on the date
                                 of the chapter 11 filing or is acquired during the Reorganization Cases.

Priority of Liens:     The security interests, mortgages and other liens on the
                       assets of APW and the Guarantors securing the New Working
                       Capital Facility and the Guarantees thereof shall be junior in priority only to such other liens to which the Administrative Agent and the New Working Capital Facility
                       Lenders (by requisite percentage) agree, both in terms of type and amount. The security interests, mortgages and other liens securing the New Working Capital Facility shall in all respects be senior in priority to the security interests, mortgages and other liens securing the New Secured Notes. The relative priority between the liens securing the New Working Capital Facility, on the one hand, and the New Secured Notes, on the other hand, shall be set forth in an intercreditor agreement.

Other Terms:           All representations, covenants (including
                       financial covenants), conditions, events of default provisions, indemnification provisions, assignment provisions and other terms and provisions of the New
                       Working Capital Facility shall be in a form acceptable to the agent for the New Working Facility Capital
                       Facility Lenders and the New Working Capital Lenders
                       (by requisite percentage).

Relationship to DIP    The New Working Capital Facility may be used to refinance
Financing:             the DIP Facility in its entirety upon the Effective Date.

     As part of its DIP Facility, APW has the option to enter into discussions with the DIP Lenders to refinance and amend the terms of the DIP Facility upon the earlier to occur of 180 days from the date of APW's filing of the chapter 11 proceeding or the date of confirmation of the Plan (the "Exit Facility"). In the event that APW is unable to enter into an Exit Facility to refinance the entire DIP Facility, the commitment amounts under each of Tranches A, B and C shall automatically be recast to be equal to the lesser of (a) the amount of such commitments as of the effective date of the Plan and (b) the amount of any repayment of each loan, if any, from any refinancing facility as of that date, and the termination date for Tranche A and B loans automatically shall be extended for one year and the termination date for the Tranche C loan automatically shall be extended for two years.

     6.   New Secured Notes.

     Pursuant to the Plan, APW will issue $100 million of New Secured Notes to holders of class 2 claims pursuant to the New Secured Loan Agreement. The New Secured Notes will have principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in a Plan Supplement and summarized below.

Terms of New Secured Notes:

Amount: $100 Million aggregate principal amount of New Secured Notes issued by APW to the lenders under the New Secured Loan Agreement (the "New Secured Loan Agreement Lenders").

Guarantors:            The New Secured Notes shall be absolutely and
                       unconditionally guaranteed with Guarantees from the Guarantors.

Interest:              Interest on the New Secured Notes shall be payable
                       either at (i) LIBOR plus 3.5% per annum or (ii) the base rate plus 1.5% per annum, payable quarterly in arrears. APW shall have the option to defer the payment of interest (the "Deferral Option") for up to two quarters upon the following terms and conditions: (a) the two quarters shall not be consecutive; (b) the interest rate during the period of any deferral shall be the interest rate then in effect plus 2.0%
                       (reverting back to the prior interest rate for the next and subsequent interest periods, subject to clause
                       (c)); (c) upon the first exercise of the Deferral
                       Option, the interest rate shall permanently increase by 0.25%; (d) the Deferral Option will not be available if there exists an event of default; (e) the Deferral
                       Option will expire upon the earlier to occur of (i) the end of APW's 2004 fiscal year and (ii) the first six month period during which APW's overall leverage ratio is 3.5:1; and (f) any interest deferred pursuant to the exercise of the Deferral Option will be capitalized and due and payable at maturity.

Maturity Date:         Fifth anniversary of the Effective Date.

Amortization:          Year 1     0.0%
                       Year 2     0.0%
                       Year 3     2.5% per quarter
                       Year 4     5.0% per quarter
                       Year 5     5.0% per quarter

Excess Cash Sweep:     An annual cash flow sweep shall be commenced immediately
                       upon the issuance of the New Secured Notes, with any excess cash flow to be applied to reduce the balloon payment due upon maturity of the New Secured Notes.

Optional Prepayment:   Prepayment in full, including accrued and unpaid
                       interest, at any time without penalty.

Collateral:            The New Secured Notes will be secured by the following
                       collateral (subject, in each case, to the prior rights of the lenders under the New Working Capital Facility
                       (as discussed below) with respect to such collateral):

                            (i) all collateral which presently secures the Senior Credit Facilities; and

                            (ii) all property which is unencumbered on the date
                                 of the chapter 11 filing or is acquired during the Reorganization Cases.

Priority of Liens:     The security interests, mortgages and other liens on the
                       assets of APW and the Guarantors securing the New Secured
                       Notes and the Guarantees thereof shall be junior in priority only to (i) those security interests, mortgages and other liens securing the New Working Capital Facility and (ii) such other liens to which the Administrative
                       Agent and the New Secured Loan Agreement Lenders (by requisite percentage) agree, both in terms of type and amount. The relative priority between the liens securing the New Secured Notes, on the one hand, and the New
                       Working Capital Facility, on the other hand, shall be set forth in an intercreditor agreement.

Other Terms:           All representations, covenants (including financial
                       covenants), conditions, events of default provisions indemnification provisions, assignment provisions and other terms and provisions of the New Secured Loan

                       Agreement under which the New Secured Notes will be issued shall be in a form and substance acceptable to the Administrative and Collateral Agents and the New Secured Loan Agreement Lenders (by requisite percentage). Provisions relating to voting, agent exculpation and indemnity shall be substantially identical to those found in the Senior Credit Facilities.

Administrative Agent:  Bank of America, N.A.

Collateral Agents:     Bank of America, N.A. and Royal Bank of Scotland

     7.   Modification of Existing Agreements.

     On the Effective Date, except for purposes of distributions under the Plan, the Senior Credit Facilities will not be released or discharged but will be modified or amended consistent with the provisions of the Plan so that a portion of the Senior Credit Facilities will be exchanged for the New Secured Notes issued under the New Secured Loan Agreement. On the Effective Date, all liens, security interests, and pledges securing the obligations of the Debtors and their Affiliates incurred pursuant to or in connection with the Senior Credit Facilities will not be released or discharged but will be modified or amended consistent with the provisions of the Plan.

     8.   APW Common Shares.

     Pursuant to the Plan, subject to the requirements of applicable Bermuda law, on the Effective Date, the issued and outstanding APW Common Shares shall be retained by the holders thereof and Reorganized APW will (i) issue up to 200 million additional APW Common Shares to holders of class 2 claims. Subsequent to the Effective Date, Reorganized APW will take all actions as may be required under Bermuda and other applicable law and authorize the issuance of such additional number of APW Common Shares for subsequent issuances in respect of the exercise of (a) the APW Warrants, (b) the New Warrants, (c) the DIP Facility Warrants and (d) warrants or options issued under the New Management Option Plan.

     9.   Securities Issued Under the Plan.

     a. New Secured Notes. Pursuant to the Plan, APW will issue $100 million of New Secured Notes to holders of class 2 claims pursuant to the New Secured Loan Agreement which will be an amendment and restatement or replacement of the Senior Credit Facilities. The New Secured Notes are not deemed to be securities governed by the Securities Act of 1933, as amended (the "Securities Act").

     b. APW Common Shares. Pursuant to the Plan, in addition to the 40,810,170 APW Common Shares currently outstanding, APW will issue 200 million APW Common Shares to holders of class 2 claims. APW is only authorized to issue 250 million APW Common Shares under its Memorandum of Continuance and Bye-Laws. For purposes of Bermuda corporate law, holders of Senior Credit Facilities Claims shall be deemed to forgive $2.0 million of its class 2 Claims in order to pay for 200 million shares at a price equal to the par value per share.

     c. APW Warrants. Pursuant to the Plan, APW will issue the APW Warrants to purchase 40,569,359,830 APW Common Shares to holders of class 2 claims. As of today, APW is only authorized to issue 250 million APW Common Shares under its Memorandum of Continuance and Bye-laws. Within 90-120 days of the Effective Date, APW will hold a shareholders meeting for the purpose of, among other things, increasing the number of authorized common shares to 65 billion APW Common Shares for the purpose of, among other things, allowing the holders of the APW Warrants to exercise such warrants. Solely for purposes of Bermuda law, the holders of allowed class 2 claims shall be entitled to pay the exercise price related to such APW Warrants in exchange for forgiveness of a class 2 claim of $2.1 million in the aggregate. The exercise price of the APW Warrants will be adjusted upward upon the consolidation/reverse stock split and reduction in par value contemplated by Section V.C.2 above, entitled "THE JOINT PLAN OF REORGANIZATION - Implementation of the Plan - Post-Effective Date

Transactions," to an exercise price equal to the par value per APW Common Share (after giving effect to such transactions).

     d. New Warrants. Pursuant to the Plan, APW will issue to the holders of allowed class 8A claims the New Warrants to purchase 2,473,343,636 APW Common Shares, or 4% of the APW Common Shares on a fully diluted basis. Within 90-120 days of the Effective Date, APW will hold a shareholders meeting for the purpose of, among other things, increasing the number of authorized common shares to 65 billion APW Common Shares for purpose of allowing the holders of the New Warrants to exercise such warrants.

     e. DIP Facility Warrants. Pursuant to the Plan and in consideration of the DIP Facility, APW will issue to the DIP Lenders the DIP Facility Warrants to purchase 12,366,718,182 APW Common Shares or 20% of the APW Common Shares on a fully diluted basis. Within 90-120 days of the Effective Date, APW will hold a shareholders meeting for the purpose of, among other things, increasing the number of authorized common shares to 65 billion APW Common Shares to allow the holders of the DIP Facility Warrants to exercise such warrants. The exercise price of the DIP Facility Warrants will be adjusted upward upon the consolidation/reverse stock split and reduction in par value contemplated by
Section V.C.2 above, entitled "THE JOINT PLAN OF REORGANIZATION - Implementation of the Plan - Post-Effective Date Transactions," to an exercise price equal to the par value per APW Common Share (after giving effect to such transaction). Pursuant to the terms of the DIP Facility and the DIP Facility Warrants, the additional commitment fee of $750,000 will be used as a prepayment of the exercise price due upon exercise of the DIP Facility Warrants.

     f. New Management Option Plan. Pursuant to the Plan, APW will adopt the New Management Option Plan. Within 90-120 days of the Effective Date, APW will hold a shareholders meeting for the purpose of, among other things, (i) approving the New Management Option Plan and (ii) increasing the number of authorized common shares to 65 billion APW Common Shares and to reserve a number of shares equal to 10% of the authorized share capital of Reorganized APW (on a fully diluted basis, after giving effect to the restructuring contemplated by the Plan) as required to be issued pursuant to the options granted under the New Management Option Plan.

D.   Securities Law Matters

     1. Issuance of the APW Warrants, the DIP Facility Warrants and the APW Common Shares.

     The offer and issuance on the Effective Date, as provided in the Plan, of the APW Warrants, the DIP Facility Warrants and the APW Common Shares are being made by the Debtors in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and regulations promulgated thereunder.

     Section 4(2) of the Securities Act generally exempts from the registration requirements of such act private transactions by an issuer that do not involve a public offering. APW is relying on Section 4(2) to exempt from such registration requirements (and is relying on any comparable state securities or "blue sky" law exemptions) the issuance of the APW Warrants, DIP Facility Warrants and the APW Warrants or the offer of such securities which may be deemed to be made by APW pursuant to its solicitation of votes on the Plan. As such, all such securities issued by APW in reliance on Section 4(2) of the Securities Act will be "restricted securities" within the meaning of the Securities Act and such securities may not be resold unless an exemption under the Securities Act is available or a registration statement is filed covering such securities.

     2.   Exemption from Registration.

     In reliance upon an exemption from the registration requirements of the Securities Act, and equivalent state securities laws afforded by section 1145 of the Bankruptcy Code, the New Warrants (the "Exempted Plan Distributions") to be issued on the Effective Date as provided in the Plan will be exempt from the registration requirements of the Securities Act and equivalent state securities laws. Except with respect to "underwriters," section 1145(a) of the Bankruptcy Code generally exempts from such registration the issuance of securities if the following conditions are satisfied: (i) the securities are issued by a debtor (or its successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued principally in such exchange and partly for cash or property. The Debtor believes that the exchange of Exempted Plan Distributions for Claims against or interests in the Debtor under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

     The Exempted Plan Distributions to be issued pursuant to the Plan on the Effective Date would be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

     Section 1145(b)(1) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (A) purchases a claim against, interest in, or claim for an administrative expense, with a view to distribution of any security to be received in exchange for the claim or interest, or (B) offers to sell securities issued under a plan for the holders of such securities, or (C) offers to buy securities issued under a plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan, or (D) is an issuer of the securities within the meaning of Section 2(11) of the Securities Act.

     The term "issuer" is defined in Section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as defined in Rule 405 under the Securities
Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of the securities of a reorganized debtor may be presumed to be a "control person."

     To the extent that persons deemed to be "underwriters" receive Exempted Plan Securities pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Entities deemed to be statutory underwriters for purposes of section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

     Pursuant to the Plan, certificates evidencing Exempted Plan Securities received by holders of ten percent (10%) or more of the outstanding APW Common Shares or by holders that do not certify that they are not underwriters within the meaning of section 1145 of the Bankruptcy Code, will bear a legend substantially in the form set forth below.

     Whether or not any particular person would be deemed to be an "underwriter" of Exempted Plan Securities to be issued pursuant to the Plan, or an "affiliate" of APW, would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtor expresses no view as to whether any such person would be such an "underwriter' or an "affiliate."

     Any person or entity that would receive legended securities as provided above may instead receive certificates evidencing Exempted Plan Securities without such legend if, prior to the Effective Date, such person or entity delivers to APW, (i) an opinion of counsel reasonably satisfactory to APW to the effect that the Exempted Plan Securities to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

     IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF APW, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN ANY OF THE EXEMPTED PLAN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

     3.   Legended Shares and Certificates.

     To the extent that the exemption under section 1145(a) of the Bankruptcy Code is not applicable, the securities to be issued pursuant to the Plan (including the Exempted Plan Securities) on the Effective Date will be "restricted securities" within the meaning of the Securities Act and such securities may not be resold unless an exemption under the Securities Act is available or a registration statement is filed. Pursuant to the Plan, certificates evidencing such restricted securities will bear a legend substantially in the form below:

          "THE [SHARES OF COMMON STOCK/SECURITIES] EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

     Any holder of a certificate evidencing securities bearing such legend may present such certificate to the transfer agent for such securities for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (a) such securities are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to APW an opinion of counsel reasonably satisfactory to APW to the effect that such securities may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend, unless otherwise specified in such opinion.

     Holders restricted securities may, however, be able, at a future time and under certain conditions described below, to sell restricted securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act. Furthermore, under paragraph (k) of Rule 144, the aforementioned condition will not limit the resale of restricted securities that are sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three (3) month period preceding such sale, so long as a period of at least two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

     THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF APW COMMON SHARES, APW WARRANTS, NEW WARRANTS, DIP FACILITY WARRANTS OR NEW SECURED NOTES CONSULT THEIR OWN COUNSEL CONCERNING THE SECURITIES LAWS CONSEQUENCES WITH RESPECT TO THE TRANSFERABILITY OF SUCH SECURITIES.

     4.   Corporate Action.

     Within 90-120 days of the Effective Date, APW shall hold a meeting of its shareholders for the following purposes: (a) to approve the New Management Option Plan, (b) to increase the number of authorized shares from 250 million to 65 billion for the purpose of providing APW Common Shares necessary to be issued upon exercise of the APW Warrants, the New Warrants, the DIP Facility Warrants and options issued under the New Management Option Plan, (c) to effect a reverse stock split/consolidation of APW Common Shares of 1:3,000 for the purpose of normalizing the number of APW Common Shares for purposes of trading on a United States exchange; (d) to reduce the par value per share of the APW Common Shares from what it would be as a result of the reverse stock split/consolidation to the minimum legally allowed under applicable Bermuda law, (e) to elect the seven director nominees as set forth in the Plan, and (f) the taking of such other acts that the Board of Directors determines may be properly brought before a shareholders meeting; provided, however, that in connection with, or after giving effect to, such transactions, (i) no APW Common Shares are canceled without the consent of the respective record holder of such shares (other than fractional shares after giving effect to the reverse stock split/consolation, or of APW Warrants, New Warrants or DIP Facility Warrants, (ii) APW Warrants are held by or for the benefit of holders of allowed class 2 claims, (iii) New Warrants are held by or for the benefit of holders of allowed subclass 8A equity interests, (iv) DIP Facility Warrants are held by or for the benefit of the DIP Lenders and (v) warrants or options to purchase 10% of APW Common Shares, on a fully diluted basis, are reserved for issuance pursuant to the New Management Option Plan. As a result of the Post-Effective Date Transactions and, more specifically, the reverse stock split/consolidation, APW will be required to make cash payments to holders in lieu or any fractional shares (after giving effect to the consolidation). APW estimates that the maximum amount of payments to be paid, as a result, will be no more than $400,000.

     On the Effective Date or soon thereafter as practicable, consistent with the laws of Bermuda and Barbados, the initial Board of Directors for Reorganized APW shall consist of the 7 individuals (including the chief executive officer and one nominee of the chief executive officer so long as such nominee satisfies the requirements of local corporate law as to the citizenship or residency of at least one director). The names of the initial members of the Board of Directors of Reorganized APW as of the Effective Date, or those who will be nominated to become members as of the Effective Date, or as promptly as possible thereafter, shall be disclosed at or before the Confirmation Hearing. Reorganized APW, upon the Effective Date, shall appoint or cause the appointment of such directors. Subsequent to the Effective Date, the Company shall hold a shareholders' meeting for the purpose of electing such Directors. Those officers who are selected to be officers of Reorganized APW, who are not currently officers of APW, shall be elected by the Board of Directors as of the Effective Date. Those directors and officers not continuing in office shall resign therefrom as of the Effective Date. The initial Board of Directors of Reorganized APW will select the officers and directors of Reorganized Vero.

E.   Bermuda Insolvency Proceedings

     Concurrently with the commencement of the Reorganization Cases, a proceeding may be commenced with respect to APW in the Bermuda court pursuant to a winding up petition with the appointment of joint provisional liquidators. This filing would be intended to result in the imposition of a statutory stay preventing third parties from continuing or taking actions against APW in Bermuda. This stay against third party claims will allow the implementation of the Plan without interruption.

     The powers of the provisional liquidators, who are officers of the court, are limited by the order appointing them. The order provides that the provisional liquidators will be responsible for overseeing the implementation of the Plan and ensuring that the Plan is in the best interests of APW's creditors. If the joint provisional liquidators report to the court that they are of the opinion that what is being proposed in the Plan is not in the interests of the APW creditors, the court may instruct the provisional liquidators to take the necessary steps to intervene in the process.

     Following the implementation of the Plan, and assuming that Reorganized APW is solvent, Reorganized APW will apply to the Bermuda court to have the winding up petition dismissed and the appointment of the joint provisional liquidators will terminate.

F.   Plan Provisions Governing Distributions

     1.   Date and Delivery of Distribution.

     Except as otherwise ordered by the Court or provided in the Plan, the DIP Facility, in respect of the DIP Facility Warrants, or the Confirmation Order, distributions will be made by Reorganized APW or its designee to the holders of
(i) Allowed Claims (a) at the addresses set forth on the Schedules unless superseded by proofs of claims or transfers of claims pursuant to Bankruptcy Rule 3001, or (b) at the last known addresses of such holders if the Debtors have been notified in writing of a change of address and (ii) Allowed Equity Interests, to the address maintained with the registrar or transfer agent for such equity interests.

     All distributions under the Plan to holders of Senior Credit Facilities Secured Claims (class 2) and Senior Credit Facilities Deficiency Claims (class
5) will be made by Reorganized APW to the Agent Banks, which in turn, will make the distributions to holders of such claims at the addresses last known to the Agent Banks. These distributions to the Agent Banks will be in complete satisfaction and discharge of the Debtors' obligations to the holders of Senior Credit Facilities Secured Claims and claims under the Senior Credit Facilities.

     As of the close of business on the Record Date, the claims register and equity register, as applicable, will be closed and there will not be any further changes in the record holder of any claim without the consent of the Reorganized Debtors. The Reorganized Debtors may, but in no event shall be obligated to, recognize the transfer of any claim occurring after the Record Date. The Reorganized Debtors will be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business of the Record Date.

     2.   Distributions With Respect to Disputed Claims and Equity Interests.

     No distributions will be made with respect to Disputed Administrative Expenses, Disputed Claims or Disputed Equity Interests. To the extent that a Disputed Administrative Expense, Disputed Claim or Disputed Equity Interest is allowed after the Effective Date, the holder thereof will receive the distribution to which the Plan entitles such holder in respect of such Allowed Administrative Expense or claim, without interest. Except as otherwise ordered by the Court or provided in the Plan, each distribution to be made on a specific date will be deemed to have been made on such date if actually made on the later of such date and the date on which such administrative expense, claim or equity interest is allowed, or as soon thereafter as practicable.

     3.   Distributions With Respect to Holders of Class 5 Claims.

     a. Distributions as to Class 5 Claims. The holder of a class 5 claim that is or becomes, in part, an allowed General Unsecured Claim, no later than ten days prior to the Class 5 Initial Distribution Date will receive a distribution in respect of the allowed portion of such General Unsecured Claim from the applicable Distribution Pool on the Class 5 Initial Distribution Date.

     b. Distributions Withheld for Disputed Class 5 Claims. On the Class 5 Initial Distribution Date and each Subsequent Distribution Date, the Reorganized Debtors will reserve from the distributions to be made on such dates from the applicable Distribution Pool to the holders of allowed General Unsecured Claims an amount equal to 100% of the cash distributions to which holders of disputed General Unsecured Claims would be entitled under the Plan (including the portion of the cash distribution that relates to Disputed Claims) as of such dates as if such disputed General Unsecured Claims were Allowed Claims in their Disputed Claim amounts.

     c. Property Held in Distribution Pool. The cash that relates to Disputed Class 5 claims will be deposited into the applicable Distribution Pool on or before the dates that payments thereof are to be made to holders of Disputed Class 5 claims. Amounts held in the applicable Distribution Pool will then be distributed to holders of Disputed General Unsecured Claims pursuant to Section III.M of the Plan as disputed General Unsecured Claims are resolved. The Distribution Pool will also hold all Surplus Distributions. All amounts held in the Distribution Pool will be held in a segregated, non-interest bearing account in the name of the applicable Reorganized Debtor.

     d. Expenses of Distribution Pool. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable expenses incurred by the Reorganized Debtors, as applicable, on or after the Effective Date with respect to the Distribution Pool will be paid by the Reorganized Debtors and will not reduce the funds held in the Distribution Pool.

     e. Distributions Upon Allowance of Disputed Class 5 Claims. The holder of a Disputed Class 5 claim that becomes an Allowed Claim subsequent to the Class 5 Initial Distribution Date will receive from the applicable Distribution Pool, the distribution of cash that would have been made to such holder under Section II.D.5 of the Plan if the Disputed Class 5 claim had been an Allowed Claim on or prior to the Class 5 Initial Distribution Date, without any post-Initial Distribution Date interest on such claims, on the Subsequent Distribution Date that follows the fiscal quarter during which such Disputed Class 5 claim becomes an Allowed Claim.

     4.   Setoffs and Recoupments.

     The Debtors may, but will not be required to, set off against or recoup from any claim the payments to be made pursuant to the Plan in respect of such claim, any claims of any nature whatsoever the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any claim will constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or Reorganized Debtors may have against such claimant.

     5.   Distributions of Unclaimed Property.

     Any claim in respect of such a voided check or any other unclaimed property distributable under the Plan must be made before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's claim is allowed. Any distribution of property (cash or otherwise) under the Plan which is unclaimed after the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's claim is allowed, will be transferred to Reorganized APW, notwithstanding state or other escheat or similar laws to the contrary. In the event that any securities are returned to the Reorganized Debtors as unclaimed property, such securities shall be canceled.

     6.   Saturday, Sunday, or Legal Holiday.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.

     7.   Fractional Shares.

     No fractional shares, or New Warrants or DIP Facility Warrants to purchase fractional shares, of APW Common Shares shall be distributed. All shares shall be rounded down to the nearest whole number. No distributions shall be made in lieu of fractional APW Common Shares.

     8.   De Minimis Distributions.

     No cash payment of less than $5.00 will be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to Reorganized APW.

     9.   Surrender of Existing Securities.

     Except with respect to distributions to holders of the claims in class 2 and the equity interests in subclass 8A and unless waived by the Reorganized Debtors, as a condition to receiving any distribution under the Plan, each holder of a promissory note, certificate or other instrument evidencing a claim must surrender such promissory note, certificate or other instrument. Any holder of a claim that fails to (i) surrender such instrument and collateral or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the applicable Reorganized Debtor before the later to occur of
(a) the second anniversary of the Effective Date and (b) six months following the date such holder's claim is allowed, will be deemed to have forfeited all rights and claims with respect thereto, may not participate in any distribution under the Plan on account thereof, and all amounts owing with respect to such Allowed Claim will be retained by the applicable Reorganized Debtor.

     10.  Enforcement of Subordination.

     The Plan takes into account the relative priority of the claims or equity interests in each class in connection with any Bankruptcy Code subordination provisions relating thereto. Accordingly, the confirmation of the Plan will permanently enjoin, effective as of the Effective Date, all enforcement or attempts to enforce any further rights with respect to the distributions under the Plan other than enforcement by holders to receive such distribution in accordance with the Plan.

G.   Other Plan Provisions

     1.   Vesting of Assets.

     On the Effective Date, the assets of the Debtors and their estates will vest in the Reorganized Debtors free and clear of all claims, security interests, liens and interests of holders of claims and equity interests, except as provided in the Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

     2. Executory Contracts and Unexpired Leases (including those executory contracts and unexpired leases listed on Exhibit C to the Plan).

     General. As of the Effective Date, pursuant to the Plan, all executory contracts and unexpired leases that exist between any of the Debtors and any other party are hereby specifically rejected, except for (a) any executory contracts or unexpired leases which are the subject of a motion to assume or reject which is pending on the date the Plan is confirmed, which shall be assumed or rejected in accordance with the disposition of such motions and (b) the executory contracts and unexpired leases listed on Exhibit D to the Plan, as it may be modified and amended by a Plan Supplement, which, to the extent not previously assumed, assumed and assigned, or rejected pursuant to Court order, are specifically assumed pursuant to the Plan. Entry of the Confirmation Order by the Clerk of the Court shall constitute
(y) approval, pursuant to subsection 365(a) of the Bankruptcy Code, of such assumptions and rejections pursuant to the Plan and (z) the determination that, with respect to such assumptions pursuant to the plan, "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) by the Reorganized Debtors thereunder has been demonstrated and no further adequate assurance is required. The Debtors reserve the right to modify and amend the lists of executory contracts to be assumed or rejected as set forth in Exhibits C and D to the Plan, either by motion or an amendment to the Exhibits which will be contained in a Plan Supplement. As to those executory contracts and unexpired leases not assumed or rejected pursuant to the Plan, their assumption or rejection shall be subject to the consent of the Majority Leaders, whose consent shall not be unreasonably withheld. The listing of a document on either Exhibits C or D of the Plan shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

     Cure of Defaults. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to subsection 365(b) of the Bankruptcy Code by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such assumed executory contract or unexpired lease may agree. In the event of a dispute regarding the amount of any cure payments, the ability of any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed and assigned, or any other matter pertaining to assumption or assignment, the cure payments required by subsection 365(b) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption and/or assignment.

     Insurance Policies. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto are treated as executory contracts under the Plan.

     Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section III.O of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease and (ii) notice of entry of the Confirmation Order. Any claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors and their property.

     3.   Retiree Benefits.

     After the Effective Date, the payment of retiree benefits (as defined in section 1114 of the Bankruptcy Code), if any, at the level established pursuant to section 1114 of the Bankruptcy Code, will continue for the duration of the period the Debtors have obligated themselves to provide such benefits.

     4.   Employee Benefit Plans.

     Except as otherwise set forth in the Plan or ordered by the Court, all employee benefit plans, policies and programs of the Debtors and the Debtors' obligations thereunder (including all severance arrangements and change of control agreements), shall survive confirmation of the Plan, remain unaffected thereby and not be discharged. The Plan provides that employee benefit plans, policies and programs include, without limitation, all medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, retirement plans, retention plans, severance plans, contributions to nondiscretionary individual retirement accounts and other such benefits (to the extent not executory contracts assumed under the Plan or specifically rejected).

     5.   Officers and Directors.

     Under the Plan, all directors' and officers' liability insurance policies maintained by the Debtors are treated as executory contracts and assumed. Entry of the Confirmation Order by the Clerk of the Court will constitute approval of such assumptions pursuant to subsection 365(a) of the Bankruptcy Code. The obligation of the Debtors to indemnify, reimburse or limit the liability of their present and former directors, officers or employees who were directors, officers or employees, respectively, against any claims or obligations pursuant to the Debtors' Memorandum of Continuance, Bye-laws, applicable corporate law, or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby and not be discharged only to the extent such obligations (i) relate to an event or conduct occurring after the date the Reorganization Cases were commenced, or (ii) are for prepayment, reimbursement or indemnification with respect to payments made by or for the benefit of such directors or officers in respect of events or conduct that occurred prior to the date of the commencement of the Reorganized Cases, up to a maximum aggregate amount, inclusive of prepayments, reimbursement and indemnification payments made prior to the commencement of the Reorganized Cases, of $250,000.

     6.   Exculpation.

     Under the Plan, the Debtors, the Reorganized Debtors and the Senior Lenders, and each of their respective principals, members, partners, limited partners, officers, directors, shareholders, employees, agents, representatives and professionals will neither have nor incur any liability to any person for any act taken or omitted to be taken (whether prior to or after the date of the Plan) in connection with, related to or in contemplation of, the formulation, preparation, structuring, dissemination, implementation, administration, confirmation or consummation of the Plan, this Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any act taken or omitted to be taken in connection with the restructuring of the Debtors or during the Reorganization Cases.

     7.   Injunction.

     Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all persons and entities will be permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account, or in respect, of any claim, obligation, debt, right, action, cause of action, remedy or liability satisfied pursuant to the Plan and the Confirmation Order shall so provide (including, without limitation, any suit, action, or other proceeding challenging in any other manner (including seeking to enjoin or obtain affirmative relief that is inconsistent with) the Post-Effective Date transactions required or contemplated to take place pursuant to the provisions of the Plan, including, without limitation, pursuant to paragraph III.C of the Plan).

     8.   Alternate Structures.

     In lieu of the transactions contemplated by the Plan and the Post-Effective Date transactions set forth in Section III.C of the Plan, APW may, to the extent permitted by, and subject to the requirements of, applicable Bermuda law, effect the terms of the Plan through one or more alternate transactions which provide for the same consideration and distributions to each of the classes as provided in the Plan.

     9.   Limited Releases by Debtors.

     Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the obligations and undertakings of the Senior Lenders set forth in the Plan, the agreement of the Senior Lenders to their treatment as holders of subclass 5A and subclass 5B claims, facilitating both the Debtors obtaining the DIP Facility by, inter alia, consenting to the subordination of their liens on the assets of the Debtors and their affiliates and the liens granted under such facility and the implementation of the restructuring contemplated by the Plan, the Senior Lenders, on and after the Effective Date, are released by the Debtors and the Reorganized Debtors from any and all Claims (as defined in section 101(5) of the

Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtor or any of its subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any such Claim or equity interest or other person or entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, arising under, or relating to, the Senior Lenders' obligations under the DIP Facility and the New Working Capital Facility.

     10.  Votes Solicited in Good Faith.

     Upon entry of the order confirming the Plan, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Senior Lenders and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of securities offered and sold under the Plan and, therefore, will have no liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of the securities offered and sold under the Plan.

     11.  Section 1145 Exemption.

     To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy laws, the APW Common Shares, APW Warrants, New Secured Notes, New Warrants and DIP Facility Warrants issued pursuant to the Plan are exempt from registration under the Securities Act of 1933, as amended.

     12.  Section 1146 Exemption.

     Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan may not be taxed under any domestic law imposing a stamp or similar tax.

                                       VI.

                            PROJECTIONS AND VALUATION

A.   Projections

                     ACTUAL RESULTS MAY NOT MEET PROJECTIONS

     The projections in this disclosure statement are based on a number of significant assumptions. Actual operating results and values may vary. See
Section VII.B, below, entitled "CERTAIN FACTORS AFFECTING THE DEBTORS - Factors Relating to Reorganized APW and the Plan Securities," for a discussion of some of the factors that could cause actual results to vary.

     The Debtors' management has prepared the Projections contained in this Disclosure Statement in connection with the development of the Plan. The numerical information in this Disclosure Statement, including the Projections and liquidation and valuation analyses, has been prepared by the Debtors and does not constitute a representation or endorsement of the accuracy of such information by the Senior Lenders, the Senior Lenders or any of the Debtors' other creditor constituencies.

     The Projections assume the Plan and the transactions it contemplates will be implemented in accordance with their terms. The assumptions and estimates underlying the Projections are inherently uncertain and are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected. Such uncertainties and other factors include the Reorganized Debtors' ability to provide their services and products, access to adequate financing, ability to attract and retain key management personnel, general economic conditions, and other factors, including those risks discussed in this section.

     Accordingly, the Projections are not necessarily indicative of the future financial condition or results of operations of the Reorganized Debtors, which may vary significantly from those set forth in the Projections. For these reasons, the Projections should not be regarded as a representation by the Debtors, the Debtors' advisors, or any other person that the Projections can or will be achieved.

1. Pro Forma Condensed Consolidated Balance Sheet (Unaudited, dollars in thousands)

                                                               Estimated     Reorganization   Fresh Start      Restated
                                                             July 15, 2002    Adjustments     Adjustments   July 15, 2002
                                                             -------------   --------------   -----------   -------------
ASSETS
   Current Assets
      Cash and cash equivalents ..........................     $   9,004        $      --      $      --      $   9,004
      Accounts receivable ................................       138,280               --             --        138,280
      Inventories ........................................        95,200               --             --         95,200
      Prepaid expenses ...................................        16,289               --             --         16,289
      Prepaid income taxes ...............................           470               --             --            470
                                                               ---------        ---------      ---------      ---------
   Total Current Assets ..................................       259,242               --             --        259,242
                                                               ---------        ---------      ---------      ---------
   Machinery and equipment ...............................       439,985               --        (24,400)       415,585
   Less: accumulated depreciation ........................      (230,506)              --             --       (230,506)
                                                               ---------        ---------      ---------      ---------
   Net property, plant and equipment .....................       209,479               --        (24,400)       185,079
   Goodwill, net of accumulated amortization .............       291,444               --       (291,444)            --
   Intangible assets, net of accumulated amortization ....         4,192               --         (4,192)            --
   Excess reorganization value ...........................            --               --             --             --
   Other assets ..........................................        50,075          (15,892)            --         34,183
                                                               ---------        ---------      ---------      ---------
   Total Assets ..........................................     $ 814,432        $ (15,892)     $(320,036)     $ 478,504
                                                               ---------        ---------      ---------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities
      Short-term borrowings ..............................     $ 644,015        $(644,015)     $      --      $      --
      Trade accounts payable .............................        68,880               --             --         68,880
      Accrued compensation and benefits ..................        21,266               --             --         21,266
      Income taxes payable ...............................        31,056               --             --         31,056
      Other current liabilities ..........................        44,029               --             --         44,029
                                                               ---------        ---------      ---------      ---------
   Total Current Liabilities .............................       809,246         (644,015)            --        165,231
                                                               ---------        ---------      ---------      ---------
   Long-term debt ........................................            --          100,000             --        100,000
   Working capital facility ..............................        90,915               --             --         90,915
   Deferred income taxes .................................           111               --             --            111
   Deferred compensation & payroll .......................        20,225               --             --         20,225
   Interest expense accrual ..............................        40,985          (40,985)            --             --
   Other non-current liabilities .........................        17,937               --             --         17,937
                                                               ---------        ---------      ---------      ---------
   Total Liabilities .....................................       979,419         (585,000)            --        394,420
   Shareholders' Equity ..................................      (164,987)         569,108       (320,036)        84,085
                                                               ---------        ---------      ---------      ---------
   Total Liabilities and Shareholders' Equity ............     $ 814,432        $ (15,892)     $(320,036)     $ 478,504
                                                               ---------        ---------      ---------      ---------

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Reorganization adjustments:
---------------------------

   The Plan provides for a deleveraging of APW and its subsidiaries through an exchange of approximately $685 million of debt and accrued interest under the Senior Credit Facilities for 200 million APW Common Shares of Reorganized APW as well as APW Warrants to purchase an additional 40,569,359,830 APW Common Shares of Reorganized APW. The Plan also provides for the issuance of $100 million in New Secured Notes. On the

   Effective Date, Reorganized APW is expected to enter into the New Working Capital Facility, and thus the deferred financing fees and warrants related to the Senior Credit Facilities will be written off.

Fresh start adjustments:
------------------------

   The Debtors propose to account for the reorganization and the related transactions using the principles of fresh start accounting as required by Statement of Position 90-7 ("SOP 90-7") issued by the American Institute of Certified Public Accountants (the "AICPA"). The Debtors have estimated a range of reorganization value between $225 million and $325 million. For purposes of determining reorganization value, the Debtors used the midpoint of that range $275 million, $84.1 million of which value is attributed to shareholders' equity. In accordance with SOP 90-7, any unallocated portion of the reorganization value has been allocated to specific tangible and identifiable intangible assets and liabilities. The unallocated portion of the reorganization value is classified as Excess Reorganization Value. For purposes of this presentation, book values have been assumed to equal fair values. The Debtors are currently performing independent appraisals of various assets, including fixed assets, which could lead to additional pro forma adjustments to book values and result in different Excess Reorganization Value as of the Effective Date. The amount of shareholders' equity in the fresh start balance sheet is not an estimate of the trading value of the APW Common Shares of Reorganized APW and the APW Warrants after confirmation of the Plan, which value is subject to many uncertainties and cannot be reasonably estimated at this time. The Debtors do not make any representations as to the trading value of APW Common Shares or APW Warrants to be issued pursuant to the Plan.

   The Debtors plan to write-down previously recorded APB 16 step-ups recorded as part of purchase accounting related to prior acquisitions.

2. Condensed Consolidated Projected Balance Sheets (Unaudited, dollars in thousands)

                                                                          Projected
                                                     ---------------------------------------------------
                                                     August 31, 2002   August 31, 2003   August 31, 2004
                                                     ---------------   ---------------   ---------------
ASSETS
    Current Assets
       Cash and cash equivalents .................      $   9,004         $   9,004         $   9,004
       Accounts receivable .......................        136,600           134,400           146,920
       Inventories ...............................         94,360            91,600            97,180
       Prepaid expenses ..........................         16,289            16,289            16,289
       Prepaid income taxes ......................            470               470               470
                                                        ---------         ---------         ---------
    Total Current Assets .........................        256,723           251,763           269,863
                                                        ---------         ---------         ---------
    Machinery and equipment ......................        417,252           436,252           467,252
    Less: accumulated depreciation ...............       (234,172)         (279,172)         (321,172)
                                                        ---------         ---------         ---------
    Net property, plant and equipment ............        183,080           157,080           146,080

    Other assets .................................         34,183            34,183            34,183
                                                        ---------         ---------         ---------
    Total Assets .................................      $ 473,986         $ 443,026         $ 450,126
                                                        ---------         ---------         ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities
       Trade accounts payable ....................      $  71,400         $  82,720         $ 106,080
       Accrued compensation and benefits .........         21,266            19,266            19,266
       Income taxes payable ......................         30,614            26,925            29,026
       Other current liabilities .................         47,279            42,279            42,279
                                                        ---------         ---------         ---------
    Total Current Liabilities ....................        170,559           171,190           196,651
                                                        ---------         ---------         ---------
    Long-term debt ...............................        100,000           100,000           100,000
    Working capital facility .....................         88,147            70,429            44,165
    Deferred income taxes ........................            111               111               111
    Deferred compensation & payroll ..............         20,225            20,225            20,225
    Other non-current liabilities ................         17,937            17,937            17,937
                                                        ---------         ---------         ---------
    Total Liabilities ............................        396,979           379,892           379,089

    Shareholders' Equity .........................         77,007            63,134            71,037
                                                        ---------         ---------         ---------
    Total Liabilities and Shareholders' Equity ...      $ 473,986         $ 443,026         $ 450,126
                                                        ---------         ---------         ---------

                                                                          Projected
                                                     ---------------------------------------------------
                                                     August 31, 2005   August 31, 2006   August 31, 2007
                                                     ---------------   ---------------   ---------------
ASSETS
    Current Assets
       Cash and cash equivalents .................      $   9,004         $   9,004         $  27,153
       Accounts receivable .......................        167,200           171,055           185,000
       Inventories ...............................        108,400           111,745           119,375
       Prepaid expenses ..........................         16,289            16,289            16,289
       Prepaid income taxes ......................            470               470               470
                                                        ---------         ---------         ---------
    Total Current Assets .........................        301,363           308,563           348,287
                                                        ---------         ---------         ---------
    Machinery and equipment ......................        506,102           549,677           597,802
    Less: accumulated depreciation ...............       (363,172)         (405,172)         (447,172)
                                                        ---------         ---------         ---------
    Net property, plant and equipment ............        142,930           144,505           150,630

    Other assets .................................         34,183            34,183            34,183
                                                        ---------         ---------         ---------
    Total Assets .................................      $ 478,476         $ 487,251         $ 533,100
                                                        ---------         ---------         ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities
       Trade accounts payable ....................      $ 130,800         $ 133,215         $ 148,500
       Accrued compensation and benefits .........         19,266            19,266            19,266
       Income taxes payable ......................         29,026            29,026            29,026
       Other current liabilities .................         42,279            42,279            42,279
                                                        ---------         ---------         ---------
    Total Current Liabilities ....................        221,371           223,786           239,071
                                                        ---------         ---------         ---------
    Long-term debt ...............................         90,000            70,000            50,000
    Working capital facility .....................         30,702            10,410                --
    Deferred income taxes ........................            111               111               111
    Deferred compensation & payroll ..............         20,225            20,225            20,225
    Other non-current liabilities ................         17,937            17,937            17,937
                                                        ---------         ---------         ---------
    Total Liabilities ............................        380,346           342,469           327,344

    Shareholders' Equity .........................         98,130           144,782           205,756
                                                        ---------         ---------         ---------
    Total Liabilities and Shareholders' Equity ...      $ 478,476         $ 487,251         $ 533,100
                                                        ---------         ---------         ---------

3. Condensed Consolidated Projected Statements of Operations (Unaudited, dollars in thousands)

                                                                 Projected - Fiscal year ending
                                                     ---------------------------------------------------
                                                     August 31, 2002   August 31, 2003   August 31, 2004
                                                     ---------------   ---------------   ---------------
Net sales ........................................      $ 840,684         $820,000           $955,000
Cost of sales ....................................        724,965          690,520            793,698
                                                        ---------         --------           --------
   Gross profit ..................................        115,719          129,481            161,302

Engineering, selling and administrative expense ..        152,313          135,600            141,300
Amortization of intangible asset .................         22,272               --                 --
                                                        ---------         --------           --------
   Operating earnings (loss) .....................        (58,866)          (6,120)            20,002

Net financing costs ..............................         62,914           11,443              9,997
Other expense (income), net ......................           (493)              --                 --
                                                        ---------         --------           --------
Earnings (loss) before income tax expense ........       (121,287)         (17,562)            10,004

Income tax expense (benefit) .....................        (30,321)          (3,688)             2,101
                                                        ---------         --------           --------
Net earnings (loss) ..............................      $ (90,965)        $(13,874)          $  7,904
                                                        =========         ========           ========
Depreciation expense .............................         43,748           45,000             42,000

EBITDA ...........................................      $   7,155         $ 38,881           $ 62,002
                                                        =========         ========           ========

                                                                 Projected - Fiscal year ending
                                                     ---------------------------------------------------
                                                     August 31, 2005   August 31, 2006   August 31, 2007
                                                     ---------------   ---------------   ---------------
Net sales ........................................     $1,110,000        $1,245,000        $1,375,000
Cost of sales ....................................        920,044         1,026,894         1,136,187
                                                       ----------        ----------        ----------
   Gross profit ..................................        189,956           218,106           238,813

Engineering, selling and administrative expense ..        147,600           151,800           157,000
Amortization of intangible asset .................             --                --                --
                                                       ----------        ----------        ----------
   Operating earnings (loss) .....................         42,356            66,306            81,813

Net financing costs ..............................          8,061             7,253             4,631
Other expense (income), net ......................             --                --                --
                                                       ----------        ----------        ----------
Earnings (loss) before income tax expense ........         34,294            59,053            77,183

Income tax expense (benefit) .....................          7,202            12,401            16,208
                                                       ----------        ----------        ----------
Net earnings (loss) ..............................     $   27,093        $   46,652        $   60,974
                                                       ==========        ==========        ==========
Depreciation expense .............................         42,000            42,000            42,000

EBITDA ...........................................     $   84,356        $  108,306        $  123,813
                                                       ==========        ==========        ==========

4. Condensed Consolidated Projected Cash Flow Statements (Unaudited, dollars in thousands)

                                                            Projected - Fiscal year ending
                                                 ---------------------------------------------------
                                                 August 31, 2002   August 31, 2003   August 31, 2004
                                                 ---------------   ---------------   ---------------
Cash flows from operating activities:
Net income (loss) ............................      $(90,965)         $(13,874)         $  7,904
Cash restructuring ...........................       (24,934)           (4,000)               --
Amortization of financing fees ...............         7,083                --                --
Depreciation and amortization ................        66,021            45,000            42,000
Other, net ...................................          (252)               --                --
Changes in operating assets and liabilities ..
  Working capital ............................         3,126            16,280             5,260
  Other assets ...............................       (16,830)               --                --
  Accrued expenses and other liabilities .....         4,650            (6,688)            2,101
                                                    --------          --------          --------
  Subtotal ...................................       (52,101)           36,717            57,264

Cash flows from investing activities:
Property additions ...........................       (21,874)          (19,000)          (31,000)
Other investing activities ...................        23,364                --                --
                                                    --------          --------          --------
  Subtotal ...................................         1,490           (19,000)          (31,000)

Cash flows from financing activities:
Debt borrowing (repayments), net .............       111,174           (17,717)          (26,264)
Other financing activities ...................       (60,101)               --                --
                                                    --------          --------          --------
  Subtotal ...................................        51,073           (17,717)          (26,264)

Increase (decrease) in cash during period ....      $    462          $     --          $     --
                                                    ========          ========          ========

                                                            Projected - Fiscal year ending
                                                 ---------------------------------------------------
                                                 August 31, 2005   August 31, 2006   August 31, 2007
                                                 ---------------   ---------------   ---------------
Cash flows from operating activities:
Net income (loss) ............................       $ 27,093          $ 46,652          $ 60,974
Cash restructuring ...........................             --                --                --
Amortization of financing fees ...............             --                --                --
Depreciation and amortization ................         42,000            42,000            42,000
Other, net ...................................             --                --                --
Changes in operating assets and liabilities ..
  Working capital ............................         (6,779)           (4,786)           (6,290)
  Other assets ...............................             --                --                --
  Accrued expenses and other liabilities .....             --                --                --
                                                     --------          --------          --------
  Subtotal ...................................         62,313            83,866            96,684

Cash flows from investing activities:
Property additions ...........................        (38,850)          (43,575)          (48,125)
Other investing activities ...................             --                --                --
                                                     --------          --------          --------
  Subtotal ...................................        (38,850)          (43,575)          (48,125)

Cash flows from financing activities:
Debt borrowing (repayments), net .............        (23,463)          (40,291)          (30,410)
Other financing activities ...................             --                --                --
                                                     --------          --------          --------
  Subtotal ...................................        (23,463)          (40,291)          (30,410)

Increase (decrease) in cash during period ....       $     --          $     --          $ 18,149
                                                     ========          ========          ========

5. Operating Assumptions

The projections are based upon management's estimates using a build-up of the operating forecasts of APW's subsidiaries. The following summarizes the underlying assumptions of the consolidated projections.

     a. Projected Statements of Operations

          Sales. Sales are projected to remain relatively flat in fiscal 2003 as compared to 2002. Sales in 2004, 2005, 2006 and 2007, are projected to grow by 16%, 16%, 12% and 10%, respectively. The growth is primarily driven by the customers and end-markets that the Company serves, with the projections only showing fiscal 2007 revenues surpassing sales recorded by the Company in fiscal 2001.

          Gross Margin. Gross margin is projected to improve from 15.8% in 2003 to 17.4% in 2007. This improvement is attributable to certain cost savings that have been and will be realized from restructuring activities the Company has undertaken in fiscal 2001 and continues to take in fiscal 2002.

          Engineering, Selling and Administrative. Engineering, selling and administrative expenses are projected to decrease as a percentage of sales from 16.5% in fiscal 2003 to 11.4% in fiscal 2007. This improvement is attributable to the cost savings expected to be realized from the Company's restructuring initiatives as well as the positive operating leverage achieved on the increasing revenue.

          Interest Expense. Interest expense is associated with borrowings under the New Working Capital Facility and term debt at interest rates of 7.5% and 5.5%, respectively.

          Income Tax. Income tax expense is calculated assuming a 21% effective tax rate for fiscal 2003 and beyond. For the projection period, book tax expense is assumed to equal cash tax expense, with the exception of fiscal 2003 where the Company is in a net operating loss (NOL) position and as such it expects to record a benefit on the losses.

     b. Projected Balance Sheets and Statements of Cash Flows

          Working Capital. Working capital items are projected based on the Company's experience and expectation of the marketplace during the projection period. Working capital trends (working capital as a percentage of sales, days receivable, days payable and inventory turns) are projected to show continuing improvement throughout the projection period.

          Capital Expenditures. Capital expenditures are projected to increase from 2.3% of sales in fiscal 2003 to 3.5% of sales in each of fiscal 2005, 2006 and 2007.

B.   Valuation

     APW requested that CSFB provide APW's board of directors with an estimate of APW's enterprise value after giving effect to the proposed restructuring. For the purposes of CSFB's valuation analysis, enterprise value was defined as the total value of APW and its subsidiaries as a going concern, excluding any non-operating and financial assets. CSFB's valuation analysis and estimate of APW's enterprise value were provided solely for the information of APW's board of directors in connection with its consideration of the restructuring. CSFB advised APW's board of directors that, as of April 30, 2002, CSFB's financial analyses indicated that the estimated enterprise value of APW, after giving effect to the proposed restructuring, which was assumed to be completed on May 31, 2002, was between $225 million and $325 million.

     In connection with performing its valuation analysis, CSFB reviewed the Plan and certain related documents, as well as certain publicly available business and financial information relating to APW. CSFB also reviewed certain other information relating to APW and its subsidiaries, including financial forecasts with respect to the future financial performance of APW and its subsidiaries, after giving effect to the restructuring, prepared and provided to CSFB by APW's management, and met with the management of APW to discuss the business and prospects of APW. APW has advised CSFB that the financial forecasts accompanying the Plan are substantially the same as those reviewed by CSFB in performing its valuation analysis.

     The preparation of a valuation analysis is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, many of which are beyond the control of APW and CSFB. The estimate of a range of enterprise values for APW indicated by CSFB's analysis is not necessarily indicative of the prices at which the common stock or other securities of the Company may be bought or sold after giving effect to the restructuring or predictive of future financial or operating results for APW, which may be significantly more or less favorable than those indicated by CSFB's analysis. CSFB has not independently evaluated the reasonableness of the Company's projections. Because projections, by definition, are forward looking, certain of the financial results projected by the management of APW may differ from the recent historical results of operations for APW and from future actual results of operations. To the extent that the estimate of a range of enterprise values for APW indicated by CSFB's analysis is dependent upon APW achieving APW management's forecast, such estimates are inherently subject to substantial uncertainty.

     CSFB prepared a discounted cash flow analysis of APW's unlevered free cash flows assuming that the financial forecasts for APW prepared and provided to CSFB by APW management were realized in the amounts and at the times indicated therein. CSFB calculated the present value of such unlevered free cash flows by applying to these cash flows a range of terminal-year EBITDA multiples and weighted average cost of capital discount rates. Both the range of terminal-year EBITDA multiples and the estimates of APW's weighted average cost of capital discount rates were selected by CSFB based upon discussions with APW's management regarding certain historical and forecasted financial information and data for APW and a comparison of such financial information and data with similar information and data for publicly held companies in business similar to APW.

     CSFB also compared certain historical financial data for APW and certain projected financial data for APW after giving effect to the restructuring provided to CSFB by APW's management with similar data for publicly held companies in businesses similar to APW. In addition, CSFB compared valuations indicated by recent acquisitions of publicly held companies in businesses similar to APW. The valuations paid in or implied by such acquisitions were analyzed as ratios of various financial and operating data. These ratios were then applied to similar data of the Company to indicate a valuation range.

     In connection with its review, CSFB did not assume any responsibility for independent investigation or verification of any of the information that was provided to or otherwise reviewed by it and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts prepared and provided to CSFB by APW, CSFB was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of APW's management as to the future financial performance of APW after giving effect to the Plan. In addition, CSFB assumed that the restructuring would be completed in accordance with the terms of the Plan without any material amendments, modifications or waivers and also assumed that in the course of obtaining the necessary consents and approvals for the proposed restructuring and related transactions, there would be no delays, modifications or restrictions imposed that would have a material adverse effect on the contemplated benefits of the proposed restructuring. CSFB was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent and otherwise, of APW, and CSFB was not furnished with any such evaluations or appraisals. CSFB's estimate of a range of enterprise value for APW did not address any other aspect of the proposed restructuring or any related transactions or constitute a recommendation to any holder of outstanding securities of APW as to how such security holder should vote or act on any matter relating to the restructuring or any related transaction. In addition, neither CSFB's valuation analysis nor its estimate of a range of enterprise values for APW constituted an opinion as to the fairness to holders of outstanding securities of APW from a financial point of view of the consideration to be received by such security holders pursuant to the restructuring. CSFB's valuation analysis and estimate of a range of enterprise values for APW were based on information available as of April 30, 2002, and financial, economic, market and other conditions as they existed and could be evaluated by CSFB on such date and assumed that the restructuring became effective on May 31, 2002. Although developments subsequent to April 30, 2002 may affect the results of CSFB's analysis, CSFB does not have any obligation to update, revise or reaffirm its analysis or its estimate of a range of enterprise values for APW.

     As discussed above, the reorganization value of a debtor does not necessarily correspond to the anticipated market or trading value of the debtor's securities upon plan effectiveness. Nevertheless, APW believes that a determination of reorganization value is the proper means of valuing the Reorganized Debtors for purposes of confirmation, to the extent that such a valuation is necessary.

     Based on CSFB's valuation analysis and for purposes of this disclosure statement, the projections included herein (including the fresh start accounting adjustments) and the calculations of recoveries hereunder, APW has used the midpoint enterprise valuation of $275 million.

                                      VII.

                      CERTAIN FACTORS AFFECTING THE DEBTORS

A.   Certain Bankruptcy Law Considerations

     1.   Failure to Satisfy Vote Requirement.

     If votes are received in number and amount sufficient to enable a bankruptcy court to confirm the Plan, the Debtors intend to file voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may nevertheless file petitions for relief under chapter 11 of the Bankruptcy Code. In such event, the Debtors may seek to accomplish an alternative restructuring of their capitalization and obligations to creditors and equity holders. There can be no assurance that the terms of any such alternative restructuring would be similar to or as favorable to the Debtors' creditors as those proposed in the Plan.

     2.   Risk of Non-Confirmation of the Plan.

     Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

     3.   Nonconsensual Confirmation.

     In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponent's request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any "insider" in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. See Section IX.B.2 below, entitled "CONFIRMATION OF THE PLAN--Requirements for Confirmation of the Plan--Nonconsensual Confirmation." The Debtors believe that the Plan satisfies these requirements, and pursuant to the Plan, will request such nonconsensual confirmation in accordance with subsection 1129(b) of the Bankruptcy Code in the event class 2 accepts the Plan.

     4.   Risk of Non-Occurrence of the Effective Date.

     Although the Debtors believe that the Effective Date may occur as soon as 11 days after the Confirmation Date, there can be no assurance as to such timing. Moreover, if the conditions precedent to the Effective Date (including the execution and effectiveness of the New Working Capital Facility and New Secured Loan Agreements) have not occurred or been waived by APW and the Senior Lenders on or before the first Business Day that is more than thirty days after the date on which the Court enters an order confirming the Plan, or such later date as is proposed and approved, after notice and a hearing by the Court, then upon motion of the Debtors, the order confirming the Plan may be vacated by the Court, in which event, the Plan would be deemed null and void, and the Debtors may propose and solicit votes on an alternative plan of reorganization that may not be as favorable to parties in interest as the Plan.

     5.   Effect of the Debtors' Chapter 11 Cases on the Debtors' Business.

     The commencement of the contemplated reorganization cases by the Debtors may adversely affect the Debtors' business. The Debtors believe that any such adverse effects may worsen during the pendency of protracted chapter 11 cases.

B.   Factors Relating to Reorganized APW and the Plan Securities

     Any receipt or holding of APW securities (including the APW Common Shares, the APW Warrants, the DIP Facility Warrants, the New Warrants and the New Secured Notes) involves significant and material risk. Such holder of a Claim or Equity Interest should consider carefully the following information about these risks, together with the other information contained or incorporated by reference in this document or any supplement, before you decide to accept APW securities. The factors described below could cause the Company's business, operating results and financial condition to suffer materially and adversely, and the market price of the Company's securities to decline.

Increased competition may result in decreased demand or lower prices for the Company's products and services, and the Company's industry is currently suffering from lower demand.

     The electronic manufacturing services ("EMS") industry is highly competitive. The Company competes against numerous U.S. and foreign EMS providers. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. The trend towards consolidation in the EMS industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors that have significant combined resources with which to compete against the Company. Some of the Company's competitors have substantially greater managerial, manufacturing, financial, systems, sales and marketing resources than the Company. These potential competitors may:

     . benefit from greater name recognition, critical mass and geographic and market presence;

     .    take greater advantage of acquisition opportunities;

     .    position themselves better to compete on price for their products;

     .    respond more quickly to new or emerging technologies;

     .    adapt more quickly to changes in customer requirements; and

     . devote greater resources to the development, promotion and sale of their products.

     The Company may be operating at a cost disadvantage compared to manufacturers who have greater direct buying power from component suppliers, distributors and raw material suppliers or who have lower cost structures than the Company. As a result, some of the Company's competitors may be able to obtain business from the Company's customers. Some of its manufacturing processes are not subject to significant proprietary protection, and companies with greater resources or a greater market presence may enter the Company's market or increase their competition with the Company. Increased competition could result in price reductions, reduced sales, margin pressure or loss of market share.

     The Company is subject to changes in the number of customer orders it receives, which could harm the Company's operating results and cause its quarterly results to vary significantly.

     EMS providers must provide increasingly rapid product turnaround for their customers. The Company generally does not obtain firm, long-term purchase commitments from its customers and the Company continues to experience reduced lead-times in customer orders. Customers may cancel, reduce or delay their orders. Order cancellations, reductions or delays by a significant customer or by a group of customers have and could continue to harm the Company's operating results. The Company's past liquidity problems have caused it to have to escrow certain technology in order to obtain contracts. Furthermore, the Company's customers and potential customers could decide to manufacture in house the products the Company offers. To be successful, the Company must excel in terms of service, product quality and price not only compared to its direct competitors but also compared to the Company's customers' internal manufacturing capabilities.

     On occasion, customers may require rapid increases in production, which can stress the Company's resources and reduce operating margins. Although the Company has manufacturing capacity, the Company may not have sufficient capacity at any given time to meet all of its customers' demands concurrently. In addition, because many of the Company's operating expenses are relatively fixed, a reduction in customer demand can dramatically harm the Company's gross margins and operating results on a short term basis. Customers often expect decreased prices over time.

     In addition, the Company makes significant decisions, including determinations regarding the level of business the Company will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements based on the Company's estimates of customer requirements. The short-term nature of the Company's customers' commitments and the possibility of rapid changes in demand for their products impairs the Company's ability to estimate its future customer requirements accurately. As a consequence of the above factors, many of which are beyond the Company's control, the Company's quarterly results may vary significantly.

The Company depends on certain key personnel, the loss of whom may harm its business.

     The Company's future success depends in large part on the continued service of its key technical and management personnel and the Company's ability to continue to attract and retain qualified employees. The competition for these individuals is intense, and the loss of key employees, generally none of whom is subject to an employment agreement for a specified term, may have a material adverse effect on the Company.

Market demand for the Company's products may decline.

     The demand for the Company's products depends upon the general economic conditions of the markets in which the Company competes. Downward economic cycles have resulted in lower sales, which may reduce the Company's ability to make payments on the obligations or impact the Company's common stock.

The Company's industry concentration may expose us to cyclical fluctuations.

     The Company's business is highly focused in the communications and computing industries, with approximately 68% of net sales for the year ended August 31, 2001 coming from businesses within those industries. The Company believes that serving these industries and responding to their changing needs represent the current best use of the Company's resources, so it is unlikely that the Company's customer base will broaden significantly beyond these industries in the near term. These industry segments are subject to rapid technological change and product obsolescence. To the extent these industries continue to experience weakened demand, the Company's revenues and profitability could suffer.

Because a significant portion of the Company's sales comes from a small number of customers, if the Company loses any of these customers its sales and operating results could decline significantly.

     Sales to the Company's ten largest customers have represented a significant portion of the Company's net sales in recent periods. The Company's ten largest customers accounted for approximately 42% of its net sales for fiscal 2001. The identities of the Company's principal customers have varied from year to year, and the Company's principal customers may not continue to purchase services from the Company at current levels, if at all. Significant reductions in sales to any of these customers or the loss of major customers could seriously harm the Company's business. If the Company is not able to timely replace expired, canceled or reduced customer contracts with new business, its revenues will decrease.

The Company has substantial debt, which could adversely affect the Company's operating flexibility and put the Company at a competitive disadvantage.

     Even after recapitalization, the Company will have a substantial amount of debt which will continue to require significant interest and principal payments. The Company may not generate positive cash flow to support the debt. The Company's level of debt and the limitations imposed on it by the Company's debt agreements could adversely affect the Company's operating flexibility and put the Company at a competitive disadvantage. The Company's substantial level of debt may adversely affect the Company's future performance, because, among other things:

     . the Company may not be able to obtain further debt financing and may have to pay more for financing or sell equity securities which could dilute a holder of a Claim or Equity Interest's ownership interest;

     . the Company may not be able to take advantage of business opportunities;

     . some of the Company's indebtedness bears interest at variable interest rates, making the Company vulnerable to increases in interest rates;

     . the Company may be disadvantaged compared to competitors with less leverage;

     . the terms of the Senior Credit Facilities require that the Company apply certain excess cash flow, as defined, to repay specified indebtedness; and

     .    the Company will be more vulnerable to adverse economic conditions.

     The Company's debt agreements will likely contain a number of significant financial and other restrictive covenants. These covenants could adversely affect the Company by limiting the Company's financial and operating flexibility as well as its ability to plan for and react to market conditions and to meet its capital needs. The Company's failure to comply with these covenants could result in events of default which, if not cured or waived, could result in the Company's being required to repay that indebtedness before its due date, and the Company cannot assure that it would have the financial resources or be able to arrange alternative financing to do so.

The Company's international operations expose it to increased risks.

     Approximately 37% of the Company's net sales for fiscal 2001 were attributable to the Company's subsidiaries outside North America. Because the Company has broad geographic coverage, it has exposure to political and economic risks. Along with the risks associated with rapid growth discussed above, international operations pose special, additional risks, including:

     .    economic or political instability;

     .    foreign exchange rate fluctuations;

     .    difficulties in staffing and managing foreign personnel; and

     .    cultural differences.

     As the Company continues to grow its international presence, these risks may increase. In addition, changes in policies by the U.S. government or foreign governments could negatively affect the Company's operating results due to changes in duties, tariffs, taxes or limitations on currency or fund transfers.

It is unlikely that a public trading market for the APW Common Shares, APW Warrants, New Warrants, and the DIP Facility Warrants (together, the "Plan Securities") will develop in the foreseeable future and the Plan Securities may be illiquid or experience significant price volatility.

     The Debtors cannot assure you that a market will develop for any of the Plan Securities. The Reorganized Debtors do not expect to have any of the Plan Securities listed on a national securities exchange or the NASDAQ Stock Market. Even if such securities are subsequently listed, the Debtors cannot assure you that an active market for such securities will develop or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market that does develop.

     The price of the APW Common Shares may fluctuate significantly in response to a number of events and factors relating to the Company, its competitors and the market for its services, many of which are beyond the Company's control, such as:

     .    the depth and liquidity of the market for APW's stock;

     .    quarterly variations in its operating results;

     .    investor perceptions of the Company and its business;

     . developments generally affecting the EMS industry and the electronics enclosure systems market; and

     .    general economic and industry conditions.

     In addition, the stock market in general, and the market prices for technology companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the market price of the APW's Common Shares, regardless of the Company's operating performance.

The estimated valuation of the Reorganized Debtors and the Plan Securities, and the estimated recoveries to holders of Claims, is not intended to represent the trading values of the Plan Securities.

     The estimated valuation of the Reorganized Debtors used in this Disclosure Statement has been prepared by the Debtors based on commonly accepted valuation analysis and is not intended to represent the trading values of the Reorganized Debtors' securities in public or private markets. The estimated recoveries to class 2 and subclass 8A are based on this theoretical valuation analysis. This valuation analysis is based on numerous assumptions (the realization of many of which is beyond the control of the Reorganized Debtors), including: (a) the Reorganized Debtors' ability to meet the financial projections included with this Disclosure Statement; (b) the Reorganized Debtors' ability to maintain sufficient financial flexibility to fund operations, working capital requirements and capital expenditures; (c) capital and financial market conditions as of the date hereof; and (d) the Reorganized Debtors' ability to attract and retain key managers.

     Even if the Reorganized Debtors successfully implement the business plan and achieve the financial projections included with this Disclosure Statement, the trading market values for the Plan Securities could be adversely impacted by: (a) lack of trading liquidity for such securities; (b) lack of institutional research coverage; and (c) concentrated selling by recipients of the Plan Securities.

Resale of the Plan Securities may be restricted by law and by the Shareholders Agreement.

     The Plan Securities will be distributed under the Plan without registration under the Securities Act or any state securities laws under exemptions from registration contained in Section 4(2) of the Securities Act, with respect to the APW Common Shares, the APW Warrants and the DIP Facility Warrants, and in
section 1145(a) of the Bankruptcy Code. Resales of such securities by holders are likely not to be exempt from the registration requirements under the Securities Act and, accordingly, could be effected only under an effective registration statement or in reliance on another applicable exemption from these registration requirements. See Section V.D.3 above, entitled "THE JOINT PLAN OF REORGANIZATION - Securities Law Matters - Legended Shares and Certificates." In addition, the Shareholders Agreement will impose substantial restrictions on the ability of the holders of APW Common Shares to sell these securities. See
Section V.C.4 above, entitled "THE JOINT PLAN OF REORGANIZATION - Implementation of the Plan - Shareholders Agreement."

The Company may not be able to obtain additional capital on satisfactory terms.

     The Company may not be able to obtain additional capital when it wants or needs it, or capital may not be available on satisfactory terms. If APW issues additional securities, it may be dilutive to a holder of a Claim or Equity Interest's ownership interest in APW. Furthermore, any additional financing and capital may include terms and conditions that could adversely affect the Company's business, such as restrictive financial or operating covenants.

The extent of tax benefits available to APW by virtue of its status as a Bermuda company is uncertain.

     The Company believes that a significant portion of the income derived from its non-U.S. operations will not be subject to tax, either by Bermuda, which currently does not have a corporate income tax, or by the United States or other countries in which it conducts other activities or in which its customers are located. The Company will be subject to a 2.5% income tax in Barbados on certain income. The Company bases these beliefs on:

     . the anticipated nature and conduct of the Company's business, which may change; and

     . the Company's understanding of its position under the tax laws of the various countries in which it has assets or conducts activities, which position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effects.

     The Company cannot predict the amount of tax to which it may become subject and cannot be certain that any of these factors would not have a material adverse effect on its business, financial condition and results of operations. The Company's shareholders might also become subject to special tax rules applicable to foreign companies.

Currency exchange rate fluctuations may lead to decreases in the Company's financial results.

     To the extent that the Company incurs costs in one currency and makes its sales in another its profit margins may be affected by changes in the exchange rates between the two currencies, primarily as a result of currency translation. Most of the Company's sales have historically been made in U.S. dollars and in European currencies. The Company generally tries to match the currencies of its sales with those of its expenses. Volatility in currency exchange rates may generate losses which could have a material adverse effect on the Company's financial condition or results of operations.

Provisions of the Company's charter documents and aspects of Bermuda law could be disadvantageous to shareholders.

     The Company's charter documents and Bye-laws contain anti-takeover provisions that could have the effect of delaying or preventing changes in control that a shareholder may consider favorable. These provisions include:

     .    provisions under the Company's rights agreement;

     . provisions establishing a classified board of directors with three-year staggered terms and removal only for cause;

     . voting cutbacks if owning over twenty percent (20%) of the common stock;

     . provisions allowing the Company's board of directors the ability to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without shareholder approval; and

     . provisions establishing supermajority voting requirements to approve extraordinary transactions or to amend the Company's charter documents, including the requirement of board of director approval to amend its Bye-laws.

     Other provisions in the Company's charter documents or aspects of Bermuda law that could be disadvantageous to shareholders include:

     . shareholders may not be able to obtain jurisdiction over the Company outside Bermuda, so some remedies, such as class action lawsuits under United States federal law, might not be available to the Company's shareholders; and

     . the right to bring a derivative action in the name of a company for a wrong to the company committed by present or former directors of the company is generally more limited under Bermuda law than under U.S. law.

     Unless such charter documents and Bye-laws are amended in accordance with their terms, such provisions may remain in place after the restructuring contemplated by the Plan has been consummated.

Environmental laws and regulations may result in additional costs.

     The Company has been identified by environmental regulators as a potentially responsible party regarding remediation of several multi-party waste sites and is subject to other environmental requirements. Liability as a responsible party is strict and under certain circumstances the party could be held liable for all clean-up costs at a contaminated site. The Company believes that it is at most a minor participant in multi-party sites, and that any environmental liability which the Company may incur for known matters and environmental compliance will not have a material effect on the Company's financial position. Nevertheless, the Company cannot guarantee that its costs relating to such matters will not be greater than it currently expects or that additional remediation and compliance obligations that require the Company to make material expenditures will not arise.

The Company may not be able to obtain necessary raw materials or components on a timely basis or at all.

     The Company relies on a limited number of suppliers for certain components used in the assembly process. In many cases, the Company does not have any long-term supply agreements. Shortages of materials and components have occurred from time to time and could occur in the future. Raw materials or component shortages could interrupt manufacturing, disrupt schedules and production or result in shipping delays or increased prices, any of which could adversely affect the Company's ability to manufacture products for its customers on a timely basis or at acceptable cost. Moreover, the consolidation trend in the Company's suppliers' industry results in changes in supply relationships and in the price, availability and quality of components and raw materials. Due to the Company's utilization of certain just-in-time inventory techniques, the timely availability of many components is dependent on the Company's ability to both develop accurate forecasts of customer requirements and manage the materials supply chain. If the Company fails to do either, its operating results will suffer.

C.   Certain Tax Matters

     For a summary of certain federal income tax consequences of the Plan to the Debtors and to current and future equity holders of APW, see Section XII below, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN."

D.   Pending Litigation or Demands Asserting Prepetition Liability

     Based on the Company's most recent Quarterly Report filed with the Securities and Exchange Commission for the period ending February 28, 2002, the Company, as well as one current and one former executive, have been sued in three actions which are pending in the United States District Court for the Eastern District of Wisconsin in connection with alleged violations of Federal securities laws which preceded a drop in the price of its common stock ending on March 20, 2001. The first of these suits which is captioned Stewart Norman Hicks
v. APW Ltd., et al., was filed on December 10, 2001. The subsequently filed suits are captioned Robert Betz v. APW Ltd., et al., and Market Street Securities v. APW Ltd., et al. The complaints for all three suits allege violations of the Federal securities laws and seek certification of a plaintiff class consisting of all purchasers of the Company's common stock between September 26, 2002 and March 20, 2001, inclusive. The complaint does not quantify the damages. The Company has not yet been served with the complaints but understands that the respective plaintiffs intend to seek consolidation of the suits. At this time, the Company cannot evaluate the merits of these claims.

                                      VIII.

                             HOW TO VOTE ON THE PLAN

A.   Voting Deadline

     IT IS IMPORTANT THAT THE HOLDERS OF CLAIMS IN CLASS 2 AND CLASS 5 EXERCISE THEIR RIGHTS TO VOTE TO ACCEPT OR REJECT THE PLAN.

     All known holders of claims in class 2 and class 5 as of the May 3, 2002 Record Date entitled to vote on the Plan have been sent a ballot together with this Disclosure Statement. Such holders should read the ballot carefully and follow the instructions contained therein. Please use only the ballot that accompanies this Disclosure Statement.

     The Debtors have engaged Innisfree M&A Incorporated as their Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan.

     FOR YOUR VOTE TO COUNT, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE OF 5:00 P.M., EASTERN TIME, ON MAY 14, 2002.

     IF A BALLOT IS DAMAGED OR LOST, OR FOR ADDITIONAL COPIES OF THIS DISCLOSURE STATEMENT, YOU MAY CONTACT THE DEBTORS' VOTING AGENT, INNISFREE M&A INCORPORATED. ANY BALLOT WHICH IS EXECUTED AND RETURNED BUT WHICH (a) DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR (b) INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN, WILL NOT BE COUNTED. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES,

YOU MAY CONTACT THE VOTING AGENT AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:

          INNISFREE M&A INCORPORATED
          501 MADISON AVENUE, 20TH FLOOR
          NEW YORK, NY  10022
          (877) 750-2689 (TOLL-FREE)
          (212) 446-3605 (FACSIMILE)

B.   Holders of Claims Entitled to Vote

     The claims in the following classes are impaired under the Plan and entitled to receive a distribution; consequently, each holder of such claim, as of the May 3, 2002 Record Date established by the Debtors for purposes of this solicitation, may vote to accept or reject the Plan:

     Class 2 -- Senior Credit Facilities Secured Claims

     Class 5 -- General Unsecured Claims

C.   Vote Required for Acceptance by a Class

     The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class which cast ballots for acceptance or rejection of the plan. Thus, acceptance by a class of claims occurs only if at least two-thirds in dollar amount and a majority in number of the holders of claims voting cast their ballots in favor of acceptance.

     The Debtors understand that the Senior Lenders hold at least 66 2/3% in amount and a majority in number of class 2 claims and believe that such Senior Lenders will vote to accept the Plan.

D.   Voting Procedures

     1.   Holders of Class 2 Senior Credit Facilities Secured Claims.

     Holders of claims in class 2 should vote the aggregate secured amount due and owing by the Debtors as of the May 3, 2002 Record Date under the Senior Credit Facilities.

     If a ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing, and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of their authority to so act.

     All claims in a class that are voted by a Senior Lender must be voted either to accept or to reject the Plan and may not be split by the Senior Lender within such class. Unless otherwise ordered by the Court, ballots which are signed, dated, and timely received, but on which (a) a vote to accept or reject the Plan has not been indicated or (b) a vote to accept and a vote to reject the Plan have both been indicated, will not be counted. The Debtors, in their discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the ballots.

     Except as provided below, unless the ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such ballot, the Debtors may, in their sole discretion, reject such ballot as invalid, and therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Court.

     In the event of a dispute with respect to a claim, any vote to accept or reject the Plan cast with respect to such claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

     2.   Holders of Class 5 General Unsecured Claims.

     The Debtors have selected May 3, 2002 as the Record Date for purposes of determining the amount owed to individual holders of class 5 claims FOR VOTING PURPOSES ONLY. Each holder of a claim in class 5 should vote the undisputed amount of its claim that is actually due and owing by the Debtors on the Record Date. The Debtors reserve the right to adjust the amount of any claim voted to comport with the obligations as reflected on their books and records as of the Record Date. Any holder of a General Unsecured Claim that is, as of the Record Date, contingent, unliquidated, or disputed, (a) as reflected in the Debtors' books and records or (b) in respect of any executory contract or unexpired lease to be rejected pursuant to the Plan, should vote such claim, which has been temporarily allowed for voting purposes in the amount of $1.00. THESE CLAIM AMOUNTS WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

     If a ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing, and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of their authority to so act.

     All claims in a class that are voted by a holder must be voted either to accept or to reject the Plan and may not be split by the holder within such class. Unless otherwise ordered by the Court, ballots which are signed, dated, and timely received, but on which (a) a vote to accept or reject the Plan has not been indicated or (b) a vote to accept and a vote to reject the Plan have both been indicated, will not be counted. The Debtors, in their discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the ballots or master ballots.

     Except as provided below, unless the ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such ballot, the Debtors may, in their sole discretion, reject such ballot as invalid, and therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Court.

     In the event of a dispute with respect to a claim, any vote to accept or reject the Plan cast with respect to such claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

     3.   Withdrawal of Ballot.

     Any voter who has delivered a valid ballot may withdraw its vote by delivering a written notice of withdrawal to the Voting Agent before the Voting Deadline. To be valid, the notice of withdrawal must (a) describe the claim to which it relates, (b) be signed by the party who signed the ballot to be revoked, and (c) be received by the Voting Agent before the Voting Deadline. The Debtors may contest the validity of any withdrawals.

     Any holder who has delivered a valid ballot may change its vote by delivering to the Voting Agent a properly completed subsequent ballot so as to be received before the Voting Deadline. In the case where more than one timely, properly completed ballot is received voting the same claim, only the ballot that bears the latest date will be counted.

                                       IX.

                            CONFIRMATION OF THE PLAN

A.   Confirmation Hearing

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. As promptly as practicable after the commencement by the Debtors of their Reorganization Cases, the Debtors will request the Court schedule a Confirmation Hearing. Notice of the Confirmation Hearing will be provided to all known creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objectant, the nature and amount of claims or interests held or asserted by the objectant against the Debtors' estates or property, and the basis for the objection and the specific grounds therefor, and must be filed with the Court, with a copy to Chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, Attorneys for APW Ltd. et al., 767 Fifth Avenue, New York, New York 10153, Attention: Richard
P. Krasnow, Esq., (ii) The United States Trustee for the district in which the Reorganization Cases are then pending, (iii) Mayer, Brown, Rowe and Maw, Attorneys for Bank of America, National Association, as Administrative Agent, 190 South LaSalle Street, Chicago, Illinois 60603-3441, Attention: Thomas S. Kiriakos, Esq., and (iv) the attorneys for any statutory committee of unsecured creditors that may be appointed in the Debtors' Reorganization Cases, so as to be received no later than the date and time designated in the notice of the Confirmation Hearing. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

     UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE COURT.

B.   Requirements for Confirmation of the Plan

     1.   Consensual Confirmation.

     a. General Requirements. At the Confirmation Hearing, the Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied:

          (1) The Plan complies with the applicable provisions of the Bankruptcy Code.

          (2) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

          (3) The Plan has been proposed in good faith and not by any means proscribed by law.

          (4) Any payment made or promised by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

          (5) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Debtors, an Affiliate of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the

     Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors, and the nature of any compensation for such insider.

          (6) With respect to each class of claims or equity interests, each holder of an impaired claim or impaired equity interest either has accepted the Plan or will receive or retain under the Plan on account of such holder's claim or equity interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. See discussion of "Best Interests Test," in Section IX.B.1.b. below, entitled "CONFIRMATION OF THE PLAN--Requirements for Confirmation of the Plan-- Consensual Confirmation--Best Interests Test."

          (7) Except to the extent the Plan meets the "Nonconsensual Confirmation" standards discussed in subsection 2 below, each class of claims or equity interests has either accepted the Plan or is not impaired under the Plan.

          (8) Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that administrative expenses and priority claims other than priority tax claims will be paid in full on the Effective Date and that holders of priority tax claims will receive on account of such claims deferred cash payments, over a period not exceeding six years after the date of assessment of such claims, of a value, as of the Effective Date, equal to the allowed amount of such claims with interest from the Effective Date.

          (9) At least one class of impaired claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a claim in such class.

          (10) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See discussion of "Feasibility," in
     Section IX.B.1.c. below, entitled "CONFIRMATION OF THE PLAN--Requirements for Confirmation of the Plan--Consensual Confirmation--Feasibility."

     The Debtors believe that each of the foregoing elements will be satisfied.

     b.   Best Interests Test.

     As described above, the Bankruptcy Code requires that each holder of a claim or equity interest in an impaired class either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

     The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of chapter 7 liquidation cases. The total amount available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the chapter 7 cases. The next step is to reduce that total by the amount of any claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation. Finally, the present value of that amount (taking into account the time necessary to accomplish the liquidation) is allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below) and can then be compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.

     The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during a chapter 11 case and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed. In addition, claims would arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtors both prior to, and during the pendency of, the chapter 11 cases. The foregoing types of claims, costs, expenses, and fees and such other claims which may arise in a liquidation case or result from a pending chapter 11 case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims.

     In applying the "best interests test," it is possible that claims and equity interests in the chapter 7 case may not be classified according to the seniority of such claims and equity interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 unsecured claims which have the same rights upon liquidation would be treated as one class for purposes of determining the potential distribution of the liquidation proceeds resulting from the Debtors' chapter 7 cases. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the claim held by each creditor. Therefore, creditors who are or claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. Section 510 of the Bankruptcy Code specifies that such contractual subordination provisions are enforceable in a chapter 7 liquidation case.

     The Debtors believe that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full with interest. Consequently, the Debtors believe that in a liquidation, holders of any unsecured debt of APW or APW Common Shares would receive no distributions of property and holders of Senior Credit Facility Secured Claims and General Unsecured Claims would receive less than their anticipated recovery under the Plan.

Vero
----

     Vero's primary asset consists of a 1996 lease, as amended in 1998, of a facility located in Wallingford, Connecticut, which was subleased in 2000 to a non-affiliated third party. The rent receivable under the sublease is less than the rent payable by Vero under the lease. Vero believes that the rent receivable under the sublease is reflective of the market value of the premises. Thus, the prime lease represents an "over market" lease and has no market value. Accordingly, Vero believes that in a chapter 7 liquidation, there would be no proceeds available for distribution to any of its creditors. The Plan, therefore, provides each creditor and equity holder with a recovery that is not less that it would receive pursuant to a liquidation of Vero under chapter 7 of the Bankruptcy Code.

APW
---

     APW's primary assets consist of equity holdings and investments in, and "receivables" due from, certain of its affiliates. As discussed in Section VI entitled "PROJECTIONS AND VALUATION," APW believes that the enterprise value of the Reorganized APW, which takes into account the operating and financial performance of APW direct and indirect subsidiaries, approximates $275 million. That amount is substantially less than the approximately $685 million owed to the Senior Lenders, whose claims are guaranteed by substantially all of APW's direct and indirect subsidiaries and are secured by all or substantially all of APW's and the guarantors' respective assets (other than receivables).

     A substantial portion of the proceeds of the DIP Facility will be used to finance the operations of its direct and indirect subsidiaries. A liquidation of APW would result in a breach and termination of the DIP Facility. APW believes that, given the integrated nature of their operations, it is unlikely that such subsidiaries would be able to independently obtain financing from other sources. Accordingly, it is likely that a liquidation of APW would precipitate liquidation proceedings under the Bankruptcy Code with respect to domestic subsidiaries and the insolvency laws of the foreign jurisdictions governing the remaining subsidiaries. After consideration of those effects that a chapter 7 liquidation of APW would have, and taking into account (i) the erosion of values in the context of the expeditious disposition of assets that likely will be associated with the liquidations of such subsidiaries, (ii) the guaranty of the Secured Lenders' claims by substantially all of APW's direct and indirect subsidiaries, and (iii) the liens that the Secured Lenders have on assets of such subsidiaries, and without giving any consideration to the costs and expenses of the liquidations of the subsidiaries and the priorities that may be afforded to certain categories of claims against the subsidiaries under the Bankruptcy Code and the foreign insolvency laws, APW has concluded that it is unlikely that it would receive any net liquidation proceeds from the sale of assets of its direct and indirect subsidiaries. Although it is likely that, concurrently with a chapter 7 case, APW would also be subject to a winding up liquidation proceeding in Bermuda, the pendency of the Bermuda proceeding should not affect that outcome. Accordingly, APW has determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the APW under chapter 7 of the Bankruptcy Code.

     The following liquidation analysis is an estimate of the proceeds that may be generated as a result of a hypothetical liquidation of the assets. The analysis is based upon a number of significant assumptions which are described. The liquidation analysis does not purport to be a valuation of the Debtors' assets or the assets of its affiliates and is not necessarily indicative of the values that may be realized in an actual liquidation.

                                    APW LTD.

      CONSOLIDATED LIQUIDATION ANALYSIS OF DIRECT AND INDIRECT SUBSIDIARIES

                                                                     3/31/02
                                                                      Actual                   Estimated
                                                                  (before fresh   Estimated   Liquidation
                                                                      start)      Recovery     Proceeds
                                                                  -------------   ---------   -----------
                                                                           Dollars in Thousands
PROCEEDS FROM LIQUIDATION:
Cash & Equivalents ............................................     $  9,787         100%      $   9,787
Accounts Receivable ...........................................      101,034          80%         81,025
Inventories ...................................................      104,295          18%         18,371
Prepaid Expenses ..............................................       18,160           0%             --
Net Property, Plant & Equipment ...............................      218,230          38%         82,081
Other Assets (includes goodwill and intangible assets of
   approximately $305 million) ................................      349,244           0%             --
                                                                                               ---------
Total Proceeds from the Liquidation of Assets .................                                  191,265
   Less: Secured Claims .......................................                                 (685,000)
                                                                                               ---------
                                                                                                (493,735)

Net Proceeds from the Liquidation of Assets Available to APW...                                       -0-

Notes to Liquidation Analysis

     (1) Consolidated Liquidation Analysis. Consistent with the integrated nature of APW's business and operations, the APW has prepared a hypothetical liquidation analysis of the assets of its direct and indirect subsidiaries on a consolidated basis. Such presentation, however, is not an admission or concession that the liquidation of such subsidiaries, many of which are foreign, would be substantively consolidated with an APW chapter 7 case.

     (2) Cash and Cash Equivalents. Cash consists of all cash in banks or operating accounts and all highly liquid investments with original maturities of 90 days or less are considered to be cash equivalents.

     (3) Accounts Receivable. The recovery of accounts receivable is based on APW's estimate of collection and the effect of the liquidation on the ability to collect outstanding receivables. The accounts receivable balance does not include receivables sold to an unaffiliated third party under the Securitization.

     (4) Inventories. The estimated recovery of inventory is the anticipated orderly liquidation proceeds based on an analysis that was performed by a third party. The valuation performed by the third party included analysis of greater that 90% of the net inventory balance as of March 31, 2002. The remaining 10% of inventory was valued extrapolating the percentage of orderly liquidation value to net book value derived from that analysis performed to the remaining inventory balance.

     (5) Prepaid Expenses. Prepaid expenses consist primarily of miscellaneous prepaid expenses such as rent, insurance, and deposits. The liquidation value of these prepaid expenses is assumed to be zero and assumes that vendors and landlords offset the prepaid amounts against the amounts payable to the applicable subsidiary.

     (6) Net Property, Plant and Equipment. Property, Plant and Equipment includes owned land, buildings, machinery and equipment, and leasehold improvements related primarily to existing manufacturing locations. APW engaged a third party to perform a liquidation analysis of the property, plant and equipment of the fixed assets of the majority of its subsidiaries. The third party provided a liquidation analysis that covered 81% of net property, plant and equipment (excluding amounts attributable to purchase accounting fair value adjustments) as of February 28, 2002. Based on the value conclusions of such analysis, the same percentage of orderly liquidation value to net book value was applied to the remaining assets to arrive at the estimated sales proceeds. The overall recovery is net of the costs incurred to liquidate the assets. The estimated liquidation values could vary dramatically from the amounts that might be recovered in an actual liquidations.

     (7) Other Assets. Other Assets are comprised primarily of goodwill, intangible assets and deferred financing costs. These assets are assumed to have no value in a liquidation. Although the liquidation of the APW trade name and other intangible assets may have value in liquidation, no liquidation proceeds were assumed from the sale of goodwill or other intangible assets due to the uncertainty of realizable value.

     c. Feasibility. The Bankruptcy Code requires that confirmation of a Plan is not likely to be followed by the liquidation or the need for further financial reorganization of a Debtor unless so provided by the Plan. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared the projections contained in Section VI above, entitled "PROJECTIONS AND VALUATION." These projections are based upon the assumption that the Plan will be confirmed by the Court, and for projection purposes, the Effective Date of the Plan and its substantial consummation will take place as of July 15, 2002. The projections include unaudited pro-forma balance sheets, balance sheets, income statements, and cash flow statements reflecting reorganization adjustments from 2001 through 2004. Based upon the projections, the Debtors believe they will be able to make all payments required to be made pursuant to the Plan.

     2.   Nonconsensual Confirmation.

     The Court may confirm the Plan over the dissent of any impaired class if all of the requirements for consensual confirmation under subsection 1129(a) of the Bankruptcy Code, as discussed above, are met and if the following requirements of subsection 1129(b) of the Bankruptcy Code are satisfied as well:

     a. Acceptance

     Classes 2, 5, 7 and subclass 8A are impaired under the Plan. Because class 7 and subclass 8A are deemed to reject the Plan, and are not entitled to vote, acceptance of the Plan by either class 2 or class 5 is necessary to confirm the Plan. Class 2 or class 5 will have accepted the Plan if the holders of at least two-thirds in dollar amount and a majority in number of the claims in such classes actually voting on the Plan vote in favor of the Plan (provided such holders have not been designated pursuant to section 1126(e) of the Bankruptcy Code as entities whose acceptances or rejections of the Plan were not in good faith, or were not solicited in good faith or in accordance with the provisions of the Bankruptcy Code). Class 8C is impaired and will not receive distributions under the Plan. The Debtors are not soliciting their consents to the Plan and class 8C is deemed to reject the Plan. The Debtors understand that Senior Lenders holding at least 66 2/3% in amount and a majority in number of the class 2 claims will vote to accept the Plan.

     In addition to acceptance of the Plan by either class 2 or class 5 (or both), and because class 7 and subclass 8A are deemed to reject the Plan, in order for the Plan to be confirmed, the "no unfair discrimination" and "fair and equitable" tests, described below, must be satisfied as to any such class that rejects the Plan.

     b. No Unfair Discrimination / Fair and Equitable Tests

     In the event class 2 accepts the Plan, the Debtors intend to seek confirmation of the Plan notwithstanding the nonacceptance of class 5, class 7 and/or subclass 8A. To obtain such confirmation, the Debtors must demonstrate to the Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting impaired classes. Thus, should class 5 vote to reject the Plan, the Plan must "not discriminate unfairly" and be "fair and equitable" to class 5 as well as to class 7 and subclass 8A (which are deemed to reject the Plan).

     A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or equity interests. If appropriate, the Debtors will show at the Confirmation Hearing that the Plan does not discriminate unfairly.

     The Bankruptcy Code establishes different "fair and equitable" tests for unsecured claims and equity interests, as follows:

     (1) Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its Allowed Claims or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan, subject to the applicability of the "new value" exception.

     (2) Equity Interests. Either (i) each equity interest holder will receive or retain under the plan property of a value, as of the effective date of the plan, equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock or (b) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive any property under the plan on account of such interests.

     To the extent that they have valid claims, holders of Securities Litigation Claims in class 7 will receive the proceeds of APW's directors' and officers' liability insurance policy and are deemed to reject the Plan. For this reason, the Plan must be "fair and equitable" with respect to holders of claims in class
7. Pursuant to section 510(b) of the Bankruptcy Code, class 7 claims are subordinated and given the same priority as common stock. There are no holders of interests junior in priority to the interests of class 7 holders. Accordingly, the Debtors believe that the Plan satisfies the fair and equitable test as to class 7.

     Equity interests in subclass 8A will retain their existing equity interests and receive distributions of New Warrants and are deemed to reject the Plan. For this reason, the Plan also must be "fair and equitable" with respect to the holders of interests in subclass 8A. There are no holders of interests junior in priority to the interests of subclass 8A holders. Accordingly, the Debtors believe that the Plan satisfies the fair and equitable test as to subclass 8A.

     The Debtors have requested that the Plan be confirmed if class 2 and class 5 vote to accept the Plan, notwithstanding the nonacceptance by any other class. If appropriate, the Debtors will show at the Confirmation Hearing that the Plan provides recoveries to the holders of Allowed Claims that satisfy the requirements of section 1129(b) of the Bankruptcy Code.

C.   Effectiveness of the Plan

     1.   Conditions Precedent to Confirmation.

     The Plan will not be confirmed unless and until the following conditions have been satisfied in full or waived by APW and the Senior Lenders:

     a. The Confirmation Order will be in form and substance reasonably satisfactory to the Debtors and the Majority Lenders; and

     b. a commitment letter or an agreement for the New Working Capital Facility will be in full force and effect and will not have expired or otherwise terminated.

     2.   Conditions Precedent to Effectiveness.

     The Effective Date will not occur and the Plan will not become effective unless and until the following conditions have been satisfied in full or waived by the Debtors:

     a. The Confirmation Order will have been entered and no stay or injunction shall be in effect;

     b. The New Secured Loan Agreement, the New Working Capital Facility, the documents that relate to the DIP Facility Warrants, the APW Warrants, the Shareholders Agreement and the New Warrants, each in form and substance reasonably satisfactory to the Debtors and the Majority Lenders, which shall be consistent with the provisions hereof and will have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of the Plan and will have become effective; and

     c. The Intercreditor Agreement will have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of the Plan, will have become effective.

     3.   Waiver of Conditions.

     The Debtors, with the consent of the holders of at least 66 2/3% in amountof the total of the Senior Credit Facilities Deficiency Claims and the Senior Credit Facilities Secured Claims (which consent shall not be reasonably withheld), may waive, by a writing signed by an authorized representative of each of the Debtors and subsequently filed with the Bankruptcy Court, one or more conditions precedent to confirmation of the Plan or the occurrence of the Effective Date set forth in Section IV.A or IV.B, respectively, of the Plan. Upon the waiver of any conditions to the Effective Date set forth in Section IV.B of the Plan, and subject to the satisfaction in full of each of the remaining conditions set forth in such Section, the Plan shall become effective in accordance with its terms without notice to third parties or any other formal action.

     4.   Effect of Failure of Conditions.

     If each of the conditions to effectiveness and the occurrence of the Effective Date has not been satisfied or waived as provided in Section IV.C of the Plan on or before the first Business Day that is more than 60 days after the date on which the Court enters a Confirmation Order, or by such later date as is proposed by APW and approved after notice and an opportunity for a hearing by the Court, then upon motion by the Debtors made before the time that each of the conditions has been satisfied or waived, the Confirmation Order may be vacated by the Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to consummation is either satisfied or waived by the Debtors before the Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this paragraph, the Plan shall be null and void in all respects and nothing contained in the Plan shall (i) constitute a waiver or release of any claims against or equity interests in any of the Debtors or (ii) prejudice in any manner the rights of the holder of any claim or equity interest in any of the Debtors.

     5.   Effect of Confirmation.

     Except as otherwise expressly provided in the Plan or in the order confirming the Plan, the rights afforded in the Plan and the treatment of all creditors and equity interest holders thereunder will be in complete satisfaction, discharge, and release of all claims and equity interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against the Debtors, their estates, their assets, and their properties and interests in property. Except as otherwise provided in the Plan, on the Effective Date, all such claims against and equity interests in the Debtors will be deemed satisfied, discharged, and released in full. All entities will be precluded from asserting against the Debtors, their successors, or their assets or properties, any other or further claims or equity interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

     As of the Effective Date, all persons and entities will be permanently enjoined and precluded from asserting against the Debtors, Reorganized Debtors, and their respective assets and properties, any other claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Upon confirmation of the Plan, its provisions will bind the Debtors and their creditors and equity interest holders, whether or not they have filed proofs of claims or equity interests, have accepted the Plan, or are entitled to receive distributions thereunder.

                                       X.

                              FINANCIAL INFORMATION

A.   General

     The audited consolidated balance sheets for the fiscal year ended August 31, 2001 and the related consolidated statements of operations, statements of senior redeemable preferred stock and shareholders' equity (deficit), and cash flows for each of the three years ended August 31, 2001, August 31, 2000 and August 31, 1999, of the APW are contained in Item 8 "Financial Statements and Supplementary Data" in the Annual Report on Form 10-K, a copy of which is annexed as Exhibit 2 to this Disclosure Statement, and the full text of which is incorporated herein by reference. This financial information is provided to permit the holders of claims and equity interests to better understand the Debtors' historical business performance and the impact of the chapter 11 cases on the Debtors' businesses. The Debtors will be required to file monthly operating reports with the Court. Such financial information will be on file with the Bankruptcy Court and publicly available for review.

B.   Selected Financial Data

     See Item 6 "Selected Historical Financial Data" set forth in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

C. Management's Discussion and Analysis of Financial Condition and Results of Operations

     For a detailed discussion by management of the Debtors' financial condition, recent results of operations, liquidity, and capital resources, see
Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

D.   Recent Performance

     See the Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2001, annexed as Exhibit 3 to this Disclosure Statement and the Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2002, annexed as
Exhibit 4 to this Disclosure Statement.

                                       XI.

                          ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

     If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization.

A.   Liquidation Under Chapter 7

     If no plan can be confirmed, the Debtors' chapter 11 cases may be converted to a case (or cases) under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of claims and equity interests and the Debtors' liquidation analysis are set forth in Section IX.B.1.b. above, entitled "CONFIRMATION OF THE PLAN--Requirements for Confirmation of the Plan--Consensual Confirmation--Best Interests Test." The Debtors believe that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of (a) the likelihood that the assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time, (b) additional administrative expenses involved in the appointment of a trustee, and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations, and (ii) no distributions being made to holders of unsecured debt and existing common stock.

B.   Alternative Plan of Reorganization

     If the Plan is not confirmed, the Debtors (or if the Debtors' exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of their assets. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtors believe that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors and equity interest holders than the Plan because of the greater return provided by the Plan.

                                      XII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion summarizes certain income tax consequences of the implementation of the Plan to APW and its subsidiaries and certain holders of equity interests and claims. The following summary does not address the income tax consequences to holders whose secured or priority claims are entitled to reinstatement or payment in full in cash under the Plan (e.g., holders of priority non-tax claims and Other Secured Claims), General Unsecured Claims which receive distributions solely in cash, Affiliate claims or the Senior Credit Facilities Secured Claims (other than with respect to the holding of APW Common Shares).

     The following U.S. federal income tax consequences are based on the Internal Revenue Code of 1986, as amended ("Tax Code"), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

     The income tax consequences of the Plan are complex and are subject to significant uncertainties. APW has not requested a ruling from the IRS (or other taxing authorities) or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS (or other taxing authorities) will adopt. In addition, this summary is not intended to be an all-inclusive address of federal and foreign tax consequences and does not address state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

     ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.   Consequences to APW

     For U.S. federal and U.K. income tax purposes, APW's direct and indirect U.S. subsidiaries and branches and U.K. subsidiaries have significant net operating loss ("NOL") carryforwards as of August 31, 2001, and expect to incur additional losses prior to the Effective Date. See Exhibit 2, Note 11 (Income Taxes). The amount of such NOL carryforwards and other losses, and the extent to which they are available to offset income of such U.S. subsidiaries and branches and U.K. subsidiaries for past and future taxable years, is subject to adjustment by the applicable taxing authority. In addition, APW's U.S. subsidiaries and branches have substantial tax basis in their assets. As discussed below, certain tax attributes, such as NOLs and tax basis, may be subject to limitations as the result of implementation of the Plan.

     1.   Cancellation of Debt.

     For U.S. tax purposes, a debtor in a bankruptcy case must reduce its tax attributes - such as its NOL carryforwards and current year NOLs, tax credits, and tax basis in its assets - by any cancellation of indebtedness ("COD"). However, there will be no COD for any of APW's U.S. subsidiaries or branches. As such, APW's U.S. subsidiaries and branches will not be subject to any attribute reduction or COD income.

     However, APW will recognize COD income for Barbados income tax purposes. The amount of COD income will be equal to the amount of indebtedness cancelled and discharged for Barbados income tax purposes less the value of the new APW shares issued in exchange for the COD. The COD income will be subject to the tax rates applicable to International Business Companies ("IBCs"), beginning at 2 1/2% and reducing to 1%.

     In conjunction with the implementation of the Plan, certain U.K. subsidiaries of APW may recognize COD income for U.K. tax purposes. However, any recognized COD income would first be reduced by any current year U.K. NOL's, as well as existing U.K. NOL carryforwards, with any remaining COD income subject to tax at 30%.

     2.   Limitations on NOL Carryforwards and Other Tax Attributes - U.S.

     Following the implementation of the Plan, any U.S. NOLs (and carryforwards thereof) and certain other tax attributes of APW's U.S. subsidiaries and branches allocable to periods prior to the Effective Date will be subject to the limitations imposed by Section 382 of the Tax Code.

     Under Section 382 of the Tax Code, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income generally will be subject to an annual limitation. Similarly, such limitation also may apply to losses or deductions which are "built-in" (i.e., economically realized but unrecognized) as of the Effective Date that are subsequently recognized within a five year period from the Effective Date.

     In general, the amount of the annual limitation to which a corporation (or a consolidated group) that undergoes an ownership change would be subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the parent corporation) immediately before the ownership change (with certain adjustments, including in the case of a foreign corporation, adjustments to take into account only items treated as connected with the conduct of a trade or business in the United States) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (5.01% for ownership changes occurring in April 2002). For a corporation (or consolidated group) that is a debtor in a U.S. bankruptcy or similar case that undergoes the ownership change pursuant to a confirmed plan of that corporation, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply. However, if APW's U.S. subsidiaries and branches do not continue their historic business or use a significant portion of their assets in a new business within two years after the ownership change, the annual limitation would be zero.

     As stated above, Section 382 of the Tax Code also can operate to limit built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or branch) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and all items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as a pre-change loss and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a net unrealized built-in gain on the change date, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual limitation. In general, a loss corporation's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is anticipated that APW Ltd.'s U.S. corporations and branches will be in a net unrealized built-in loss position on the Effective Date.

     Although an exception to the foregoing annual limitation rules generally applies where so-called "old and cold" creditors of a debtor in a U.S. bankruptcy or similar case receive at least 50% of the vote and value of the stock of the reorganized debtor pursuant to a confirmed bankruptcy plan, APW has not determined whether the ownership changes that will occur pursuant to the Plan will qualify for this exception or whether such exception be availed of if the transaction were to so qualify. In any event, such exception would only be available to companies that are debtors in a U.S. bankruptcy or similar case.

     3.   Alternative Minimum Tax - U.S.

     In general, an alternative minimum tax ("AMT") is imposed on a U.S. corporation's (or branch's) alternative minimum taxable income at a 20% tax rate to the extent such tax exceeds the corporation's

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regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards. However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

     In addition, if a U.S. corporation (or branch) undergoes an "ownership change" within the meaning of Section 382 of the Tax Code and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's (or branch's) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. This rule applies in the case of U.S. consolidated groups as well. The application of this provision is unaffected by whether the corporation (or consolidated group) otherwise qualifies for the special bankruptcy exception to the annual limitation rules of Section 382 of the Tax Code discussed in the preceding section.

     Any AMT that a U.S. corporation (or branch) pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

     4.   Limitation on NOL Carryforwards - U.K.

     For U.K. income tax purposes, trading losses which have not been utilized by offset to current or previous income can generally be carried forward indefinitely to offset future income from the same trade(s) of business. However, where there is deemed to be a "change in ownership," the ability to utilize the NOL carryforwards is generally lost if either the scale of activities was negligible before the ownership change and a substantial increase in the trade occurred after the ownership change, or within three years of the ownership change (before or after) there is a major change in the nature or conduct of the trade.

     Based upon the definition of a change in ownership for U.K. tax purposes, APW does not believe that its U.K. subsidiaries will be deemed to have an ownership change. In addition, APW's U.K. subsidiaries' NOLs have been generated from non-negligible activities and APW does not believe there has been a major change in the trade activities during the past three years nor does it anticipate such a change within the next three years. As such, APW's U.K. subsidiaries' NOLs should not be negatively impacted by the Plan (except to the extent noted in item 1. above, regarding the cancellation of indebtedness) and any existing NOLs on the date of the change in ownership should be available to carryforward indefinitely to offset future U.K. taxable income.

B.   Consequences to Current and Future Equity Holders of APW

     1. Foreign Personal Holding Company, Personal Holding Company and Controlled Foreign Corporation Rules.

     Special U.S. federal income tax rules apply to a holder in a "foreign personal holding company" (a "FPHC") and to a foreign corporation that is a "personal holding company" (a "PHC"). A foreign corporation will not constitute a FPHC or a PHC unless five or fewer individuals own (actually or constructively) more than 50% of the voting power or the value of its shares. APW believes that it will not be a FPHC or PHC for any taxable year.

     Special U.S. federal income tax rules also apply to certain holders of a foreign corporation classified as a "controlled foreign corporation" ("CFC"). A foreign corporation will not constitute a CFC unless U.S. shareholders, each owning (actually or constructively) more than 10% of its voting power ("10% U.S. shareholder"), collectively own more than 50% of the total combined voting power or total value of the corporation's stock. If on the last day of the year, a 10% U.S. shareholder is treated as owning CFC stock and the foreign corporation has been a CFC for an uninterrupted period of at least 30 days during the taxable year, that U.S. shareholder will generally be required to include in income the sum of the

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shareholder's pro rata share of "subpart F" income (i.e., passive investment income and income generated by dealings with related parties) plus any earnings of the CFC invested in U.S. property. These rules are generally intended to discourage U.S. taxpayers from using foreign corporations to defer U.S. taxes by accumulating certain types of income in foreign companies located in low tax jurisdictions. Based on the knowledge of the current shareholdings, APW believes that it is currently not a CFC; however, based upon the anticipated make-up of the shareholders of APW upon completion of the Plan, APW believes it could become a CFC. If APW should determine in the future that it is a CFC, it will endeavor so to notify U.S. shareholders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. shareholders should consult their own tax advisors about the CFC rules.

     2.   Passive Foreign Investment Company Rules.

     A foreign corporation will constitute a "passive foreign investment company" (a "PFIC") under the Tax Code with respect to a taxable year if 75% or more of its gross income is passive income or 50% or more of its average assets (generally by value) held during the taxable year consists of passive assets. Based on its current operations, APW believes that it is not a PFIC.

     In addition, APW believes that it should not be a PFIC in any taxable year including and following the year of the completion of the Plan. However, the tests for determining PFIC status are applied annually, and it is difficult to predict accurately future income and assets relevant to this determination. Accordingly, APW cannot assure a U.S. shareholder that APW will not become a PFIC. If APW should determine in the future that it is a PFIC, it will endeavor so to notify U.S. shareholders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. shareholders should consult their own tax advisers about the PFIC rules, including various elections that are available.

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                                      XIII.

                                   CONCLUSION

     The Debtors believe the Plan is in the best interests of all creditors and urge the holders of impaired claims in classes 2 and 5 to vote to accept the Plan and to evidence such acceptance by returning their ballots so they will be received by the Debtors' voting agent not later than 5:00 p.m. (Eastern Time) on May 14, 2002.

Dated:   Waukesha, Wisconsin
         May 3, 2002

                                 APW, Ltd.


                                 By:  /s/ Richard G. Sim
                                      ------------------------------------------
                                 Name:  Richard G. Sim
                                 Title: President and Chief Executive Officer


                                 Vero Electronics, Inc.


                                 By:  /s/ Susan M. Hrobar
                                      ------------------------------------------
                                 Name:  Susan M. Hrobar
                                 Title: President

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